UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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ABITIBIBOWATER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montréal, Québec

Canada H3B 5H2

April 28, 2008

Dear Stockholders of AbitibiBowater Inc. and Holders of AbitibiBowater Canada Inc. Exchangeable Shares:

We cordially invite you to attend the Annual Meeting of Stockholders of AbitibiBowater Inc., which will be held on Thursday, June 5, 2008, at 11:00 a.m. (local time), at the Marriott Château Champlain, Salons Cartier B-C, 1 Place du Canada, Montréal, Québec, Canada H3B 4C9. The items of business to be considered and voted upon at the Annual Meeting are set out in the accompanying Notice of Annual Meeting and Proxy Statement.

During the meeting, I will review highlights of the past year and report on AbitibiBowater’s business operations. Afterwards, you will have an opportunity to meet, listen to and ask questions of a number of our directors and officers.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy card (or voting instruction form, if you hold exchangeable shares) promptly in the envelope provided to make certain that your shares will be represented at the Annual Meeting. Information on how you may vote your shares appears in the Proxy Statement and on the enclosed proxy card or voting instruction form. Your shares cannot be voted unless you grant your proxy (or provide voting instructions) or attend the Annual Meeting in person.

AbitibiBowater’s Annual Report for 2007 is included in this package, and we urge you to read it carefully.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

John W. Weaver

Executive Chairman

ABITIBIBOWATER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

The 2008 Annual Meeting of the Stockholders of AbitibiBowater Inc. will be held on Thursday, June 5, 2008, at 11:00 a.m. (local time), at the Marriott Château Champlain, Salons Cartier B-C, 1 Place du Canada, Montréal, Québec, Canada H3B 4C9, for the purpose of voting on the following matters:

1.	The election of four Class I directors, each for a term of three years;

2.	A proposal to approve AbitibiBowater’s 2008 Equity Incentive Plan;

3.	A proposal to approve an increase in the number of authorized shares of AbitibiBowater’s common stock to 150,000,000;

4.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as AbitibiBowater’s independent registered public accounting firm for the 2008 fiscal year; and

5.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

This document is being provided to holders of AbitibiBowater Inc. common stock and holders of AbitibiBowater Canada Inc. exchangeable shares who were holders of record on April 18, 2008, the record date for the Annual Meeting. Holders of both AbitibiBowater Inc. common stock and AbitibiBowater Canada Inc. exchangeable shares on the record date are entitled to vote at the Annual Meeting. A list of such holders will be available, upon request, from May 25, 2008 through June 5, 2008 from AbitibiBowater’s legal department and at the Annual Meeting.

By Order of the Board of Directors

John W. Weaver

Executive Chairman

April 28, 2008 Montréal, Québec, Canada

ABITIBIBOWATER INC.

PROXY STATEMENT

GENERAL INFORMATION

The Annual Meeting of Stockholders of AbitibiBowater Inc. (“AbitibiBowater” or the “Company”) will be held on Thursday, June 5, 2008, at 11:00 a.m. (local time), at the Marriott Château Champlain, Salons Cartier B-C, 1 Place du Canada, Montréal, Québec, Canada H3B 4C9. At the Annual Meeting, stockholders will consider and vote upon four proposals. Information with respect to each proposal is set forth below and elsewhere in this document.

This is AbitibiBowater’s first proxy statement and annual meeting of stockholders since the combination (the “Combination”) of Abitibi-Consolidated Inc. (“Abitibi”) and Bowater Incorporated (“Bowater”) on October 29, 2007. AbitibiBowater is deemed to be the successor to Bowater for purposes of U.S. securities laws and regulations governing financial reporting, and therefore certain information included in this Proxy Statement pertaining to periods prior to the Combination reflects the business of Bowater only, unless otherwise indicated.

Unless otherwise indicated, the information contained herein is given as of April 28, 2008, and all dollar amounts are expressed in U.S. dollars.

Who May Vote at the Annual Meeting

These proxy materials are provided to the holders of AbitibiBowater’s common stock (“Common Stock”) and the holders of exchangeable shares (“Exchangeable Shares”) issued by AbitibiBowater’s subsidiary, AbitibiBowater Canada Inc., in each case who were holders of record on April 18, 2008 (the “Record Date”). Holders of record of Common Stock on the Record Date and CIBC Mellon Trust Company (the “Trustee”), as holder of one share of special voting stock (the “Special Voting Stock”) issued in connection with the issuance of the Exchangeable Shares, are entitled to vote at the Annual Meeting. The Trustee will vote this share of Special Voting Stock under the provisions of an Amended and Restated Voting and Exchange Trust Agreement governing the Exchangeable Shares. Under this Agreement, each holder of Exchangeable Shares, other than AbitibiBowater and its affiliates, is entitled to instruct the Trustee how to vote at AbitibiBowater stockholder meetings. The Trustee will cast votes equal to the number of outstanding Exchangeable Shares not owned by AbitibiBowater and its affiliates and as to which the Trustee has timely received voting instructions from the holders of Exchangeable Shares.

The holders of Common Stock and the Trustee (acting for the holders of Exchangeable Shares) will vote together as a single class on all matters. On the Record Date, 53,153,535 shares of Common Stock and 4,420,663 Exchangeable Shares (other than Exchangeable Shares held by AbitibiBowater and its affiliates) were outstanding.

A list of stockholders and holders of Exchangeable Shares entitled to vote or give voting instructions at the Annual Meeting will be available, upon request, from May 25, 2008 through June 5, 2008 from AbitibiBowater’s legal department and at the Annual Meeting.

Proposals to be Voted on At the Annual Meeting

At the Annual Meeting, stockholders will vote upon the following matters:

1.	The election of four Class I directors, each for a term of three years;

2.	A proposal to approve AbitibiBowater’s 2008 Equity Incentive Plan;

3.	A proposal to approve an increase in the number of authorized shares of Common Stock to 150,000,000; and

4.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as AbitibiBowater’s independent registered public accounting firm for the 2008 fiscal year.

The Board of Directors of AbitibiBowater (the “Board”) unanimously recommends that you vote FOR each proposal. Please see the information included in this Proxy Statement relating to each item being submitted to a stockholder vote at the meeting.

Other than the items of business described in this Proxy Statement, the Company is not aware of any other matters that will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named as proxyholders and the Trustee will vote on such matters in their discretion.

Who is Soliciting Your Proxy

The management of AbitibiBowater is soliciting your proxy. Solicitation of proxies will be primarily by mail, supplemented by telephone or other contact by employees of AbitibiBowater (who will receive no additional compensation for such solicitation). AbitibiBowater has retained the services of Morrow & Co., LLC for the solicitation of proxies in the United States and Canada. Morrow’s services are estimated to cost $7,500, plus expenses.

Voting and Proxy Procedures

Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting. A holder of Exchangeable Shares (other than AbitibiBowater and its affiliates) is entitled to give instructions to the Trustee for votes equal to the number of Exchangeable Shares held on the Record Date by that holder.

Proxy cards are enclosed for registered holders of Common Stock and voting instruction forms are enclosed for registered holders of Exchangeable Shares. Signing the enclosed proxy card or voting instruction form will not affect a stockholder’s right to attend the Annual Meeting. Shares of Common Stock represented by proxies on the accompanying proxy card and Exchangeable Shares in respect of which a voting instruction form has been duly completed, signed and provided to the Trustee will be voted in accordance with the holder’s instructions.

If no contrary instruction is indicated, shares will be voted:

1.	For the election of the four nominees named below to serve as Class I directors for the three-year term indicated;

2.	To approve AbitibiBowater’s 2008 Equity Incentive Plan;

3.	To approve an increase in the number of authorized shares of Common Stock to 150,000,000;

4.	To ratify the appointment of PwC as AbitibiBowater’s independent registered public accounting firm for the 2008 fiscal year; and

5.	At the discretion of the proxy holders and the Trustee, on any other business that may properly come before the Annual Meeting and any adjournment.

Should any nominee named for the office of director become unable or unwilling to accept nomination or election, the proxy holders and the Trustee intend to vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board. AbitibiBowater has no reason to believe that any of the four nominees will be unable or unwilling to serve if elected to office.

If your shares of Common Stock are registered directly in your name through Mellon Investor Services, LLC., the Company’s transfer agent, you are a “common stockholder of record.” If your shares of Common Stock are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder. Similarly, if your Exchangeable Shares are registered directly in your name with CIBC Mellon Trust Company, the Trustee for the Exchangeable Shares, you are a registered holder of Exchangeable Shares. If your Exchangeable Shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a non-registered holder or beneficial owner of Exchangeable Shares.

Subject to the limitations described below, you may vote by proxy or provide your voting instructions:

•	by completing and signing each proxy card or voting instruction form provided to you and returning it to the address provided on the proxy card or voting instruction form;

•	over the telephone by calling a toll-free number provided on the enclosed proxy card; or

•	electronically through the internet as described on the enclosed proxy card or voting instruction form.

When voting for the election of director nominees, you may (a) vote for all of the director nominees as a group, (b) withhold your vote from all director nominees as a group or (c) vote for all of the director nominees as a group, except for those nominees whose names you specify. When voting for any other item to be voted on at the Annual Meeting, you may vote “for” or “against” the item or you may “abstain” from voting.

Voting by proxy card or voting instruction form. Each common stockholder of record and each registered holder of Exchangeable Shares may vote by using the proxy card or voting instruction form provided to him or her. When you return a proxy card or voting instruction form that is properly signed and completed, the shares of Common Stock or Exchangeable Shares represented by that card or form will be voted as specified by you. Beneficial owners or street name holders of Common Stock and Exchangeable Shares may vote by using a voting instruction card or form that they should receive from their brokers or other nominees.

Voting by telephone or through the Internet. If you are a common stockholder of record or a registered holder of Exchangeable Shares, you may also vote by proxy or provide voting instructions using either telephone or Internet voting. Please see the proxy card or voting instruction form provided to you for instructions on how to access the telephone and Internet voting systems. If your shares are held in street name for your account or you are a beneficial owner of Exchangeable Shares, your broker or other nominee will advise you whether you may vote by telephone or through the Internet. A number of banks and brokerage firms participate in programs that permit stockholders to direct their votes by telephone or through the Internet. If your shares are held by such a bank or brokerage firm, you may direct the vote of these shares by telephone or Internet by following the instructions on the voting instruction form accompanying this proxy statement.

Revocation of Proxies and Instructions

Any common stockholder of record or a registered holder of Exchangeable Shares giving a proxy or voting instruction to the Trustee has the right to revoke it by presenting written notice of revocation to AbitibiBowater’s Secretary at any time before the proxy is voted or the voting instruction is cast, or by executing and delivering to AbitibiBowater a later-dated proxy (or a later-dated voting instruction form to the Trustee) at any time before the earlier proxy is voted (or the earlier voting instruction is cast), or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, revoke a proxy or voting instruction). No notice of revocation or later-dated proxy or voting instruction will be effective until received by AbitibiBowater’s Secretary (or the Trustee in respect of the Exchangeable Shares) or prior to the Annual Meeting. Additional instructions regarding the revocation of voting instructions are included in the Notice to Exchangeable Shareholders that is being provided to holders of Exchangeable Shares.

Quorum and Vote Requirements for Approval

Holders of shares representing one-third of the voting power entitled to vote at the Annual Meeting, present in person or by proxy, are necessary to constitute a quorum. The vote requirements for approval of the four proposals are as follows:

1.	Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

2.	The 2008 Equity Incentive Plan must be approved by an affirmative vote of holders of a majority of the voting power attached to shares voting on the matter at the Annual Meeting.

3.	The increase in the number of authorized shares of Common Stock must be approved by the affirmative vote of the holders of not less than 75% of the voting power attached to all outstanding voting shares of the Company.

4.	The appointment of AbitibiBowater’s independent registered public accounting firm is ratified by an affirmative vote of holders of a majority of the voting power attached to shares voting on the matter at the Annual Meeting.

In the election of directors, votes may be cast for, or votes may be withheld from, each nominee. Abstentions with respect to each of the other three proposals will be counted for quorum purposes but will not be counted as votes cast. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present for quorum purposes but does not vote on a proposal. For purposes of the vote on Proposals 1, 2 and 4, abstentions (or withhold votes) or broker non-votes will have no effect upon the outcome of the vote. For purposes of the vote on Proposal 3, abstentions or broker non-votes will have the same effect as votes against the proposal.

Voting Shares Beneficially Held in Street Name

Your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon and if you do not give them specific instructions, your shares may not be voted on those matters but your shares will be considered as present and entitled to vote with respect to those matters and counted for purposes of a quorum. If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Please note that because the New York Stock Exchange (the “NYSE”) rules currently view uncontested director elections, an increase in authorized shares and the ratification of independent public accounting firms as routine matters, your broker is permitted to vote on such proposals as presented in this Proxy Statement if it does not receive instructions from you.

Questions

If you have questions about the information contained in this Proxy Statement or require assistance in completing your proxy card or voting instruction form, you may contact Morrow & Co., LLC, the Company’s proxy solicitation agent, for service in English. For service in French, please contact Filena DeGiosa, AbitibiBowater’s Investor Relations Coordinator, at 514-394-3637 or filena.degiosa@abitibibowater.com.

Important

Please promptly vote and grant your proxy or provide voting instructions by following the instructions on your proxy card or voting instruction form. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Composition of the Board of Directors

The Board is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class I directors expires in 2008, and the successors elected at the Annual Meeting will serve for a term of three years. The terms of the Class II and Class III directors expire in 2009 and 2010, respectively.

Pursuant to the terms of the Company’s Amended and Restated By-Laws (the “By-Laws”), until the 2010 annual meeting of stockholders (which is the third annual meeting following the completion of the Combination), unless otherwise determined by the affirmative vote of directors consisting of at least two-thirds of the total number of directors or, if required by the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), at least 75% of the Continuing Directors (as defined in the Certificate of Incorporation) (as applicable, a “Required Majority Vote”), the following terms will apply with respect to the Board:

•	The total number of directors will be 14, with at least 11 independent directors plus the Executive Chairman and the President and Chief Executive Officer.

•

So long as the Executive Chairman is not an independent director, one Abitibi Director (as defined in the By-Laws) selected by a majority of the Abitibi Directors, and one Bowater Director (as defined in the By-Laws) selected by a majority of the Bowater Directors, will serve as Co-Lead Directors. The Co-Lead Directors will co-chair any meeting of the independent directors in executive session.

•

Any vacancy created by the removal of an Abitibi Director will be filled with a designee approved by the majority vote of the remaining Abitibi Directors, and any vacancy created by the removal of a Bowater Director will be filled with a designee approved by majority vote of the remaining Bowater Directors.

On April 14, 2008, the Board accepted the resignations of two directors, Hans P. Black and Bruce W. Van Saun, and appointed two new directors, Anthony F. Griffiths and Paul Rivett. Mr. Griffiths and Mr. Rivett were nominated by Fairfax Financial Holdings Limited (“Fairfax”) pursuant to the terms of the convertible note purchase agreement dated as of March 24, 2008, between the Company and Fairfax. Their appointment to the Board was approved by a Required Majority Vote of the Board. Mr. Griffiths was appointed as a Class II director to serve for the remainder of the full term expiring at the 2009 annual meeting, and Mr. Rivett was appointed as a Class III director to serve for the remainder of the full term expiring at the 2010 annual meeting.

Information on Nominees and Directors

Directors are elected by a plurality of the total voting power of the Common Stock and the Special Voting Stock (representing the Exchangeable Shares) present in person or represented by proxy and entitled to vote at the Annual Meeting, voting together as a single class. In the election of directors, votes may be cast for, or votes may be withheld from, each nominee.

Nominees for Directors to be Elected at the 2008 Annual Meeting of Stockholders (Class I)

William E. Davis Age: 66 Director since 2007 Equity-based ownership (excluding stock options): 1,851 shares 5,352 deferred share units (“DSUs”)*	Mr. Davis served as a director of Abitibi-Consolidated Inc. from 2003 to October 2007. From 2002 to 2003, he served as Chairman of National Grid USA and as an executive director of National Grid (UK). From 1993 to 2002, he served as Chairman of the Board and Chief Executive Officer of Niagara Mohawk Power Corporation. He currently serves as Chairman and Chief Executive Officer of the Metropolitan Development Foundation of Central New York. He also serves as a director of Consol Energy Inc.

Ruth R. Harkin Age: 62 Director since 2007 Equity-based ownership (excluding stock options): 8,230 DSUs*	Ms. Harkin served as a director of Bowater Incorporated from 2005 to October 2007. Ms. Harkin served as Senior Vice President, International Affairs and Government Relations, of United Technologies International from 1997 to 2005. From 1993 to 1997, she served as President and Chief Executive Officer of the Overseas Private Investment Corporation. Since 2002, she has served as a director of ConocoPhillips. Ms. Harkin is also a member of the Iowa Board of Regents.

Lise Lachapelle Age: 58 Director since 2007 Equity-based ownership (excluding stock options): 250 shares 6,842 DSUs*	Mrs. Lachapelle served as a director of Abitibi-Consolidated Inc. from 2002 to October 2007. She currently serves as a director of Industrial Alliance, Insurance and Financial Services Inc. Mrs. Lachapelle is also a director of Russel Metals Inc., Innergex Power Trust, BNP-Paribas (Canada) and Mirabaud Canada Inc. She is also a director of Export Development Canada, the export financing arm of the Canadian government.

John A. Rolls Age: 67 Director since 2007 Equity-based ownership (excluding stock options): 27,416 DSUs*	Mr. Rolls served as a director of Bowater Incorporated from 1990 to October 2007. Mr. Rolls served as President and Chief Executive Officer of Thermion Systems International, an aerospace and industrial heating systems company from 1996 to 2007. He was President and Chief Executive Officer of Deutsche Bank North America, an international banking company, from 1992 to 1996. Mr. Rolls is also a director of MBIA Inc., Thermion Systems International and FuelCell Energy, Inc. and a Managing Partner of Core Capital Group, LLC.

The Board unanimously recommends a vote FOR the election of the four Class I nominees to be elected at the 2008 Annual Meeting.

Directors Whose Terms End at the 2009 Annual Meeting of Stockholders (Class II)

Jacques Bougie, O.C. Age: 60 Director since 2007 Equity-based ownership (excluding stock options): 2,504 shares 12,612 DSUs*	Mr. Bougie served as a director of Abitibi-Consolidated Inc. from 2004 to October 2007. He currently serves as a director of Nova Chemicals Inc. and McCain Foods Ltd. From 1993 to 2001, he served as President and Chief Executive Officer of Alcan Inc.

Anthony F. Griffiths Age: 77 Director since 2008	Mr. Griffiths was appointed to the Board effective April 15, 2008. He is a member of the board of directors of Fairfax Financial Holdings and is its Lead Director. Mr. Griffiths is currently an independent business consultant and corporate director. He is a director of Northbridge, Crum & Forster and OdysseyRe. He is also the Chairman of Russel Metals Inc. and Novadaq Technologies Inc. and a director of Vitran Corporation Inc., PreMD Inc. and Jaguar Mining Inc. Mr. Griffiths serves on the Audit Committees of Northbridge, Crum & Forster, OdysseyRe, Novadaq, Jaguar and PreMD. Mr. Griffiths was the Chairman of Mitel Corporation, a telecommunications company, from 1987 to 1993, and from 1991 to 1993, he assumed the positions of President and Chief Executive Officer in addition to that of Chairman. Mr. Griffiths is a member of Fairfax’s Audit Committee, the Chair of its Compensation and Governance and Nominating Committees.

Gary J. Lukassen Age: 64 Director since 2007 Equity-based ownership (excluding stock options): 1,037 shares 6,286 DSUs*	Mr. Lukassen served as a director of Abitibi-Consolidated Inc. from 2002 to October 2007. He currently serves as a director of The North West Company Inc. From 1989 to 2001, he served as Executive Vice-President and Chief Financial Officer of Hudson Bay’s Company.

David J. Paterson Age: 53 Director since 2007 Equity-based ownership (excluding stock options): 30,602 shares 134,336 RSUs	Mr. Paterson is the President and Chief Executive Officer of AbitibiBowater Inc. Mr. Paterson served as Chairman, President and Chief Executive Officer of Bowater Incorporated from January 2007 to October 2007 and President and Chief Executive Officer of Bowater Incorporated from May 2006 to October 2007. Mr. Paterson was Executive Vice President of Georgia-Pacific Corporation, in charge of its Building Products Division from 2003 to 2006. At various times from 2000 to 2006, Mr. Paterson has been responsible for Georgia-Pacific’s Pulp and Paperboard Division, Paper and Bleached Board Division, and Communication Papers Division. Mr. Paterson joined Georgia-Pacific in 1987.

Togo D. West, Jr. Age: 65 Director since 2007 Equity-based ownership (excluding stock options): 11,373 DSUs*	Mr. West served as a director of Bowater Incorporated from 2002 to October 2007. Mr. West has served as Chairman of TLI Leadership Group since May 2006. He has also served as a director of Bristol-Myers Squibb Company since 2008. From December 2004 to May 2006, he served as President and Chief Executive Officer of the Joint Center for Political and Economic Studies. From 2000 until 2004, he was Of Counsel to Covington & Burling, a law firm headquartered in Washington, D.C. From 1998 until 2000, he served as Secretary of Veterans Affairs in the Clinton Administration. From 1993 until 1998, he was Secretary of the Army, a period during which he also served as Chairman of the Panama Canal Commission. Mr. West is also a director of Krispy Kreme Doughnuts, Inc. and Mitretek Systems.

Directors Whose Terms End at the 2010 Annual Meeting of Stockholders (Class III)

John Q. Anderson Age: 56 Director since 2007 Equity-based ownership (excluding stock options): 7,527 DSUs*	Mr. Anderson served as a director of Abitibi-Consolidated Inc. from 2006 to October 2007. Mr. Anderson is currently the Chairman and Chief Executive Officer of Big Wheel Partners, Inc. He is a member of the Board of Trustees of North American Electric Reliability Corporation. He also serves as a director of Panther Expedited Services, Inc., Gemini Traffic Sales, Inc. and as Chairman of the Board of Roadlink USA, Inc.

Richard B. Evans Age: 60 Director since 2007 Equity-based ownership (excluding stock options): 1,040 shares 14,635 DSUs*	Mr. Evans served as a director of Bowater Incorporated from 2003 to October 2007. He is currently Executive Director of Rio Tinto PLC and Rio Tinto Ltd. From March 2006 to October 2007, Mr. Evans served as President and Chief Executive Officer of Alcan Inc., the parent company of an international group involved in many aspects of the aluminum and packaging industries. From October 2005 to March 2006, he was Chief Operating Officer of Alcan Inc. and from 1997 to October 2005, he held several executive positions for Alcan Inc., including: Executive Vice President, Aluminium Fabrication, Europe; Executive Vice President, Fabricated Products, North America; and President of Alcan Aluminium Corporation. Mr. Evan is also the Chairman of the International Aluminium Institute.

Gordon D. Giffin Age: 58 Director since 2007 Equity-based ownership (excluding stock options): 14,191 DSUs*	Mr. Giffin served as a director of Bowater Incorporated from 2003 until October 2007. Mr. Giffin is currently co-chair of the Public Policy and Regulatory Affairs practice for the law firm McKenna Long & Aldridge LLP. Mr. Giffin served as U.S. Ambassador to Canada from August 1997 to April 2001. He currently serves on the boards of Canadian Imperial Bank of Commerce, Canadian National Railway Company, Canadian Natural Resources Limited, Ontario Energy Savings Corp. and TransAlta Corporation. He is also a member of the Board of Trustees of the Jimmy Carter Presidential Library.

Paul Rivett Age: 40 Director since 2008	Mr. Rivett was appointed to the Board effective April 15, 2008. From 2004, Mr. Rivett has served as Vice President and Chief Legal Officer of Fairfax Financial Holdings. He also serves as Vice President and Chief Operating Officer of Hamblin Watsa Investment Counsel Ltd. Prior to 2004, Mr. Rivett was an attorney at Shearman & Sterling LLP in Toronto, Canada.

John W. Weaver Age: 62 Director since 2007 Equity-based ownership (excluding stock options): 7,742 shares 9,521 DSUs 124,753 RSUs	Mr. Weaver is the Executive Chairman of AbitibiBowater Inc. Mr. Weaver served as President and Chief Executive Officer of Abitibi-Consolidated Inc. from 1999 to October 2007. Mr. Weaver held a number of senior executive positions in operations and sales prior to being appointed President and Chief Executive Officer of Abitibi-Consolidated Inc. He has over 30 years of experience in the forest products industry. Mr. Weaver is a member of the Abitibi-Consolidated Inc. board of directors, the chair of both the Forest Products Association of Canada (FPAC) and FPInnovations and a director of the U.S. Endowment for Forestry and Communities.

*	Including 5,352 DSUs issued pursuant to AbitibiBowater’s 2008 Equity Incentive Plan, which is subject to stockholder approval.

Corporate Governance

AbitibiBowater believes that good corporate governance is critical to ensuring stockholder value. Eleven of AbitibiBowater’s 14 directors are independent, and AbitibiBowater’s Audit Committee, Human Resources and Compensation Committee, and Nominating and Governance Committee are comprised exclusively of independent directors. Some of the more significant aspects of AbitibiBowater’s corporate governance, which complies with the standards established by the SEC and the NYSE, include the following:

Director Independence

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A majority of AbitibiBowater’s directors are “independent” as defined by the NYSE’s listing standards, and AbitibiBowater’s Corporate Governance Principles require that all directors, except for the Executive Chairman and the President and Chief Executive Officer and, at the discretion of the Board, up to one additional director, be Independent Directors (as defined in the Corporate Governance Principles).

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AbitibiBowater’s independent directors (namely, all directors except for Messrs. Weaver, Paterson and Rivett) intend to hold formal executive sessions at every Board meeting without the presence of non-independent directors or executive officers. Either Mr. Bougie or Mr. Rolls, as Co-Lead Directors, preside at these meetings.

The Board has determined that directors Anderson, Bougie, Davis, Evans, Giffin, Griffiths, Harkin, Lachapelle, Lukassen, Rolls, and West (11 out of the Company’s 14 directors) are “independent directors” as defined in the listing standards of the NYSE. As part of this determination, which included consideration of the relationships described under “Related Party Transactions” below, the Board determined that none of these directors has a material relationship with AbitibiBowater. AbitibiBowater’s Corporate Governance Principles include the Board’s determination that the following categories of relationships are not material and will not impair a director’s independence:

•

ownership of less than five percent of the equity of, or being a director of, another company that does business with AbitibiBowater where the annual sales to, or purchases from, AbitibiBowater are less than 5% of the annual revenues of either company;

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ownership of less than five percent of the equity of, or being an executive officer or director of, an unaffiliated company that is indebted to AbitibiBowater or to which AbitibiBowater is indebted, where the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; and

•

serving as an officer, director or trustee of a charitable organization, where AbitibiBowater’s charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts, or $20,000 per year, whichever is less, and excluding AbitibiBowater’s match of charitable contributions by employees, officers and directors.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are available at AbitibiBowater’s website (http://www.abitibibowater.com) or upon request from the Company’s legal department. The purpose of the Corporate Governance Principles is to provide a structure within which the Board and management can pursue AbitibiBowater’s objectives for the benefit of its stockholders and supervise the management of the Company.

The Corporate Governance Principles outline the Board’s responsibilities and the interplay among the Board and its committees in furthering AbitibiBowater’s overall objectives. The Corporate Governance Principles note the Board’s role in advising management on significant issues facing AbitibiBowater and in reviewing and approving significant actions by the Company. In addition, the Corporate Governance Principles highlight the principal roles of certain of the Board’s committees, including:

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the selection and evaluation of senior executive officers (including the Executive Chairman and the President and Chief Executive Officer) by the Board, the Nominating and Governance Committee and the Human Resources and Compensation Committee, including succession planning;

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the administration of executive compensation and director compensation by the Human Resources and Compensation Committee, with reliance on the Nominating and Governance Committee’s assessment of executive performance and final approval by the Board;

•	the selection and oversight of independent auditors and oversight of public financial reporting by the Audit Committee; and

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the evaluation of candidates for Board membership and the oversight of the structure and practices of the Board, the committees and corporate governance matters in general by the Nominating and Governance Committee, including annual assessment of Board and committee effectiveness.

AbitibiBowater’s Corporate Governance Principles also include, among other things:

•	general qualifications for Board membership, including independence requirements (with, among other things, the categorical standards for Board determinations of independence);

•	director responsibilities, including Board and stockholder meeting attendance and advance review of meeting materials;

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Co-Lead Director responsibilities, including presiding over executive sessions of the Board and facilitating information flow and communication between the directors and the Executive Chairman and President and Chief Executive Officer;

•	provisions for director access to management and independent advisors and for director orientation and continuing education; and

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an outline of management’s responsibilities, including production of financial reports and disclosures, implementation and monitoring of internal control and disclosure control and procedures, development, presentation and implementation of strategic plans, and setting a strong ethical “tone at the top.”

Codes of Conduct

AbitibiBowater has adopted a Code of Business Conduct that applies to all employees of AbitibiBowater, its subsidiaries and their divisions, including AbitibiBowater’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer, and the Controller as the principal accounting officer. The Board has a separate Board of Directors Code of Conduct, which contains provisions specifically applicable to directors. The Code of Business Conduct and the Board of Directors Code of Conduct are available on AbitibiBowater’s website (http://www.abitibibowater.com) or upon request from the Company’s legal department. AbitibiBowater will disclose amendments to its Code of Business Conduct or its Board of Directors Code of Conduct and any waivers of their provisions with respect to its Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and Controller on its website within four business days following the date of the amendment or waiver.

Board and Committee Meetings

AbitibiBowater expects its directors to attend regularly Board meetings, meetings held by committees on which the directors sit and annual and special meetings of AbitibiBowater’s stockholders. The Board met three times during 2007 following the Combination. Prior to the Combination, the Bowater board of directors met 13 times in 2007. Directors are expected to regularly attend annual and special meetings of the Company’s stockholders.

Board Committees

•	The charters of the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee comport with the NYSE’s listing standards.

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The Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee are composed solely of independent directors as defined by the NYSE’s listing standards.

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The charters for AbitibiBowater’s Audit Committee, Human Resources and Compensation Committee, and Nominating and Governance Committee are available at AbitibiBowater’s website (http://www.abitibibowater.com) or upon request from the Company’s legal department.

Committee Membership

The following table sets forth the membership of the standing committees of the Board (with chairmanships indicated by underline):

Director	Audit	Environmental Health and Safety	Human Resources and Compensation	Nominating and Governance
John Q. Anderson		X	X
Jacques Bougie			X	X
William E. Davis			X	X
Richard B. Evans			X	X
Gordon D. Giffin	X	X
Ruth R. Harkin			X	X
Lise Lachapelle	X	X
Gary J. Lukassen	X	X
David J. Paterson
John A. Rolls	X			X
John W. Weaver
Togo D. West, Jr.		X	X

Audit Committee

The purposes and responsibilities of the Audit Committee include:

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monitoring the integrity of AbitibiBowater’s financial reporting process and systems of internal control, including reviewing AbitibiBowater’s accounting policies, internal auditing procedures, earnings press releases, quarterly financial statements and the scope and results of AbitibiBowater’s annual audit;

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monitoring the independence and qualifications of AbitibiBowater’s independent registered public accounting firm, including approving the non-audit services rendered by the independent registered public accounting firm and considering the effect of such services on the independence of such firm;

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monitoring the performance of AbitibiBowater’s internal audit function and independent registered public accounting firm, including appointing, retaining or replacing the independent registered public accounting firm;

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monitoring AbitibiBowater’s compliance with legal and regulatory requirements, including establishing and maintaining procedures for the receipt, retention and treatment of complaints or concerns regarding accounting or auditing matters; and

•	providing an open avenue of communication among the Board, management, the independent registered public accounting firm and internal auditors.

The Board has determined that each of the Audit Committee members is independent under applicable standards of the SEC and the NYSE and that each meets the experience requirements of the NYSE. No Audit Committee member serves on the audit committees of more than three other public companies. The Board has also determined that Messrs. Lukassen and Rolls are “audit committee financial experts” as defined by the SEC. Additional qualifications of Audit Committee members and procedures of the Audit Committee are as follows:

•	All Audit Committee members are financially literate, and the Board has determined that at least one member is an “audit committee financial expert” under applicable SEC regulations.

•	AbitibiBowater’s independent registered public accounting firm reports directly to the Audit Committee, which controls its engagement.

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The Audit Committee pre-approves the provision of all audit and permitted non-audit services (including the fees and terms therefor) to be performed by AbitibiBowater’s independent registered public accounting firm.

•	The Audit Committee has established a procedure for the confidential and anonymous reporting of concerns regarding questionable accounting or auditing matters.

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The Audit Committee, through its chair or another member designated by the chair, meets with management and the independent registered public accounting firm quarterly, in separate executive sessions if deemed necessary, to review AbitibiBowater’s financial statements and significant findings based upon the auditors’ review procedures.

The Audit Committee met three times in 2007 following the Combination. In addition, prior to the Combination, the Bowater audit committee met six times in 2007. For further information concerning the work of the Audit Committee, see “Report of the Audit Committee of the Board of Directors,” which is included elsewhere in this Proxy Statement.

Human Resources and Compensation Committee

The purposes and responsibilities of the Human Resources and Compensation Committee include:

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reviewing and evaluating AbitibiBowater’s executive compensation structure as it applies to the Executive Chairman and the President and Chief Executive Officer and those officers reporting directly to them;

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annually evaluating and recommending to the Board for approval the compensation of the Executive Chairman and the President and Chief Executive Officer and, in conjunction with the Nominating and Governance Committee, reviewing and approving appropriate corporate goals and objectives relating to the Executive Chairman and the President and Chief Executive Officer and assessing their respective performance in light of such goals;

•	evaluating and making recommendations for approval by the Board in consultation with the Nominating and Governance Committee regarding the compensation of directors; and

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evaluating and approving the adoption, amendment and termination of equity-based plans for AbitibiBowater’s executive officers, and administering executive bonus plans and awards and stock option plans and grants under the plans.

The Human Resources and Compensation Committee met twice in 2007 following the Combination. In addition, prior to the Combination, the Bowater human resources and compensation committee met four times in 2007. Each member of the Human Resources and Compensation Committee is independent as defined in the NYSE’s listing standards.

Nominating and Governance Committee

The purposes and responsibilities of the Nominating and Governance Committee include:

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advising the Board with respect to the organization, membership and function of the Board and the structure, membership and operation of committees, including the identification, selection or recommendation of Board members and of Board nominees for the annual meetings of stockholders;

•	developing and recommending to the Board corporate governance principles and policies applicable to AbitibiBowater;

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jointly with the Human Resources and Compensation Committee, assessing, at least annually, the performance, goals and objectives of the Executive Chairman and the President and Chief Executive Officer and making recommendations to the Board relating thereto; and

•	evaluating and making recommendations for approval by the Board, in consultation with the Human Resources and Compensation Committee, of AbitibiBowater’s director compensation structure.

The Nominating and Governance Committee met once in 2007 following the Combination. In addition, prior to the Combination, the Bowater nominating and governance committee met twice in 2007. Each member of the Nominating and Governance Committee is independent as defined in the NYSE’s listing standards.

Environmental, Health and Safety Committee

The purposes and responsibilities of the Environmental, Health and Safety Committee include overseeing the policies, management systems and performance of AbitibiBowater’s environmental and occupational health and safety matters.

The Environmental, Health and Safety Committee met once in 2007 following the Combination. Bowater did not have an environmental, health and safety committee. Each member of the Environmental, Health and Safety Committee is independent as defined in the NYSE’s listing standards.

Selection and Evaluation of Board Candidates

The Board and the Nominating and Governance Committee are responsible for evaluating candidates and nominating directors and members of Board committees. The Nominating and Governance Committee identifies and recommends qualified director candidates to the Board. In making its recommendations to the Board, the committee considers the appropriate mix of skills and characteristics required to best fill the needs of the Board at a given point in time. The committee recommends candidates to the Board that will result in the Board being composed of at least a majority of independent directors. The committee seeks candidates that possess the following general qualifications:

•	high personal and professional ethics, integrity and values;

•	an inquiring and independent mind;

•	practical wisdom, vision and mature judgment;

•	substantial training and experience at the policy-making level in business, government or education;

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expertise that is useful to AbitibiBowater and complementary to the background and experience of other Board members, so that an optimum balance of expertise among members on the Board can be achieved and maintained;

•	willingness and ability, in light of other business and personal commitments, to devote the required amount of time to diligently fulfill the duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of years to develop knowledge about AbitibiBowater’s operations;

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involvement only in activities or interests that do not create a conflict that violates any applicable law or regulation or interferes with the proper performance of the duties and responsibilities of Board membership;

•	a strong sense of partnership and the ability to work well with others; and

•	capacity and desire to represent the balanced best interests of AbitibiBowater’s stockholders as a whole.

The Nominating and Governance Committee endeavors to find candidates who each have recent experience as a member of the board of directors of at least one other company, preferably a publicly held reporting company. In addition, to the extent possible, the committee seeks candidates whose election would result in the Board being composed of at least one Board member with expertise/experience in each of the following specific areas:

•	professional services (e.g., attorneys, investment bankers or university professors);

•	politics/government relations;

•	management/operating experience (e.g., as a CEO, COO or senior manager); or

•	financial/accounting experience (e.g., as a CFO, CFA, CPA or analyst).

The Nominating and Governance Committee considers candidates who have been properly and timely proposed for nomination or recommended as prospective nominees by stockholders, but the committee has the sole discretion to recommend the candidates as nominees for Board approval. The requirements and procedures for stockholder nominations and stockholder recommendations for candidates to be considered for nomination are summarized in “Proposals by Stockholders” below.

The Nominating and Governance Committee identifies and evaluates nominees for directors based on the recommendations of a variety of sources, including referrals from stockholders, independent directors, the Executive Chairman, the President and Chief Executive Officer, third party search firms, advisors and representatives of AbitibiBowater or other third parties.

Compensation Committee Interlocks and Insider Participation

None of AbitibiBowater’s executive officers served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers who serve on the Board or AbitibiBowater’s Human Resources and Compensation Committee.

Communication with Independent Directors

AbitibiBowater has implemented a policy to facilitate communication with the independent directors of the Board. Under the policy, stockholders and other interested parties wishing to communicate with AbitibiBowater’s independent directors may send an email to the Co-Lead Directors at codirectors@abitibibowater.com or send a written communication to: Co-Lead Directors, c/o AbitibiBowater Inc. Secretary, 1155 Metcalfe Street, Suite 800, Montréal, Québec, Canada H3B 5H2. The Secretary will forward such communications to the intended recipients. Regardless of the method you use, your message will not be screened or edited before it is delivered to the Co-Lead Directors. The Co-Lead Directors will determine whether to relay your message to other members of the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

AbitibiBowater was formed by the combination of Abitibi and Bowater, which occurred on October 29, 2007. The combination agreement was announced on January 29, 2007, nine months prior to the closing of the Combination. Because of the long delay between the announcement and the closing of the Combination, Abitibi and Bowater spent most of 2007 planning for the transition to a combined company. They concentrated on retaining key executives and identifying needed talent for the new combined company.

All of the executive officers of AbitibiBowater were previously officers of either Abitibi or Bowater, and therefore most of the compensation received by AbitibiBowater’s executives in 2007 was determined under the terms of compensation plans adopted by those companies. The executive compensation philosophies of Abitibi and Bowater were similar and are reflected in the compensation philosophy of AbitibiBowater. This philosophy is described below.

The primary objective of the executive compensation programs for each of Abitibi, Bowater and AbitibiBowater (collectively, the “Companies”) was, and remains, to provide competitive, performance-based compensation to enable them to attract and retain key individuals and to motivate executives to achieve the Companies’ short- and long-term business goals. The programs were designed to reward the achievement of goals that were aligned with the interests of stockholders in order to enhance stockholder value. A secondary goal in 2007 for Abitibi and Bowater was to design programs to retain executives through the short-term transition period, motivate them to spend the extra effort required to facilitate the Combination and to reward those extra efforts.

In connection with the Combination, all pre-existing Abitibi and Bowater equity-based plan awards were converted into awards based on AbitibiBowater stock as of October 29, 2007. The number of shares resulting from the conversion was determined by multiplying the number of shares subject to the award by 0.06261 in the case of Abitibi and by 0.52 in the case of Bowater. Similarly, the exercise price of converted stock options was adjusted by dividing such price by 0.06261 in the case of Abitibi and by 0.52 in the case of Bowater. All other terms and conditions of the outstanding awards remain the same. Although all outstanding awards will continue to be processed through the Abitibi and Bowater equity incentive plans, AbitibiBowater has decided to establish a new stock incentive plan that will enable the grants of new awards with respect to AbitibiBowater shares to employees and that will comply with the shareholder approval rules of the NYSE. Accordingly, AbitibiBowater has requested approval of the 2008 Equity Incentive Plan described in Proposal No. 2. Unless the proposed plan is approved by the stockholders, the Company may be unable to fully implement the AbitibiBowater compensation structure described below.

The following discussion provides an overview and analysis of the executive compensation programs as they relate principally to the Executive Chairman, Chief Executive Officers, Chief Financial Officers and the other “named executive officers” as listed in the Summary Compensation Table below. The discussion and analysis describes the role of the Human Resources and Compensation Committee (the “HRCC” or the “Committee”) of the board of directors for each of the Companies, the different elements that were employed in the executive compensation programs, the purposes and objectives of these elements and the manner in which the compensation structure was, and will be, determined.

Named executive officers

AbitibiBowater’s named executive officers are:

•	John Weaver, Executive Chairman (former President and Chief Executive Officer of Abitibi).

•	David Paterson, President and Chief Executive Officer (former President and Chief Executive Officer of Bowater).

•	William Harvey, Senior Vice President and Chief Financial Officer (former Chief Financial Officer of Bowater).

•	James Wright, Senior Vice President, Human Resources (former Executive Vice President of Human Resources of Bowater).

•	Alain Grandmont, Senior Vice President, Commercial Printing and Coated Papers Business (former Senior Vice President, Commercial Printing Paper of Abitibi).

•	Pierre Rougeau, Senior Vice President, North American Newsprint (former Chief Financial Officer of Abitibi).

•	Thor Thorsteinson, Senior Vice President, International (former Senior Vice President, Newsprint of Abitibi).

•	Pierre Monahan, Executive Vice President, Building Products of Bowater, retired on November 24, 2007.

•	William Morris, Senior Vice President, Coated and Specialty Papers Sales and Marketing of Bowater, left Bowater on November 19, 2007.

Committee Responsibilities

The Abitibi and Bowater Committees both had as part of their charters the authority to select and retain their own independent advisors to provide advice on the competitiveness and appropriateness of compensation programs for the Executive Chairman, Chief Executive Officer and top executive officers. This authority was also granted to AbitibiBowater’s Committee. This advice typically pertains to base salaries, short- and long-term incentives, pension design, benefits, perquisites, employment and change of control provisions, analysis of performance factors used to determine incentive awards and payouts, and related pay-for-performance analysis.

Compensation Consultants

The Committees engaged independent consultants to gather information and provide advice and counsel on various executive compensation matters. Over the course of fiscal year 2007 until the Combination, the Abitibi and Bowater Committees separately engaged Mercer Human Resource Consulting (“Mercer”) and Hugessen Consulting, respectively, to provide executive compensation consulting services in order to ensure that their compensation strategies were appropriately designed. AbitibiBowater continued those engagements following the Combination and will continue to use independent consultants in the future.

The mandate of the consultants was to evaluate and provide recommendations on the overall design and competitive positioning of the compensation plans for the executives. The Committees asked the consultants to assist in defining a peer group and obtaining appropriate data about their executive compensation practices. In addition, AbitibiBowater asked Mercer to review and provide commentary on all aspects of the future compensation design for executives following the Combination.

Based on previous reviews performed by these consultants, Abitibi and Bowater implemented revised short- and long-term incentive compensation plans for executives in 2007. The plans, which are described in the following sections, were intended to reward performance as measured against internal strategic and operational objectives and against the performance of industry peers, and were based on the principle of sustained stockholder value creation over the longer term.

While external information and advice have been used in the development of the executive compensation programs, the Committees and the respective boards of the Companies retained together the full responsibility for all decisions related to these plans as well as their implementation.

Selection and Use of Peer Group Companies

AbitibiBowater Peer Group

Based upon the recommendations of Mercer, AbitibiBowater has adopted a new peer group including large forest products companies (i.e., with annual revenues over $6 billion) and, because of the limited number of forest industry peers, a number of large Canadian industrial companies (i.e., also with revenues over $6 billion) with a North American pay philosophy. The peer group is listed below:

United States	Canada
International Paper Company	Bombardier Inc.
Weyerhaeuser Company	Canadian National Railway Company
Smurfit-Stone Container Corporation	Quebecor World Inc.
Domtar Corporation
MeadWestvaco Corp.

The companies were selected based on business similarity, geographic breadth of operations and size and because they represent the primary market for the key skills and attributes the Company requires at the executive level. The Company will review this group of companies periodically to ensure its continued relevance.

Bowater Peer Group

The peer group used by Bowater prior to the Combination for executive compensation benchmarking included 16 companies in the forestry and paper products/paper packaging industries (based on GICS industry code) that were either similar to Bowater in size or scope of operations. The Bowater peer group is listed below:

International Paper Company	Louisiana-Pacific Corporation
Smurfit-Stone Container Corporation	Bemis Company, Inc.
MeadWestvaco Corp.	Graphic Packaging Corporation
Temple-Inland Inc.	Packaging Corporation of America
Abitibi-Consolidated Inc.	Rock-Tenn Company
Domtar Corporation	Potlach Corporation
Sealed Air Corporation	Caraustar Industries, Inc.
Sonoco Products Company	Wausau Paper Corp.

Abitibi Peer Group

The peer group used by Abitibi prior to the Combination for executive compensation benchmarking included North American forest products companies and, for certain positions not industry specific, other large Canadian companies. The Abitibi peer group is listed below:

Canadian Forestry Group	Large Canadian Companies Group
Domtar Corporation	Celestica Inc.
Canfor Corporation	ACE Aviation Holdings Inc.
Tembec Inc.	Quebecor World Inc.
West Fraser Timber Co. Ltd.	Fairfax Financial Holdings Limited
Cascades Inc.	Maple Leaf Foods Inc.
Catalyst Paper Corporation	Sears Canada Inc.
Domtar Corporation

U.S. Forestry Group
Smurfit-Stone Container Corporation	Industrial Alliance Insurance and Financial Services Inc.
MeadWestvaco Corp.
Sealed Air Corporation	Rona Inc.
Sonoco Products Company	Canfor Corporation
Bowater Incorporated	CGI Group Inc.
Bemis Company, Inc.	West Fraser Timber Co. Ltd
Louisiana-Pacific Corporation	Cascades Inc.
Packaging Corporation of America

Key Elements and Policies for Compensation of Executive Officers

AbitibiBowater’s philosophy and strategy regarding executive compensation recognize the value added by a highly skilled and committed management team. The skills and impact of this group are essential for the successful management of the Company and for the formulation and implementation of strategic plans.

AbitibiBowater’s HRCC reviewed its committee charter and its overall compensation philosophy at its October 30, 2007 meeting, taking into account information presented to the members of the Committee prior to the closing of the Combination. The compensation packages adopted by AbitibiBowater, as well as those previously adopted by Abitibi and Bowater, were designed to meet the following objectives:

•	To attract team members with superior management ability, insight and judgment;

•	To retain valued members of the executive team throughout the business cycles typical in the forest products industry;

•	To motivate and reward members of the executive group for achieving short-, mid- and long-term results, which will contribute to the prosperity of the company and its stockholders;

•	To have a significant portion of the compensation package linked to the achievement of specific financial measures; and

•	To ensure that executives recognize the close link between their personal interest and the creation of stockholder value.

The following four principles support the philosophy described above:

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Market competitiveness: The compensation for executives is designed to be competitive with compensation of executives of comparable peer companies and to take into consideration company and business unit results relative to the results of peers.

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Performance-based: Executive compensation levels reflect company, business unit and individual results based on specific quantitative and qualitative objectives established at the start of each financial year in keeping with short-, mid- and long-term strategic objectives.

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Aligned with stockholder interests: The executive compensation programs are designed with the goal of aligning executives’ interests with those of the stockholders. Specifically, the annual incentive plans incorporate short-term financial and operational performance goals, the attainment of which are expected to enhance stockholder value. Further, the granting of equity awards in the form of both stock options and restricted stock units, coupled with the stock ownership guidelines requiring senior executives to own stock with a value equal to a specified multiple of their base salaries, is designed to ensure that the executives have a substantial ownership interest consistent with those of the Company’s stockholders.

•	Individual considerations: The compensation levels are also designed to reflect individual factors such as scope of responsibility, experience and performance against individual measures.

Market Competitiveness

To stay competitive, AbitibiBowater seeks to ensure that compensation paid to executives is consistent with “market” levels in the forest products industry. To help make this assessment, the Committee considers compensation policies and levels of the peer companies as described above. Just as Abitibi and Bowater did prior to the Combination, AbitibiBowater uses executive compensation benchmarking as part of the compensation philosophy under which collective target compensation levels for the executives should be set at the median (50th percentile) of the peer group. The actual total direct compensation levels should be above median when financial performance is superior to the median performance of the peer group and below median when financial performance is inferior to the median financial performance of the peer group.

In summary, the compensation competitiveness policy as defined by AbitibiBowater as well as by the Abitibi and Bowater Committees, is shown below.

Base Salaries

Total Cash Compensation (base + Short-Term Incentive Plan)	50th percentile for median (50th percentile) performance
75th percentile for top quartile performance
Total Direct Compensation (base+ Short-Term + Mid-Term + Long-Term Incentive Plans)	50th percentile for median (50th percentile) performance
75th percentile for top quartile performance

Total compensation positioning is linked to performance. The variable components (short-, mid- and long-term plans) place a significant amount of compensation at risk, which results in higher compensation in the years of better Company performance.

The following are the three guiding principles AbitibiBowater uses to establish and determine the reference market group for individual executives:

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In general, compensation is designed to be competitive at the relevant national market level. For executives based in or recruited from Canada, the reference market is Canada and for executives based in or recruited from the United States, the reference market is the United States.

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For those positions unique to the pulp and paper or forestry industries, industry specific data is primarily used to determine market competitiveness. For positions of an administrative nature that exist in some form in the majority of organizations, other large corporation data is used to determine market competitiveness.

•	For senior executives such as the Executive Chairman, the President and Chief Executive Officer and their direct reports, the North American market is used to determine competitiveness.

The Abitibi and Bowater Committees and, in the case of Bowater, also the Nominating and Governance Committee, reviewed the performance and compensation of their Chief Executive Officers, and, following discussions with them and where the Committees deemed it appropriate, the Committees’ advisors (described previously), established their compensation levels. For the remaining executive officers, the Abitibi and Bowater Chief Executive Officers and the most senior Abitibi and Bowater human resource officers made recommendations to their respective Committees. This collaborative process between management and the Board will continue in the future between management and the Committee and, in the case of the Executive Chairman and the President and Chief Executive Officer, with the Nominating and Governance Committee and the full Board.

Compensation Structure

The management and the boards of directors of Bowater and Abitibi spent most of 2007 preparing for the Combination and working through the challenges of integrating two established forest products producers. The fundamental compensation structures at both companies were not changed in 2007. The only decisions made in the last two months of the year concerning compensation for the named executive officers were to adjust the executives’ salaries to reflect their increased responsibilities and to bring them up to market. The salaries of the Canadian executives were also converted to U.S. dollars at an exchange rate of $0.90 to each Canadian dollar. However, by the time of the closing of the Combination, the exchange rate between the U.S. dollar and the Canadian dollar was $1.00. The change in the exchange rate caused a cut in the executives’ salaries in real Canadian dollar terms, so each of them was awarded a signing bonus to make up for what was projected to be three years of losses in real Canadian dollar terms based on fluctuations in currency exchange rates. This was done to eliminate the inequitable result between U.S. and Canadian executives caused by currency fluctuations. The Company plans to study and make more changes to its mid- and long-term compensation structure in 2008.

Bowater and Abitibi were similar companies occupying similar niches in the forest products industry before the Combination. The two companies relied on the same pay elements for their respective named executive officers.

The financial, operating, and stock performance of Abitibi and Bowater over the last five years has reflected, in part, the weak and cyclical conditions of the industry. Both companies used a pay-for-performance framework, which delivered total earned pay to named executive officers at levels below what either company intended or expected. For example, for both Bowater and Abitibi executives, the value of equity grants, particularly stock options, has become negligible. The Companies’ troubled industry is one in which success is dependent upon superior executive leadership capable of weathering its unique economic challenges. Despite the Companies’ less than satisfactory past financial performances, AbitibiBowater believes it is critical to provide meaningful award opportunities and incentives to executives that will motivate them to excel in segments over which they have some control, and reward them for staying with the Company through a difficult period.

The key elements of the 2007 executive compensation programs consisted of (i) base salary and benefits, (ii) short-term cash incentive compensation, (iii) mid- and long-term incentive awards and (iv) severance and change in control arrangements. The different elements have distinct purposes within the overall compensation plan, as described below:

•	Base salary and benefits are designed to be a fixed element of compensation competitive with market benchmarks.

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Short-term cash incentive compensation under the annual incentive plans was designed to focus executives on objectives approved by the Committees for a particular year, including divisional goals or individual goals set by the Committees or management.

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Mid- and long-term incentive awards, such as restricted stock units (“RSUs”) and stock options, focus executives’ efforts on goals within the recipients’ control that the Committees believed were necessary to ensure the long-term success of the Companies, as would be reflected in increases to the stock prices over a period of several years, and to align the executives’ interests with those of stockholders.

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Severance and change in control arrangements were designed to facilitate AbitibiBowater’s ability to attract and retain executives as AbitibiBowater competes for executive talent in a marketplace where such protections are commonly offered. The severance benefits provide benefits to ease an executive’s transition because of an unexpected employment termination by the Company due to on-going changes in the Company’s employment needs. The change in control benefits encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.

Allocation among Elements of Compensation

AbitibiBowater believes that the mix of base salary and benefits, cash incentive compensation, mid- and long-term incentive awards and severance and change in control arrangements provided to the named executive officers—generally those executives having the greatest ability to influence company performance—should be predominately performance-based and long-term in nature, while lower levels of management should receive a greater portion of their compensation in annual incentives and base salary.

Bowater

The 2007 compensation opportunity for Bowater executives consisted of approximately one-third fixed pay (predominately salary and retirement benefits) and two-thirds variable pay, of which approximately 30% was delivered through cash incentive compensation and 70% through mid- and long-term equity compensation. The base salary was determined by reference to a salary grade that reflects the 50th percentile of pay by companies in the peer group for similar jobs. The target cash incentive compensation was determined as a percentage of the mid-point of the salary range by salary grade, which percentage was determined by reference to practices among companies in the peer group and the Bowater Committee’s judgment. The target value of the mid- and long-term compensation was then determined by subtracting the target value of the cash compensation (salary plus annual cash incentive compensation) from the total direct compensation amount paid by peer group companies to similar employees.

Abitibi

In order to determine the compensation of executives, Abitibi used peer group data to establish relative positioning and also considered internal relativity as well as individual characteristics, such as years of experience, individual skills, and performance, when determining and adjusting pay levels. Internal relativity was determined using the Hay evaluation system. The Hay point system is an objective method of evaluating the relative contributions, importance and complexity of positions within a company.

Abitibi’s relative weighting of each compensation component varied with the level of responsibility and nature of the executive’s position in the company. In general, the higher the level of the position, the greater the portion of the total direct compensation that was variable, recognizing the executive’s ability to influence business results. For all senior executives, mid- and long-term compensation comprised at least 45% of their total direct compensation, in order to ensure that their interests were focused on sustained stockholder value creation over the longer term.

The average target components of the Abitibi compensation policy mix were:

Level	Base Salary	Annual Incentive	Mid/ Long Term Incentive
President and Chief Executive Officer	24%	15%	61%
Senior Vice-Presidents (with 2400 + Hay points)	36%	18%	46%
Vice-Presidents (with 2000-2400 Hay points)	44%	26%	30%
Vice-Presidents (with 1400-2000 Hay points)	50%	30%	20%

Compensation Elements

Base Salary

AbitibiBowater

AbitibiBowater seeks to provide senior management with a level of assured cash compensation in the form of base salary that recognizes competitive market practice within the applicable industry as well as the executives’ professional status and accomplishments. Executive officers’ salaries are generally set to be competitive with executive compensation at comparable companies considering the scope of the individual’s responsibilities relative to the responsibilities of executives at comparable companies.

AbitibiBowater reviewed the salaries of the named executive officers in late 2007 in light of their increased responsibilities following the Combination. Mercer worked with members of management, Messrs. Weaver and Paterson, who worked with each of Bowater’s and Abitibi’s human resource executives to prepare salary proposals for the HRCC’s consideration. All of the Canadian executives’ salaries (except for that of Mr. Weaver) were converted to U.S. dollars using an exchange rate of $0.90. This was done in order to eliminate the effect of currency fluctuations in the exchange rate between U.S. and Canadian dollars which had resulted in inequities between the U.S. and Canadian executives.

AbitibiBowater’s HRCC approved the following salary increases for all the named executive officers except for the President and Chief Executive Officer and the Executive Chairman.

Named Executive Officer	Before (Cdn$)	Before (90¢ Exchange Rate)	Before ($)	After ($)	Increase (90¢ Exchange Rate)	Increase ($1.00 Exchange Rate)	Signing Bonus ($)
Mr. Rougeau	468,000	421,000	—	450,000	6.8	(3.9%)	50,000
Mr. Thorsteinson	436,800	393,000	—	425,000	8.1	(2.8%)	30,000
Mr. Grandmont	436,800	393,000	—	425,000	8.1	(2.8%)	30,000
Mr. Harvey	—	—	365,000	425,000	—	16.4%	—
Mr. Wright	—	—	307,000	340,000	—	10.7%	—

Future salary increases for senior executives will be made only under one or more of the following circumstances: (i) assumption of significantly greater responsibility, (ii) outstanding achievement that leads to improved profitability and/or (iii) to adjust a base salary that is considerably below the 50th percentile pay for similar positions at comparable companies.

The HRCC approves all compensation and awards to the Company’s executive officers, including the Executive Chairman, the President and Chief Executive Officer and the Chief Financial Officer and all the executive officers who report directly to the Executive Chairman and the President and Chief Executive Officer. The Nominating and Governance Committee jointly with the HRCC, assesses the performance goals and objectives of the Executive Chairman and the President and Chief Executive Officer and makes recommendations to the Board relating thereto. The final compensation package for each of the Executive Chairman and the President and Chief Executive Officer is ultimately approved by the full Board.

Bowater

Bowater had made no changes to executive pay since February 2007, when Bowater’s Committee increased Mr. Paterson’s salary to reflect his promotion to Chairman. The Bowater Committee also increased the salary of Mr. Harvey by 3% at that time because it was determined he was underpaid relative to his counterparts in the Bowater peer group (discussed above), and the Bowater Committee wanted to eliminate that pay inequity.

Starting in 2007, Bowater’s policy was to provide base salary increases for senior executives only under one or more of the following circumstances: (i) assumption of significantly greater responsibility, (ii) outstanding achievement that led to improved profitability and/or (iii) to adjust a base salary that is considerably below 50th percentile pay for similar positions at comparable companies.

Abitibi

The Abitibi Committee reviewed the salary of each senior executive annually and recommended to the Board any adjustment within the salary range in order to maintain a competitive position within the marketplace. The salary range for the Chief Executive Officer’s position was primarily based on salaries paid by major U.S. organizations with reference to large Canadian company proxy data. Salary ranges for other senior executives were based on salaries paid by major North American forestry and/or large Canadian corporations depending on the scope of the position and its location. The compensation policy for base salary was to provide a position mid-point at the median of the reference market.

Because of the pending Combination, Abitibi’s Committee decided that any discussions regarding adjustments to salaries would be postponed. The salaries of certain of Abitibi’s executives were adjusted upon the closing of the Combination as described above.

Annual Bonus

AbitibiBowater

Abitibi and Bowater provided short-term cash incentive compensation through annual incentive plans. The purpose of these plans was to provide an incentive to executives to meet pre-established short-term financial and operational performance goals. The plans were administered by the Abitibi and Bowater Committees. The Abitibi and Bowater 2007 short-term incentive plans were terminated as of the closing of the Combination, and AbitibiBowater established a short-term incentive plan for continuing employees. The new plan applied between the closing of the Combination and December 31, 2007, and it applies for all of 2008.

Abitibi and Bowater made no changes to the existing bonus systems prior to the closing of the Combination. AbitibiBowater’s post-closing HRCC decided to pay bonuses for 2007 to the executives based on the 2007 bonus plans for the respective companies in place before the Combination. However, the HRCC decided to pay only 10/12 of the bonus for 2007 that was earned (reflecting the period of time elapsed in 2007 through the closing), and decided that the bonus for the last two months of 2007 would be determined as part of the 2008 annual bonuses under the new bonus programs to be adopted for 2008, with the actual earned bonus for 2008 being multiplied by 14/12 to make up for the two months of 2007 that were not previously taken into account.

In the summer of 2007, Mercer studied the named executive officers’ complete compensation packages together with the human resource executives from both Bowater and Abitibi. A special committee comprised of two independent directors from each of Bowater and Abitibi was formed. The special committee gave feedback on the compensation structure and recommended additional study for synergy bonuses. The special committee presented revised proposals to the full HRCC and the Board on October 30, 2007, and the Company began to implement the proposals that were approved.

The 2008 Annual Incentive Plan sets performance goals for six metrics: operational excellence, cash return on capital employed, operating profit, individual performance component, synergy attainment and a financial reduction factor. There is a holdback feature of 20% based on individual or group performance goals. The metrics are defined as follows:

•

Operational Excellence—Operational Excellence is defined as the performance result of each individual operation’s objectives (at Division or site level), which include at least three performance criteria from the following: Volume, Cost, Overall Equipment Efficiency, Quality and Safety.

•	Cash Return on Capital Employed (“Cash ROCE”)

•	Cash ROCE performance of the Company measured against the following comparator group for the 12-month period ending September 30, 2008:

•	MeadWestvaco Corp., International Paper Company, Weyerhaeuser Company, Domtar Corporation and Smurfit Stone Container Corporation.

•

Cash ROCE is defined as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) divided by the average over a 12-month period of (total assets minus accounts payable and accrued liabilities minus income tax payable).

•	Operating Profit—The EBITDA result for the Company in 2008 compared with the annual EBITDA forecast. (EBITDA excluding specific items.)

•	Individual Performance Component

•	Each participant will be given individual performance objectives (“key objectives”) by the participant’s reporting manager.

•

At the end of the calendar year, a potential bonus for each participant is calculated based on the results for the other four metrics: Operational Excellence, Cash ROCE, EBITDA and the Financial Reduction Factor. Participants in the Annual Incentive Plan may receive up to 80% of the computed payout based on the results of the performance goals. The remaining bonus portion of 20%, plus a possible additional amount, is discretionary and can be earned based on individual performance.

•

Synergy Attainment—In addition to the AIP bonus, a separate award will be based on synergy attainment. Final savings are based on the annualized quarterly run rate for the last quarter of 2008. The average ongoing costs for that quarter will be multiplied by four and will be compared to the 2006 year-end baseline for synergy calculation.

•	Financial Reduction Factor

•

Bonus results under both the Annual Incentive Plan and the Synergy Bonus Plan may be reduced by 50% for the top executives if the Company’s cash position is negative (cash from operations minus capital expenditures).

Bowater

In November 2006, Bowater’s management reviewed the 2007 incentive plan goals with the Bowater Committee. Bowater did not change the bonus plan design in any fundamental way from the bonus design for 2006. Bowater’s Chief Executive Officer and Chief Financial Officer had significant input in the 2007 bonus discussion. Other Bowater executives were also consulted.

When reviewing the bonus targets and structure for 2007, Bowater added a modification that would permit the holdback of up to 40% of the 2007 annual bonus based on the achievement of individual performance targets rather than business unit or company-wide targets. The Bowater Committee never implemented this change because it felt it was not appropriate to redesign the executive bonus system when it was preparing for a fundamental corporate reorganization. Instead, Bowater employed the same bonus design it had used for previous years. When determining the bonus payouts for 2007, the Company considered Bowater’s performance for the first nine months and calculated an average result from that nine-month data to serve as the proxy for the results for the tenth month, October 2007, the month during which the Combination was completed.

The payments under the Bowater plan are entirely within the discretion of the Committee. In this regard, even if all of the performance goals of the plan were achieved, the Bowater Committee, in its discretion, may elect to pay out less than, more than or none of what will be payable under the plan based on factors it deems relevant at the time. The Bowater Annual Incentive Plan for 2007 set performance goals for four different metrics: (i) return on net assets (“RONA”), (ii) free cash flow, (iii) operating unit performance and (iv) sales goals. With respect to each of these metrics, Bowater set a target goal and a performance threshold, the achievement of which would be a prerequisite for earning an award under the plan for that metric.

Each of the Bowater named executive officers (namely, Messrs. Paterson, Harvey, Wright, Morris and Monahan) was assigned a target goal for the amount of incentive compensation he could receive under the plan, expressed in terms of a percentage of base salary. This amount was fixed based upon the executives’ salary grade at 45%, 50% or 68% of base salary. Each executive could earn a maximum payout of two times his percentage goal based on salary grade if the goals were substantially exceeded. For example, the maximum award for the Chief Financial Officer, who has a 45% target goal based on salary grade, would be two times 45% times base salary, or 90% of base salary.

Because awards under the plan are based on the achievement of goals with respect to four different metrics, some of which may be achieved while others are not, the Bowater Committee prioritized the achievement of each goal by assigning a weighted value to each, with the specific weight varying among executives based on their job functions. The weights add up to 100% for each executive and combine to form the total performance goal for the year.

The following table shows the incentive compensation target goal for 2007 for the Bowater named executive officers, the performance target for each metric, the assigned weight for achieving such goal and the amounts actually paid to each executive under the plan:

		Performance Metrics, Target and Individual Achievement Weighting
Named Executive Officer	Incentive Compensation Goal (target percentage of base salary)	RONA (2.7% target)	Cash Flow (Break even target)	Operating Unit Performance (3% target)	Sales Goals (varies)	Total Payout ($)	Percent of Target Goal Achieved
Mr. Paterson	68%	10%	50%	30%	10%	174,834	34.3%
Mr. Harvey	45%	10%	50%	30%	10%	46,922	34.3%
Mr. Wright	45%	10%	50%	30%	10%	39,466	34.3%
Mr. Monahan(1)	50%	10%	50%	30%	10%	—	—
Mr. Morris(1)	45%	10%	50%	30%	10%	—	—

(1)	Messrs. Monahan and Morris left the Company during 2007 and therefore were not eligible for the payment of the 2007 annual cash incentives.

The following table shows the incentive compensation earned in the partial 2007 plan year for each of the named executive officers, the actual performance of the Company under each metric and the amount earned by each named executive officer for achieving that goal (as derived based on their assigned weight for achieving each goal as set forth in the previous table):

		Payments Under Each Performance Metric
Named Executive Officer	Incentive Compensation Goal (percentage of base salary)	RONA(1) (-2.6%) ($)	Cash Flow(2) (-$221.4M) ($)	Operating Unit Performance (1.87%) ($)	Sales Goals (varies) ($)	Total Payout ($)
Mr. Paterson	68%	—	—	95,318	79,516	174,834
Mr. Harvey	45%	—	—	25,582	21,340	46,922
Mr. Wright	45%	—	—	21,517	17,949	39,466
Mr. Morris(3)	—	—	—	—	—	—
Mr. Monahan(3)	—	—	—	—	—	—

(1)	No payments were earned under the RONA metric since the minimum threshold was not met.
(2)	No payments were earned under the Cash Flow metric since the minimum threshold was not met.
(3)	Messrs. Monahan and Morris left the Company during 2007 and therefore were not eligible for the payment of the 2007 annual cash incentives.

The four performance measures and the results for the partial 2007 plan year are more fully described below:

•

RONA, defined as operating income less an incremental 38% tax rate divided by average net assets, is a measure of evaluating earnings in the context of the resources required to generate them. The performance target was established at 2.7% with a threshold of 1.56% and a maximum payout capped at the 7.0% level. Because Bowater did not satisfy the threshold requirement, no Bowater executive officer received any payout under this metric.

•

Cash flow was defined as cash from operations less capital expenditures and dividends. A target payout was set at break-even cash flow with a maximum payout at $50 million and a minimum payout at negative $50 million. Bowater did not meet the minimum requirement and therefore no payments were made to the executives under this metric.

•

Operating unit performance goals were established to reflect Bowater’s desire to improve performance in the areas of safety, quality and operational excellence. The operating unit performance goal was directly aligned with the gainsharing programs for Company employees not eligible to participate in the short-term incentive plan. The three factors identified above drive the gainsharing payout at the mill, the division level and the corporate level. In 2007 the weighting for the three factors was as follows: safety = 20%; quality = 10%; and operational excellence = 70%.

•	The safety metric included both an OSHA Incident Rate Goal and an Improvement Goal for each location.

•	Quality was comprised of an internal measure (one-third) and an external measure (two-thirds).

•	The internal measure was defined by reference to specifications for runnability and printability.

•	The external measure was determined by whether there was a reduction in the number of tons rejected by customers.

•	Operational excellence was measured by overall equipment efficiency, production targets and reduction of production costs.

The maximum that can be earned by gainsharing participants is 5% of pay. The target payout for this factor under the Annual Incentive Plan metric is a 3% average gainsharing result for all locations and the maximum opportunity is achieved at a 5% average gainsharing result. The average result was 1.87% which reflected 62.3% of the operating unit performance target.

•

Product sales performance goals were established to reflect Bowater’s focus on improving efficiencies through optimizing product mix and reducing sales and distribution cost. The four product areas are newsprint, coated and specialty paper, pulp and lumber. The target goals varied by product and were as follows:

Newsprint	Develop initiatives to grow domestic North American exports by 700,000 metric tons; to prevent or reduce downtime (target of $10 million); optimize the mix of international orders to sell to markets with better mill nets (target of $2 million improvement); improve revenue or reduce costs through cash improvement initiatives (target of $10 million); and improve revenue or reduce costs for customer (target of $3 million in customer savings). The overall target (based on nine months of results) of $18,750,000 was exceeded as actual performance was 150% of target.

Coated and Specialty Papers	Attain volume and profitability targets by product; shift product and customer mix to achieve higher profitability; sell all additional tonnage generated by the Calhoun machine conversion; and maintain Bowater’s price against Industry Benchmark Price. Actual performance was 168% of target.

Pulp	Manage supply of inventory (target was 22 days of supply); increase sales to North American geographic market (target was 62% of total sales volume); increase percent of total product sold to consumer end use segment (target was 46%); and achieve EBITDA per ton goals set relative to the performance of peer companies (target of $29 above industry peers). Actual performance was 169% of target.

Lumber	Group and individual goals related to the improvement of price, on-time shipping, inventory levels, sales volume, systems enhancement and client satisfaction. Actual performance was 119% of target.

As discussed above, some of the thresholds for the performance metrics were met or exceeded, while others were not met. In accordance with the bonus formula, the executives were entitled to the bonus amounts shown in the table above. The Bowater Committee had the discretion to reduce or eliminate these bonuses. However, consistent with the policy of paying for performance when targets are achieved even if the Company’s overall financial performance is less than satisfactory, the Bowater Committee determined to make the awards as earned by the named executive officers according to the applicable bonus formula.

The Bowater Committee decided to terminate the bonus plan as of the closing of the Combination, with the understanding that the continuing executives would participate in a new AbitibiBowater bonus plan that would cover the remainder of 2007 and all of 2008, as described above. Awards approved by the Bowater Committee were paid as of December 31, 2007.

Abitibi

The Abitibi Committee set 2007 annual bonus measures for its named executive officers in January 2007. It included three design components: Corporate “closely watched numbers” (“CWNs”), Division objectives and Strategic objectives. Abitibi’s human resource executive, Chief Executive Officer and other executive officers developed performance target recommendations and made such recommendations to the HRCC. The Chief Executive Officer approved Division and Strategic objectives for the other officers. The Chief Executive Officer’s bonus was based entirely on the performance of the Abitibi Corporate CWNs, which are described in detail below.

Abitibi only took its Corporate CWNs into account with respect to the first 10 months of 2007, since that financial measure could no longer be measured as intended after the Combination was completed. For example, some of the performance measures measured Abitibi’s performance in comparison to Bowater (which did not exist as a separate company following the Combination), and the original targets were created for Abitibi as a stand-alone company.

Accordingly, Abitibi took into account the results of its commercial printing paper business only through the first 10 months of the year, since that data was no longer available after the Combination. However, if meaningful data with respect to a performance target remained available after the Combination, that is, if the target could still be measured after the Combination occurred, Abitibi took that measure into account for the full 12 months. Strategic objectives, which were taken into account for some of the Abitibi named executive officers’ bonuses, remained relevant for all of 2007.

In 2007, the Abitibi named executive officers were assigned the following bonus targets as a percentage of base salary:

Named Executive Officer	Target Bonus
Mr. Weaver	62.5%
Mr. Rougeau	50%
Mr. Grandmont	50%
Mr. Thorsteinson	50%

For each senior executive of Abitibi, including the President and Chief Executive Officer, it was the Abitibi Committee’s policy to tie annual bonus compensation to measurable corporate and, in most cases, to respective division results. Consequently, Abitibi used pre-determined key performance indicators (CWNs) to set measurable stretch targets. The Corporate CWNs are described below:

		2007 Payout Schedule(7)
Corporate CWNs	2007 % Weight	50%		Target 100%		150%		200%
(1) PROFIT IMPROVEMENT
Cost Improvement 2007 Forecast at $104M(1)	25%	$75	M	$100	M	$125	M	$150	M
g EBITDA (2007 Forecast at $448M)(2)	20%	$450	M	$525	M	$650	M	$950	M
g EBITDA Margin Improvement—number of companies Abitibi beats(3)	10%	2		4		5		6
g Working Capital Average Reduction over 2006	10%	$35	M	$50	M	$65	M	$85	M

(2) CASH ROCE
Ranking with comparator group—number of companies Abitibi beats(4)	25%	2		4		5		6

(3) SAFETY (OSHA Rate)(5)	10%	4.6		4.3		4.0		3.8

Multiplier Factor	Net Earnings(6) Multiplier	<$0	M	$0M-$125	M	>$	125	M
		0.75		1.00			1.25

(1)	Cost improvement over 2006 for the following items: usage efficiency, productivity improvement, SG&A (excluding specific items).
(2)	EBITDA: Excluding specific items.
(3)	EBITDA Margin Improvement—Number of companies Abitibi is better than (Comparator Group and performance period same as CWNs for—CASH ROCE).
(4)	Comparator Group for the 12-month period ending September 30, 2007.

Bowater Incorporated, MeadWestvaco, International Paper, Weyerhaeuser, Domtar, Canfor, Tembec and Catalyst Paper

CASH ROCE: Return On Capital Employed

EBITDA (net of income taxes)
Divided by the average of Total assets—accounts payable and accrued liabilities—income tax payable

(5)	In case of a fatality, the payout would be 0%.
(6)	Based on negative net earnings results, the multiplier factor was 0.75.
(7)	This table is shown in Canadian dollars.

The Abitibi Annual Bonus Plan design was performance-based rather than gain- or profit-sharing. The objective of the plan was to encourage the management group to improve on the company’s performance against the previous year and to exceed the budget or the forecast of the current year. As indicated in the above chart, for the calendar year 2007, 90% of the CWNs weighting included financial performance measures, comprised of 55% allocated to internal financial criteria (EBITDA, Cost Improvement and Working Capital Average Reduction) and 35% to relative Cash ROCE and EBITDA performance versus other North American forest products companies.

The Abitibi Committee reviewed and recommended to the board of directors the Corporate CWNs at the beginning of each year and assessed performance based on actual results once the financial year was completed. Each division had its own CWNs. The following table summarizes the Annual Bonus Plan design for the Abitibi named executive officers for 2007:

		Performance Metrics, Target and Individual Achievement Weighting
Named Executive Officer	Incentive Compensation Goal (percentage of base salary)	Corporate CWNs	Division	Strategic Objective	Total Payout(1) ($)	Percent of Target Goal Achieved
Mr. Weaver	62.5%	100%	—	—	329,468	41.9%
Mr. Grandmont	50%	60%	30%	10%	118,275	58.2%
Mr. Thorsteinson	50%	60%	30%	10%	59,404	29.2%
Mr. Rougeau	50%	90%	—	10%	95,853	44.0%

(1)	Used 2007 average exchange rate of $0.9311.

For 2007, Abitibi introduced a Multiplier Factor based on profitability as shown in the chart of the previous section, which would affect the computation of all objective results—Corporate CWNs, Division objectives and Strategic objectives. Since 2007 was completed with a loss, the Multiplier Factor was 0.75.

For 2007, initial performance on Corporate CWNs was 67.1%, 50.3% after application of the multiplier factor, versus a performance of 47.2% in 2006. Mr. Weaver’s objectives for 2007 were based 100% on Corporate CWNs. His payout was 41.9% of target, which is 50.3% multiplied by 10/12ths. Other named executive officers had the following Division and Strategic objectives and results for 2007:

	Division Objectives		Strategic Objectives
	Weighting	Results vs. Target	Weighting	Results vs. Target
Mr. Grandmont	30%	119%	10%	170%
Mr. Thorsteinson	30%	54%	10%	0%
Mr. Rougeau	—	—	10%	100%

The 30% weighting of Division objectives for Mr. Grandmont were on Total Sales (10%), Safety (5%), Productivity (5%) and Business Initiatives (10%). The Strategic objective included Short- and Long-Term Strategy development to reposition specific operations in the Commercial Printing Paper division.

The 30% weighting of Division objectives for Mr. Thorsteinson were on Customer Satisfaction (5%), EBITDA Generation (10%), Cost Reduction (5%), Safety (5%) and Productivity (5%). The Strategic objective included improvement above and beyond the 2007 EBITDA forecast for four specific locations in the Newsprint division.

Mr. Rougeau’s Strategic objective included the implementation of key elements of the new financial structure for the new company. Because Mr. Harvey was designated by AbitibiBowater as Chief Financial Officer, Mr. Rougeau could not complete this objective. Mr. Weaver, as Chief Executive Officer of Abitibi, elected to treat Mr. Rougeau as if he had obtained 100% of his Strategic objective (200% was the maximum). This was done in recognition of Mr. Rougeau’s contributions to the successful closing of the Combination.

The Abitibi Annual Bonus Plan is a cash-based plan, but the Abitibi Committee had discretion in its recommendations to the board of directors with regard to the portion of the annual bonus earned to be paid in cash (a minimum of 25%) or in the form of stock options in lieu of cash. These options are granted at fair market value. They do not result in any realizable compensation income to the executives unless the stock price appreciates before exercise. Half of these options would vest upon receipt of the grant and the remainder would vest one year later. Once vested, these options may be exercised at any time prior to ten years after the date of grant. This payment option was not used for the 2007 Annual Bonus Plan awards, so all of the 2007 Abitibi Annual Bonus Awards were paid in cash.

Retention Bonus

Bowater

Because of the pending Combination transaction and the job insecurity created among employees, Bowater established a Retention Bonus Plan. Bowater executive officers (in addition to all other employees reporting to headquarters) were eligible to receive a retention bonus if they remained at Bowater through the closing of the Combination. The amount of the retention bonus was 50% of the executive’s base salary, plus 50% of a pro rata portion of the target bonus for the year. All of the Bowater named executive officers (except for Mr. Paterson) received a retention bonus, as follows:

Named Executive Officer	50% Base Salary ($)	50% AIP ($)	Total ($)
Mr. Harvey	140,500	63,225	203,725
Mr. Wright	118,174	53,178	171,352
Mr. Morris	138,731	62,429	201,160
Mr. Monahan(1)	198,458	99,230	297,688

(1)	Used exchange rate on the date paid, November 15, 2007, which was $1.0149.

Abitibi

The continuing Abitibi executives received a retention bonus similar to the awards received by the continuing Bowater executives. The amounts were paid if the executive remained with Abitibi through the closing of the Combination and were determined in part based on contributions made by the executive to help facilitate the closing, in part as an incentive to motivate the executive to stay through the completion of the closing and in part as a reflection of 50% of their annual bonus target.

The Abitibi named executive officers (except for Mr. Weaver) received the retention bonuses shown below. A portion of the retention bonuses was paid on November 15, 2007, and the remainder was paid on February 15, 2008.

Retention Bonus
Named Executive Officer	($)(1)
Mr. Rougeau	237,981
Mr. Grandmont	169,341
Mr. Thorsteinson	169,341

(1)	Exchange rates of $1.0149 and $0.9931, respectively, were used based on the payment dates of November 15, 2007 and February 15, 2008.

Closing Cash Bonus

Each of the Bowater named executive officers, as well as other Bowater management employees, who are continuing with the Company received a one-time bonus from Bowater (i) as a reward for their additional efforts required during the long waiting period prior to the closing of the Combination, (ii) in recognition of the fact that the pre-Combination activities were more complex and took more of the executives’ time and effort than originally anticipated and (iii) in anticipation of the dislocation caused by their later move to Canada. The amount paid was determined by a formula developed by Deloitte & Touche and, pursuant to the terms of a repayment agreement entered into by each executive, the bonus must be repaid by the executive on a pro rata, after-tax basis, assuming an effective tax rate of 43%, if within 36 months of the Combination the executive’s employment is terminated voluntarily by the executive or involuntarily for cause. The amounts paid are shown below:

Named Executive Officer	Bonus ($)
Mr. Paterson	380,970
Mr. Harvey	174,000
Mr. Wright	171,450

Equity Awards

AbitibiBowater

Historically, the primary form of equity compensation that Abitibi and Bowater awarded executives consisted of nonqualified stock options. They selected this form because of the well established and generally favorable accounting and tax treatment and the nearly universal expectation by employees in the industry that they would receive stock options. More recently, however, in response to both the operating environment and pressure from institutional stockholders and the investment community generally to grant fewer options (principally resulting from extensive media coverage of abusive practices with respect to stock options by public companies), both companies reassessed how equity as a compensation tool could be better aligned with stockholders’ interests. Moreover, beginning in 2006 the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123R, making the accounting treatment of stock options relatively less attractive. As a result, both Abitibi and Bowater decided to replace a significant portion of their option awards with restricted stock units, which would allow them to capture certain benefits while providing a similar motivating form of incentive compensation and continue to align the interests of the executives with those of the stockholders. It also permitted the companies to issue fewer shares, thereby reducing potential dilution.

All Abitibi and Bowater equity-based plan awards were converted into awards based on AbitibiBowater stock as of the effective date of the Combination. The number of shares resulting from the conversion was determined by multiplying the number of shares subject to the award by 0.06261 in the case of Abitibi and by 0.52 in the case of Bowater. Similarly, the exercise price of converted stock options was adjusted by dividing such price by 0.06261 in the case of Abitibi and by 0.52 in the case of Bowater. All other terms and conditions of the outstanding awards remain the same. Although all outstanding awards will continue to be processed through the Abitibi and Bowater equity incentive plans, AbitibiBowater has decided to establish a new stock incentive plan that will enable the grants of new awards with respect to AbitibiBowater shares to employees and that will comply with the shareholder approval rules of the NYSE. Accordingly, AbitibiBowater has requested approval of the 2008 Equity Incentive Plan described in Proposal No. 2. Unless the proposed plan is approval by the stockholders, the Company may be unable to fully implement the AbitibiBowater compensation structure described below.

AbitibiBowater intends to continue to use RSUs and stock options as mid- and long-term incentive compensation to motivate and reward senior managers. The Company intends to make awards based on a dollar amount determined as a percentage of the midpoint salary grade. With the exception of significant promotions and new hires, Bowater and Abitibi generally made equity awards to executive officers at the Committees’ first or second meeting each year following the availability of the financial results for the prior year. This schedule was selected because it enabled the Committees to consider prior year performance and expectations for the current year. The awards were made as early as practicable in the year in order to maximize the positive incentive component associated with the awards. The Committees’ schedules were determined several months in advance, and the proximity of the awards to any earnings announcements or other market events was coincidental. For the reasons described above, the Company intends to continue that schedule. The Company made equity awards at the Committee’s March 2008 meeting, although the awards are conditioned upon approval by stockholders of the proposed 2008 Equity Incentive Plan, which is described in this Proxy Statement (see “Proposal No. 2—Approval of 2008 Equity Incentive Plan”).

Bowater

In 1999, Bowater set long-term incentive targets using a consultant’s study. The Bowater Committee used targets tied to an executive’s salary grade. The value of the annual grants was determined in the same way until 2004, when the compensation consultant recommended and the HRCC determined that Bowater diminish its use of stock option grants. Existing options were underwater, and were neither providing a meaningful incentive to executives nor consistent with the corporate governance wishes of stockholders who wanted executive compensation to produce less potential dilution.

In 2007, Bowater granted equity awards to executive officers under the 2006 Bowater Stock Option and Restricted Stock Plan based on dollar values computed for each salary grade. For 2006 and 2007, the dollar value was determined to transition executives from 2005 grant levels toward levels that would result in total compensation for each salary grade that approximated the total compensation received at peer companies at the 50th percentile. For stock options, the Black-Scholes valuation methodology was used to determine the number of options to issue to each participant. The value of the restricted stock units and the option exercise price were based on the average of the high and low stock price on the date of grant. For the Bowater named executive officers, the 2007 awards were allocated 15% to stock options (25% for the chief executive officer), and 85% to restricted stock units (75% for the chief executive officer).

The 2007 equity awards made to the named executive officers are shown in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Stock Options

The Bowater 2007 nonqualified stock option awards have a three-year service-based vesting schedule. The award agreements provide for ratable vesting in 1/3 increments at the end of each year during the three-year vesting period. The award agreements further provide that the options will become fully vested and exercisable upon a change in control provided the participant is employed on the date of such change in control, as defined in the stock option plan. The agreements also provide that in the event of death, disability, involuntary termination without cause or retirement, the executive is entitled to immediate vesting of a pro rata portion of the option. Under the award agreements, the option exercise period will terminate no later than the 10-year anniversary of the date of grant or, if earlier, two years after the employee’s termination of employment by reason of death, five years after retirement or disability, or 90 days after termination of employment for other reasons. The options will be canceled upon termination of employment for cause.

Restricted Stock Units

Bowater

The Bowater restricted stock unit awards provide for the transfer of shares to the employees as of the date of vesting. No dividends are payable prior to vesting in the shares, but dividends will accrue throughout the vesting period. At the time of vesting, the employee receives a lump sum payment equal to the amount of the dividends paid on or after the grant date and prior to the vesting date. All of the 2007 restricted share awards have a service-based three-year ratable vesting schedule. The 2007 RSU awards did not include performance vesting because of the pending Combination and the difficulty of framing meaningful performance goals. In addition, because of the pending Combination, the Bowater Committee decided to cancel the performance goals for the 2006 RSU awards.

Under the terms of the award agreements, vesting will be accelerated for executives who are employed on the date of a change in control as defined in the stock option plan. They also provide that in the event of death, disability, involuntary termination without cause or retirement, the executive is entitled to 100% immediate vesting.

In addition to regular annual awards, Bowater made equity awards to certain executive officers (in addition to the named executive officers) to reward them for their efforts prior to the announcement of the Combination. These awards were payable upon the closing of the Combination, and resulted in payments to the named executive officers as set forth below:

Named Executive Officer	RSUs (# of shares of Common Stock)	Dollar Value of RSUs on Grant Date(1) ($)	Dollar Value of RSUs at Closing(2) ($)
Mr. Harvey	3,755	200,026	138,766
Mr. Wright	1,878	100,040	69,401

(1)	Based upon the average of the high and low Bowater common stock price of $27.70 on February 7, 2007. The converted AbitibiBowater price would be $53.269.
(2)	Based upon the October 29, 2007 Common Stock price of $36.955.

Mr. Paterson received a special grant of up to 28,184 RSUs (in shares of Common Stock) to which he will be entitled upon attainment of certain performance targets following the completion of the Combination. The vesting of the RSUs is contingent upon attaining certain post-Combination synergies during the 2.5-year period following the closing of the Combination. The RSUs will vest with respect to (1) all 28,184 shares of Common Stock upon the achievement of documented synergies of at least $300 million; (2) 23,452 shares of Common Stock upon the achievement of documented synergies of at least $250 million; and (3) 18,772 shares of Common Stock upon the achievement of documented synergies of at least $200 million, as set forth in the table below:

Synergies	$200M	$250M	$300M
# Restricted Share Units Vested	18,772	23,452	28,184

Abitibi

Abitibi made annual equity grants in March 2007 to its named executive officers using stock options and RSUs as was done in the past. Traditionally, Abitibi granted 50% of the annual award in the form of stock options and 50% of the award as restricted stock units. The compensation consultants reviewed the mix and discussed with management the market pressure to reduce dilution by using restricted stock units instead of options. Management took this into consideration and recommended to the Abitibi Committee that the mix be changed, and in response, the HRCC granted awards in a mix of 40% stock options and 60% restricted stock units.

The RSUs Abitibi granted in March 2007 originally included three years of performance-based vesting. The RSUs would vest based on the extent to which Abitibi’s cash ROCE exceeded the cash ROCE earned by Abitibi’s competitors during the same period. In November 2007, the HRCC decided that outstanding RSU awards granted in 2006 and 2007 would be subject only to time-based vesting, and not performance-based vesting, because the performance targets selected for the outstanding RSU awards were no longer relevant. The competition against which the targets were to be measured included Bowater, which was now part of AbitibiBowater. Stock options have always used time-based vesting, so the HRCC made no changes to the vesting of outstanding options as a result of the Combination.

While all Abitibi executives received the same proportion of stock options and RSUs in their 2007 grants, the Abitibi Chief Executive Officer received an aggregate award equal to 2.5 times his base salary, while the other Abitibi named executive officers received an aggregate award equal to 1.3 times their base salary. Abitibi’s consultant studied the grant practices of the companies against which Abitibi had been benchmarking and determined that the chief executive officer needed a grant equal to 2.5 times his base salary in order for his grant to be market competitive. Adjustments were not necessary in this regard for the other Abitibi named executive officers.

Abitibi also maintains a Deferred Share Unit Plan for designated senior executives. Under the terms of this plan, senior executives can elect to have a portion of their annual incentive awards paid to them in the form of deferred share units (“DSUs”). Each DSU was equivalent in value to an Abitibi common share and was credited with dividends when stockholders received dividends from the Abitibi. A DSU is paid to an executive upon termination of employment and is payable, at the election of the employee, in the form of either cash or shares which are purchased on the open market. Senior executives who are U.S. taxpayers were required to make their DSU payment election no later than June 30 of the calendar year immediately preceding the calendar year in which the incentive was to be paid. When an executive who is a U.S. taxpayer first elects to receive DSUs, he or she is required to irrevocably elect the form of payment which will be paid either six months after termination of employment if covered by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or immediately upon termination of employment. No DSU elections were made by the executives for the 2007 Annual Bonus Plan Awards, although DSU elections have been made in the past.

Mid- and Long-Term Incentive Compensation

Mid-term RSUs and long-term stock options incentive compensation comprised a significant portion of an Abitibi senior executive’s total direct compensation and was intended to retain the senior executives and senior managers and motivate them into taking actions that enhanced stockholder value. With Mercer’s advice, Abitibi determined the value of equity awards to executive officers based on a percentage of salary for each salary grade. For stock options the number of shares to be covered were determined using the Black-Scholes valuation methodology.

The table below summarizes the Abitibi 2007 mid- and long-term incentive plan designs:

	RSUs (Mid-term)	Stock Options (Long-term)
Performance Period	36 months	Option life of 120 months

President and Chief Executive Officer (Mr. Weaver)	Annual grant based on 150% of position salary mid-point	Annual grant based on 100% of position salary mid-point (based on Black-Scholes)

Senior Vice-Presidents (Messrs. Rougeau, Grandmont and Thorsteinson)	Annual grant based on 78% of position salary mid-point	Annual grant based on 52% of position salary mid-point (based on Black-Scholes)

Vesting Conditions	Units will vest based on the company’s relative 3-year average financial performance versus a selected comparator group. Value of units directly pegged to stock price. Payment in cash or stock.	Options will vest 25% per year after first year and will expire in 10 years.

Abitibi Stock Option Plan

In 2007, Abitibi granted stock options to key executive and management personnel at exercise prices equal to the market price of the former Abitibi common shares on the date that the options were granted. Market price was defined as the average of the highest and lowest share price as reported for the five business days immediately preceding the grant date on the principal Canadian exchange on which the former Abitibi common shares were traded. On the advice of Mercer, the number of options granted to each senior executive and senior manager was based on benchmarking within the North American industry peer group. To prevent significant fluctuations in the number of options that were granted to senior executives from year to year, the number of options was derived from a formula that took into account the expected value of the options (pursuant to a three-year average under the Black-Scholes formula) and the average price of Abitibi’s common shares for each of the three years preceding the date of grant.

The 2007 nonqualified stock option awards provide for vesting in 1/4 increments at the end of each year during the four-year vesting period. If the employment of any individual is terminated, his or her option terminates, except that if employment is terminated by reason of death, retirement, involuntary termination or other reason approved by the company, then options are exercisable with respect to the number of shares the individual had the right to purchase at the time of the termination within five years after the date of the termination event, provided that in no event would any option be exercisable after the original expiration date. All options are canceled upon termination of employment for cause.

If the employment of the employee terminates for any reason other than those previously referred to above, the option would be exercisable by the employee with respect to the number of Abitibi common shares that he had the right to purchase at the time of the termination within three months after such termination or, in the case of the death of the employee within three months after such termination, by his personal representative within one year after the date of his death.

Until July 2002, certain executive officers were entitled to receive a loan from the company to purchase optioned common shares under the Stock Option Plan. After July 2002, executive officers were no longer eligible for personal loans under the Stock Option Plan and none of the outstanding loans granted under the Stock Option Plan could be modified or renewed. Common shares purchased through the former loan program are held as security until the loan is repaid. Mr. Weaver currently has an outstanding loan of $908,200 under this program, based on the December 31, 2007 exchange rate of $1.0016.

Abitibi Restricted Share Unit Plan

The Abitibi Restricted Share Unit Plan was established in 2004 and provided for the granting of RSUs to senior executives and senior managers and, on an exceptional basis, to other selected high potential and/or high performing key employees. The RSUs represented phantom units with a value tied to the actual stock price of Abitibi common shares that vested on the basis of financial performance in addition to time-based vesting and are generally paid out at the end of the performance period, which is usually three years. The vesting of RSUs was subject to Abitibi’s relative average financial performance versus other companies that comprise the comparator group during a set period. The percentage of a participant’s RSU award that vested was determined by the number of comparator companies that Abitibi beat in terms of the selected financial performance criteria. As explained above, the Abitibi Committee decided to make all outstanding RSU awards subject only to time-vesting on the original vesting schedule.

On an annual basis, the Abitibi Committee approved the RSU grants, the financial benchmarks, the composition of the comparator group, the period during which Abitibi’s performance was to be evaluated and the vesting conditions. The number of RSUs granted to each executive was evaluated, as well as the specific vesting conditions. The number of RSUs granted to each executive was based on the same methodology as the stock option grants as described in the previous section, and the value was calculated based on the average price of the company’s common shares for each of the three years preceding the date of grant. The award payments are made in cash and/or by the delivery of Abitibi common shares purchased by Abitibi on the open market. However, there is a mandatory withholding of shares from RSU payouts for executives until share ownership guidelines are met.

For the 2007 award, Cash ROCE was set as the financial benchmark for senior executives. The performance period for the 2007 grant was established at three years and the comparator group included four U.S. companies (International Paper, Weyerhaeuser, Bowater, MeadWestvaco) and four Canadian companies (Domtar, Canfor, Tembec and Catalyst). The table below summarizes the 2007 ranking schedule for award determination over the three-year period:

Abitibi beats two companies	25% of granted units are earned
Abitibi beats four companies	50% of granted units are earned
Abitibi beats six companies	75% of granted units are earned
Abitibi beats seven companies	100% of granted units are earned

Because the Combination made the determination of the performance criteria inappropriate, the Abitibi Committee decided that all outstanding RSU awards would become subject to time-vesting only, based on their original vesting schedule.

Mr. Weaver received a special grant (as did Mr. Paterson) of up to 28,926 RSUs to which he will be entitled upon Company attainment of certain performance targets following the closing of the Combination. The vesting of the restricted stock units is contingent upon attaining certain post-Combination synergies during the 2.5-year period following the closing of the Combination. The restricted stock units will vest with respect to (1) all 28,926 Company shares upon the achievement of documented synergies of at least $300 million; (2) 24,105 Company shares upon the achievement of documented synergies of at least $250 million; and (3) 19,284 Company shares upon the achievement of documented synergies of at least $200 million, as set forth in the table below:

Synergies	$200M	$250M	$300M
# Restricted Share Units Vested	19,284	24,105	28,926

Retirement Plans

Abitibi and Bowater have in the past maintained traditional defined benefit pension plans, and AbitibiBowater offers defined contribution retirement arrangements for the U.S. named executive officers. A mix of tax-qualified retirement plans and supplemental plans for select members of management is designed to attract and retain the senior and experienced mid- to late-career executive talent the Company believes is necessary to compete in the forest products industry.

AbitibiBowater’s HRCC met in November 2007 to review the pension plan structure and met again in January 2008 to discuss executive pensions. AbitibiBowater decided to provide its executives with retirement benefits based on a defined contribution plan. The Company believes that expanding defined contribution plans instead of defined benefit plans will provide a more effective way of offering a competitive retirement benefit. Starting in January 2009, executives will receive Company contributions of 10.5% of base salary and paid bonus as an automatic Company contribution to a defined contribution plan. In addition, the Company will provide a supplemental defined contribution plan for executives above a certain salary grade. Under this plan, the Company will contribute an additional 10% of base salary (12% of base salary for Mr. Paterson). Certain executives will remain in their respective defined benefit plans based on age and years of service since those executives are close to retirement and would not have sufficient time to make up for the lost defined benefit accruals. Additional details regarding the supplemental retirement plans and the different retirement plans applicable to each of the named executive officers are provided following the Pension Benefits Table set forth on page 50 below.

Bowater

Until December 31, 2006, Bowater maintained a qualified defined benefit pension plan and a supplemental retirement plan for executives. Subsequent to that date, no new U.S. participants were added to these plans and the benefits under these plans for existing participants who were younger than 55 and whose age and years of service totaled less than 70 were frozen. The defined benefit plans were replaced with increased contributions to the defined contribution plan pursuant to which employee matching contributions up to 4% of base salary per employee are made and up to 6.5% of base salary is contributed as an automatic company contribution. In addition, Bowater instituted a supplemental defined contribution retirement plan for all non-grandfathered U.S.-based employees above a certain salary grade level. Under this plan, Bowater contributes 10% of base salary (12% of base salary for the chief executive officer) of each eligible senior executive’s compensation.

As of December 31, 2007, all benefits in the executive supplemental defined benefit plan were frozen and the active U.S. participants were offered an in-service distribution. After that date, all former Bowater executives began participation in the defined contribution plans described above.

Abitibi

Abitibi executives are covered by a registered or qualified defined benefit retirement plan and a supplemental executive plan. These plans are intended to provide a combined pension at the normal retirement age of 65 that is equal to 2% of the average annual compensation multiplied by the years of credited service, up to a maximum of 35 years. Average annual compensation is the sum of (i) the average of the 60 highest consecutive months of base salary within the last 120 months of service plus (ii) the average of the five highest annual awards paid pursuant to the annual incentive awards plan within the last 10 years of service.

Severance and Change in Control Arrangements

AbitibiBowater believes that it should provide reasonable severance benefits to its employees. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for employees to find comparable employment within a short period of time. Severance benefits should also assist in disentangling the Company from the former employee as soon as practicable.

AbitibiBowater believes that the interests of stockholders will be best served if the interests of the Company’s senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

Perquisites

AbitibiBowater

AbitibiBowater provides an executive perquisite allowance of $12,000 for executives who report directly to the Executive Chairman or the President and Chief Executive Officer, and $7,000 for other designated executives, plus a comprehensive annual physical for each of them. The purpose of the allowance is to cover the cost of personal tax preparation, personal automobile costs and club membership. This allowance replaces the executive perquisite reimbursement policies employed by Bowater and Abitibi. The Committee decided to grant allowances set at a specific amount instead of granting reimbursements in order to simplify administration. The higher amounts granted to the Executive Chairman and the President and Chief Executive Officer reflect the fact that the previous reimbursement policies applicable to them were more generous than for the other executives.

Bowater

Bowater executive perquisites included reimbursement for tax preparation and a comprehensive physical, up to a combined maximum of $5,000, for executives at the senior vice president level and above. Senior management also participated in Bowater’s other benefit plans on the same terms as other employees. Those plans included medical and dental insurance, life insurance and charitable gift matching (limited to $1,000 per employee per year). Relocation benefits were also paid under a standard company policy.

Abitibi

Abitibi provided executive perquisites including reimbursement for tax planning and income tax preparation, automobile allowances, club membership, mortgage subsidies and a comprehensive physical. Relocation benefits were also paid under a standard company policy.

Stock Ownership Guidelines

Both Abitibi and Bowater adopted Stock Ownership Guidelines, which are described below. AbitibiBowater has also adopted stock ownership guidelines applicable to senior managers and directors. Under the guidelines, the Executive Chairman and the President and Chief Executive Officer are required to own shares with a value equal to five times annual salary within five years. Shares owned through benefit plans, and rights to shares through DSU and RSU grants are counted. Direct reports to those officers have a similar requirement equal to three times annual salary. Directors are required to own an amount equal to four times their annual retainer. These guidelines were adopted to ensure that the directors and senior executives would also be stockholders and thus their interests would be aligned with stockholders’ interests. Different multiples are used to reflect the greater compensation paid to the Executive Chairman and the President and Chief Executive Officer, which enables them to purchase a greater number of shares.

Bowater

Bowater adopted revised stock ownership guidelines on November 8, 2006. Senior executives were required to own stock with a value equal to a specified multiple of their base salaries. The requisite multiples were five for the Chief Executive Officer and two for executives who reported directly to the Chief Executive Officer. Directors were expected to own stock having a value equal to three times the annual retainer. The ownership requirement had to be satisfied through Bowater common stock or Bowater Canada exchangeable shares owned outright or through Bowater benefit plans, or by counting restricted stock or stock unit awards (not stock options).

Abitibi

In 2000, Abitibi implemented stock ownership guidelines for designated executives requiring them to attain target levels of ownership within certain prescribed time periods. The President and Chief Executive Officer was required to purchase shares at a value of investment equal to twice his annual salary within five years of the launch of the guidelines. Other senior executives were required to own Abitibi shares with a value of investment of either one or one-half times their annual salary within five or seven years, depending on their grade level and the number of Hay points associated with their position. For the purpose of determining whether an executive met the applicable stock ownership guidelines, DSUs and shares acquired through the company’s benefit plans were treated as shares held by an executive, but not stock options or restricted stock units.

Compensation of Chief Executive Officers

Bowater

From May 1, 2006 until the closing of the Combination, Mr. Paterson served as President and Chief Executive Officer of Bowater pursuant to the terms of an employment agreement, which set his starting salary at $825,000. Under the agreement, he is eligible to receive an annual bonus with a target payout of not less than 68% of his base salary, subject to reduction if there are across-the-board reductions similarly affecting all management personnel of Bowater, and a maximum payout of 200% of his target bonus. For the year ending December 31, 2006, he was guaranteed a bonus of $374,000 (target) payable in 2007.

Mr. Paterson also received 50,000 Bowater restricted stock units pre-Combination. This grant was made partly in recognition of various equity and cash forfeitures incurred by Mr. Paterson as a result of entering into his employment agreement. The shares vested in full one year after the date of grant.

In addition, Mr. Paterson was granted options to purchase 250,000 shares of Bowater common stock. The converted exercise price of the options was $52.7404. The options vest ratably over three years and have a ten-year exercise term. The options also are subject to the terms and conditions that apply generally to unexercised options previously granted by Bowater.

The combined value of these equity awards at the time the grants were made was approximately $3.4 million, or twice the annual grant value made to the Chief Executive Officer under Bowater’s ongoing equity grant policy.

The Committee determined to make these equity grants after careful consideration of (i) competitive pay data on peer company equity grant levels, (ii) the need to provide an inducement to Mr. Paterson to accept the offer of employment and (iii) the belief that providing the chief executive officer with a substantial initial equity interest would create an immediate alignment of financial interest between Bowater and the chief executive officer.

Mr. Paterson is also entitled to paid vacation, reimbursement of reasonable business expenses, and the perquisites available by virtue of his position. Mr. Paterson is subject to an ongoing covenant not to disclose confidential information and covenants not to compete with Bowater and not to solicit the customers of Bowater during the term of the agreement and for two years following termination.

Mr. Paterson is also enrolled in the Bowater Retirement Savings Plan and Supplemental Retirement Savings Plan effective January 1, 2007. If Mr. Paterson contributed 5% of his annual base salary and bonus to the plan, Bowater would contribute 20.5%. In lieu of any deferred plan participation or payment to which he may otherwise be entitled for his employment during 2006, Mr. Paterson was entitled to a contribution in respect of 2006 on the foregoing basis, including his 5% elective deferral, but based on his 2006 base salary and bonus, which was credited as nonqualified deferred compensation under the plan. He will be vested in this benefit on May 1, 2009, and will be entitled to a lump sum payment of a pro rata portion of such amount if his employment is terminated without cause or by him for good reason, other than with respect to 21.95% of the total Bowater contribution, which shall remain subject to three-year vesting.

In negotiating the terms of Mr. Paterson’s employment agreement, Bowater considered data supplied by its advisor concerning chief executive officer compensation at peer companies, the compensation paid to the former chief executive officer and Mr. Paterson’s prior compensation history.

In 2007, Mr. Paterson’s salary was increased to $900,000 to reflect his promotion to chairman of the board. The Bowater Committee considered Mr. Paterson’s success in negotiating the terms of the Combination agreement as well as market data concerning chief executive officer pay at similar companies.

Mr. Paterson also received a grant of 24,238 Company RSUs and 24,483 Company stock options in January 2007, as well as a special award of up to 28,184 RSU units to which he will be entitled upon meeting certain synergy targets within 2.5 years following the closing of the Combination.

Abitibi

As noted above, the compensation for the Abitibi President and Chief Executive Officer as well as other senior executives was reviewed annually by the Abitibi Committee. In 2007, the competitive positioning analysis suggested that overall compensation levels for all senior executives, including the President and Chief Executive Officer, were positioned correctly according to the company’s competitiveness policy and no further adjustments were made to compensation levels or targets.

Mr. Weaver’s base salary is $1,256,985 (1) and has not been increased since 2001. On March 6, 2007, Mr. Weaver received 20,328 Company RSUs and 31,305 Company stock options. Later in the year, he also received a special grant of up to 28,926 Company RSUs. The vesting of the RSUs is contingent upon attaining certain post-Combination synergies during the 2.5-year period following the closing of the Combination.

The total U.S. pension benefit to which Mr. Weaver is entitled is a target benefit based upon 2% of final average earnings for each year of service up to a maximum of 35 years. Mr. Weaver’s benefit reflects an additional five years of fully vested service granted by Abitibi. These benefits are described in greater detail following the Pension Benefits Table.

Mr. Weaver was also party to a severance arrangement, which is described below in “Severance and Change in Control Arrangements.”

Deductibility of Compensation—Section 162(m) of the Internal Revenue Code

In order to maintain flexibility to attract and retain qualified executives, Bowater allowed for compensation that is not deductible under Section 162(m) of the Code, and the Company will continue to do so in the future if it determines such approach to be in the best interests of the Company. Bowater paid non-deductible compensation to Mr. Paterson in 2007.

Compensation Committee Report

The HRCC has reviewed and discussed the Compensation Discussion and Analysis above with management and, based on such review and discussion, the HRCC recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein.

Togo D. West, Jr. (Chairman)

John Q. Anderson

Jacques Bougie

William E. Davis

Richard B. Evans

Ruth R. Harkin

(1)	This amount was calculated using an average exchange rate for 2007 of $0.9311.

Tabular Disclosure of Executive Compensation

The following table sets forth information concerning all compensation paid during 2006 and 2007 to the Company’s named executive officers:

SUMMARY COMPENSATION TABLE FOR 2007

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Comp- ensation(6) ($)		Total ($)
John Weaver(10), Executive Chairman	2007	1,259,926	—		840,037	373,688	329,468		729,083	65,309		3,597,509
David Paterson, President & Chief Executive officer	2006	550,000	374,000		908,333	447,950	—		—	224,210		2,504,493
	2007	900,000	380,970		836,099	653,182	174,834		—	420,372		3,365,457

William Harvey, Senior Vice President and Chief Financial Officer	2006	350,769	—		73,530	11,317	101,590		78,003	13,455		628,664
	2007	375,652	377,725		583,648	64,781	46,922		80,881	189,295		1,718,904

Pierre Rougeau(8)(10), Senior Vice President, North American Newsprint	2007	431,104	287,981	(11)	47,011	42,866	95,853	(11)	196,691	19,681		1,121,187
Alain Grandmont(8)(10), Senior Vice President, Commercial Printing and Coated Papers	2007	403,119	199,341	(11)	41,780	42,411	118,275	(11)	253,536	12,556		1,071,018
Thor Thorsteinson(8)(10), Senior Vice President, International	2007	403,119	199,341	(11)	131,507	83,837	59,404	(11)	250,967	23,405		1,151,578
James Wright(10), Sr. Vice President—Human Resources	2007	312,859	342,802		302,682	32,689	39,466		113,020	42,982		1,186,500
Pierre Monahan(8), Executive Vice President—Building Products	2006	452,623	—		121,100	13,012	165,962	(9)	292,236	42,046		1,086,979
	2007	507,156	297,688	(11)	540,097	38,678	—		108,939	1,674,046	(7)	3,166,604

William Morris, Sr. Vice President, Coated and Specialty Papers Sales and Marketing	2006	343,300	—		97,417	9,838	113,830		78,470	13,460		656,315
	2007	351,733	201,160		416,678	29,248	—		47,726	1,151,334	(7)	2,197,878

(1)	Reflects payment on November 15, 2007 of a signing bonus paid to make up for reductions in salary in real terms caused by currency fluctuations. The signing bonus payment was made to Messrs. Rougeau, Thorsteinson and Grandmont, in the amounts of $50,000, $30,000 and $30,000 respectively. Reflects payment of retention bonuses in 2007 to Messrs. Harvey ($203,725), Wright ($171,352), Morris ($201,160), Monahan ($297,688), Rougeau ($237,981), Grandmont ($169,341) and Thorsteinson ($169,341). Also includes closing bonuses paid to Messrs. Paterson ($380,970), Harvey ($174,000) and Wright ($171,450).
(2)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS 123R, for awards of restricted stock units. Assumptions used in the calculation of these amounts are included (i) for 2006, in footnote 21 to Bowater’s audited financial statements for the fiscal year ended December 31, 2006, included in Bowater’s Annual Report on Form 10-K originally filed with the SEC on March 1, 2007 (“2006 Financial Statements”) and (ii) for 2007, in footnote 24 to AbitibiBowater’s audited financial statements for the fiscal year ended December 31, 2007, included in AbitibiBowater’s annual report on Form 10-K originally filed with the SEC on March 17, 2008 (“2007 Financial Statements”).
(3)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ending December 31, 2006 and December 31, 2007, in accordance with FAS 123R for awards of nonqualified stock options as shown in the 2006 Financial Statements and 2007 Financial Statements, respectively. Assumptions used in the calculation of these amounts are included (i) for 2006, in footnote 21 to Bowater’s audited financial statements for the fiscal year ended December 31, 2006, included in Bowater’s Annual Report on Form 10-K originally filed with the SEC on March 1, 2007 and (ii) for 2007, in footnote 24 to AbitibiBowater’s audited financial statements for the fiscal year ended December 31, 2007, included in AbitibiBowater’s annual report on Form 10-K originally filed with the SEC on March 17, 2008.
(4)	Amounts in this column reflect the cash awards to the named individuals under the applicable Bowater Annual Incentive Plan or the Abitibi Annual Bonus Plan, which are discussed in significant detail under “Compensation Discussion and Analysis—Annual Bonus.” The payments to Messrs. Paterson, Harvey and Wright were made under the 2007 Bowater Annual Incentive Plan and the payments to Messrs. Weaver, Grandmont, Thorsteinson and Rougeau were made under the 2007 Abitibi Annual Bonus Plan.

(5)	Amounts shown in this column reflect the actuarial increase in the present value of the named individuals’ benefits under applicable pension plans established by Bowater or Abitibi using interest rate and mortality rate assumptions consistent with those used in the applicable company’s financial statements. There were no above-market or preferential earnings on nonqualified deferred compensation for the named executive officers in 2006 or 2007. A discussion of pension benefits is provided after the Pension Benefits Table below.
(6)	Amounts in this column reflect, for each former Bowater named executive officer, matching contributions allocated by Bowater to such individuals pursuant to the Bowater Retirement Savings Plan and a nonqualified Supplemental Retirement Savings Plan in the following amounts: Mr. Paterson, $336,543; Mr. Harvey, $175,869; Mr. Morris, $120,506; and Mr. Wright, $31,421. For each former Abitibi employee (except Mr. Rougeau), an amount is included for employer contributions to an employee stock ownership plan that was used to purchase Company stock. Additional perquisites include (i) a car allowance, (ii) tax and financial planning, (iii) a physical, (iv) parking and (v) club dues and expenses. All named executive officers received perquisites in at least two of the foregoing categories.

In addition, the following amounts are reflected:

•	Mr. Weaver received parking reimbursements, a car allowance, low interest loan ($38,659), financial planning, reimbursement for a physical and savings plan employer contributions.

•	Mr. Paterson received benefits under the standard relocation policy for relocation expenses ($35,358), club dues, physical and tax preparation.

•	Mr. Grandmont received parking reimbursements, a car allowance and reimbursement for a physical.

•	Mr. Thorsteinson received parking reimbursements, a car allowance ($10,995), mortgage taxable benefit, low interest loan and reimbursement for a physical.

•	Mr. Monahan received a perquisite allowance ($34,157), car allowance ($12,685) and savings plan employer contributions ($17,343).

(7)	Mr. Monahan received $1,581,395 (exchange rate of 1.0015 on date paid) and Mr. Morris received $1,018,605 in severance payments.
(8)	Canadian salary and all other compensation (except non-equity incentive plan compensation and retention bonus included in the “Bonus” column) converted using average exchange rate for (i) 2006 of $0.8818 and (ii) 2007 of $0.9311.
(9)	Non-equity incentive plan compensation denominated in Canadian dollars converted to U.S. dollars using the February 15, 2007 exchange rate of $0.8567 (which was the date paid for the 2006 Bowater Annual Incentive Plan bonus).
(10)	The executive officer was not previously an officer of Bowater (AbitibiBowater’s predecessor) and therefore was not a “named executive officer” for U.S. securities law purposes prior to 2007. Accordingly, summary compensation disclosure is provided for 2007 only.
(11)	For 2007, the following exchange rates were used:

Item	Date Paid	Exchange Rate
Annual Bonus Plan (2007 Average Exchange Rate)	—	0.9311
Retention Bonus	11/15/07	1.0149
Retention Bonus	2/15/08	0.9931

GRANTS OF PLAN-BASED AWARDS FOR 2007

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold(7) ($)	Target(4) ($)	Maximum(4) ($)	Threshold (#)	Target (#)	Maximum (#)
John Weaver(5)	03/06/2007					5,082	20,328					904,985
John Weaver(5)	03/06/2007	(2)								31,305	44.519	603,358
John Weaver(6)	n/a			785,616	1,571,231
David Paterson	01/30/2007								24,238			1,299,065
David Paterson	01/30/2007	(3)								24,483	53.596	427,336
David Paterson	n/a			612,000	1,224,000
William Harvey	01/30/2007								5,121			274,466
William Harvey	01/30/2007	(3)								2,739	53.596	47,808
William Harvey	02/07/2007								3,755			200,026
William Harvey	n/a			164,250	328,500
Pierre Rougeau(5)	03/06/2007					1,222	4,889					217,654
Pierre Rougeau(5)	03/06/2007	(2)								7,513	44.519	144,802
Pierre Rougeau(6)	n/a			217,877	435,755
Alain Grandmont(5)	03/06/2007					1,016	4,065					180,970
Alain Grandmont(5)	03/06/2007	(2)								6,261	44.519	120,672
Alain Grandmont(6)	n/a			203,352	406,704
Thor Thorsteinson(5)	03/06/2007					1,016	4,065					180,970
Thor Thorsteinson(5)	03/06/2007	(2)								6,261	44.519	120,672
Thor Thorsteinson(6)	n/a			203,352	406,704
James Wright	01/30/2007								4,454			238,717
James Wright	01/30/2007	(3)								2,382	53.596	41,576
James Wright	02/07/2007								1,878			100,040
James Wright	n/a			138,150	276,300
Pierre Monahan	01/30/2007								5,890			315,682
Pierre Monahan	01/30/2007	(3)								3,150	53.596	54,981
Pierre Monahan(6)	n/a			236,499	472,999
William Morris	1/30/2007								4,454			238,717
William Morris	1/30/2007	(3)								2,382	53.596	41,576
William Morris	n/a			154,485	308,970

(1)	Amounts shown in these columns represent target and maximum amounts that could have been awarded under the Bowater Annual Incentive Plan or the Abitibi Annual Bonus Plan. The amounts actually awarded under the plans are set forth in the Summary Compensation Table.
(2)	All Abitibi stock options have an exercise price that was the average of the highest and lowest Abitibi common stock as reported on the Toronto Stock Exchange for five business days immediately proceeding the grant date.
(3)	All Bowater stock options have an exercise price equal to the average of the high and low trading prices of Bowater common stock on the grant date.
(4)	Target and maximum are based on pre-merger salary.
(5)	Used March 6, 2007 exchange rate of $0.8498.
(6)	Used 2007 average exchange rate of $0.9311.
(7)	No threshold payment was set for Non-Equity Incentive Plan payouts.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The cash incentive compensation awarded to each named executive officer under the applicable short-term incentive plan for 2007 is set forth in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The target and maximum amounts that could have been awarded under those plans are set forth in the Grants of Plan-Based Awards Table. A detailed discussion of each executive officer’s target goals under the performance metrics and the actual amounts earned by each executive officer under the applicable plan is provided under “Compensation Discussion and Analysis—Annual Bonus.”

The restricted stock unit awards reflected in the “All Other Stock Awards” column granted to the Bowater named executive officers in 2007 were service-based. The restricted stock awards granted to the Abitibi named executive officers were originally performance-based; however, these awards have now become service-based. Stock options are granted to executives based on performance and competitive market practices. A detailed discussion of the terms of all the equity awards is provided under “Equity Awards” on page 46.

The stock option awards to the Bowater named executive officers vest ratably over a three-year period, one-third on each anniversary date. The exercise price is equal to the average of the high and low price of Bowater common stock on the grant date. The Abitibi stock options vest ratably over a four-year period, one-fourth on each anniversary date. The exercise price is equal to the average of the highest and lowest price of Abitibi common shares on the Toronto Stock Exchange for the five business days immediately preceding the grant date.

Employment Agreements

Mr. Paterson

For details of the employment agreement with Mr. Paterson, see “Compensation Discussion and Analysis—Compensation of Chief Executive Officers” on page 38 above.

Messrs. Harvey, Wright, Monahan and Morris

Each of Messrs. Harvey, Wright, Monahan and Morris was party to an employment agreement with Bowater. For Mr. Harvey, this agreement was superseded by an almost identical agreement with AbitibiBowater following the Combination, while the employment of each of Messrs. Monahan and Morris was terminated during 2007, as detailed in “Severance and Change in Control Arrangements” on page 55 below.

Each of the employment agreements with Messrs. Harvey and Wright continues in effect until death, disability, retirement or written notice of termination by either party. In the event of a termination without cause, the executive would receive two years’ of base salary plus between two and three times the last paid bonus as severance. Mr. Harvey has the right to terminate his agreement for “good reason” and receive his severance. This is further described on page 56.

Each employment agreement provides for payment of an annual base salary and entitlement to receive an annual incentive award. The target amount of such award is 70% of base salary for Mr. Harvey and 50% of base salary for Mr. Wright. Each executive is also entitled to paid vacation, reimbursement of reasonable business expenses and the perquisites available by virtue of the executive’s position. Mr. Monahan’s perquisites include an annual flexible perquisites budget totaling Cdn$30,000. Each executive is subject to an ongoing covenant not to disclose confidential information and a covenant not to compete with Bowater for one year, and in the case of Mr. Harvey with AbitibiBowater, during the term of the agreement and for one year following termination.

Offer Letters with AbitibiBowater

Messrs. Harvey and Wright

Pursuant to the terms of their offer letters with the Company, each of Messrs. Harvey and Wright will be entitled to salaries of $425,000 and $340,000, respectively, and to participate in a short-term incentive plan with a target level of 70% for Mr. Harvey and 50% for Mr. Wright. In addition, each is eligible for a perquisite allowance of $12,000 per year and an additional benefit value of up to $5,000 for U.S. tax preparation. Mr. Harvey is also entitled to a lump sum of $133,279 as a housing and cost of living offset when he begins the relocation process to Canada and an education allowance of $15,000 per child per year for a period of three years. Mr. Wright is also entitled to a lump sum of $104,649 as a housing and cost of living offset when he begins the relocation process to Canada.

Messrs. Grandmont, Thorsteinson and Rougeau

Pursuant to the terms of the applicable offer letter, the executive is entitled to an annual base salary of $425,000 in the case of Messrs. Grandmont and Thorsteinson and $450,000 in the case of Mr. Rougeau and is eligible to participate in a short-term incentive plan with a target level of 70% of his base salary in the case of Messrs. Grandmont and Rougeau or 60% in the case of Mr. Thorsteinson. Each executive also received a signing bonus of $30,000 in the case of Messrs. Grandmont and Thorsteinson and $50,000 in the case of Mr. Rougeau. Each executive is also eligible for an annual perquisite allowance of $12,000 in addition to a complete annual medical examination.

Offer Letters for Named Executive Officers

All offer letters anticipated an equity award tied to synergy achievement following the Combination, in addition to continuation of annual equity grants of similar value as the executive received pre-Combination. Previous equity awards were rolled over and will be paid in accordance with the initial payout schedule.

Each offer letter states that the executive will be covered by an employment agreement and change in control agreement. The executive will continue to participate in various benefit plans such as pension, group insurance and vacation until informed otherwise.

Equity Awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
John Weaver	10,362				241.035	(5)	01/15/2009	40,649	837,776
John Weaver	18,783				223.041	(5)	04/13/2009
John Weaver	21,287				224.631	(5)	02/28/2010
John Weaver	24,174				197.013	(5)	02/27/2011
John Weaver	30,648				222.957	(5)	02/26/2012
John Weaver	28,175				183.622	(5)	03/04/2013
John Weaver	18,783	6,261	(9)		174.918	(5)	02/24/2014
John Weaver	13,305	13,304	(9)		102.440	(5)	03/01/2015
John Weaver	6,653	19,956	(9)		67.959	(5)	02/28/2016
John Weaver		31,305	(9)		54.902	(5)	03/06/2017
John Weaver
John Weaver										28,926	(6)	596,165

David Paterson	43,333	86,667	(1)		52.740		05/01/2016
David Paterson		24,483	(2)		53.596		01/30/2017	24,238	499,545
David Paterson										28,184	(6)	580,872

William Harvey		2,739	(2)		53.596		01/30/2017	9,607	197,996
William Harvey		3,003	(3)		50.673		05/10/2016
William Harvey
William Harvey	5,200				78.906		01/26/2009
William Harvey	520				76.500		02/22/2009
William Harvey	5,200				92.308		01/25/2010
William Harvey	4,212				105.462		05/10/2010
William Harvey	5,200				99.865		01/30/2011
William Harvey	5,200				90.433		01/29/2012
William Harvey	5,200				78.346		01/28/2013
William Harvey	5,200				86.577		01/27/2014
William Harvey	5,200				71.721		01/25/2015
William Harvey	5,200				61.673		05/10/2015
William Harvey

Pierre Rougeau	11,270				204.712	(5)	09/04/2011	11,201	230,844
Pierre Rougeau	4,696				222.957	(5)	02/26/2012
Pierre Rougeau	6,261				183.622	(5)	03/04/2013
Pierre Rougeau	3,053	1,017	(9)		174.918	(5)	02/24/2014
Pierre Rougeau	2,818	2,817	(9)		102.440	(5)	03/01/2015
Pierre Rougeau	1,566	4,695	(9)		67.959	(5)	02/28/2016
Pierre Rougeau		7,513	(9)		54.902	(5)	03/06/2017
Pierre Rougeau

Alain Grandmont	620				241.035	(5)	01/15/2009	9,241	190,465
Alain Grandmont	1,928				224.631	(5)	02/28/2010
Alain Grandmont	3,023				197.013	(5)	02/27/2011

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)		Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Alain Grandmont	3,757				222.957	(5)	02/26/2012
Alain Grandmont	4,696				183.622	(5)	03/04/2013
Alain Grandmont	3,053	1,017	(9)		174.918	(5)	02/24/2014
Alain Grandmont	2,818	2,817	(9)		102.440	(5)	03/01/2015
Alain Grandmont	1,566	4,695	(9)		67.959	(5)	02/28/2016
Alain Grandmont		6,261	(9)		54.902	(5)	03/06/2017
Alain Grandmont

Thor Thorsteinson	394				241.035	(5)	01/15/2009	10,547		217,366
Thor Thorsteinson	1,578				224.631	(5)	02/28/2010
Thor Thorsteinson	3,023				197.013	(5)	02/27/2011
Thor Thorsteinson	3,757				222.957	(5)	02/26/2012
Thor Thorsteinson	4,696				183.622	(5)	03/04/2013
Thor Thorsteinson	3,053	1,017	(9)		174.918	(5)	02/24/2014
Thor Thorsteinson	2,192	2,191	(9)		102.440	(5)	03/01/2015
Thor Thorsteinson	1,566	4,695	(9)		67.959	(5)	02/28/2016
Thor Thorsteinson		6,261	(9)		54.902	(5)	03/06/2017
Thor Thorsteinson

James Wright		2,382	(2)		53.596		01/30/2017	8,717		179,657
James Wright		2,610	(3)		50.673		05/10/2016
James Wright	7,800				85.697		03/15/2009
James Wright	7,800				92.308		01/25/2010
James Wright	4,888				105.462		05/10/2010
James Wright	7,800				99.865		01/30/2011
James Wright	7,800				90.433		01/29/2012
James Wright	7,800				78.346		01/28/2013
James Wright	7,800				86.577		01/27/2014
James Wright	7,800				71.721		01/25/2015
James Wright								676	(6)	13,932
James Wright								2,911	(4)	59,996

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Pierre Monahan	3,150	(7)			53.596	11/30/2012
Pierre Monahan	3,453	(7)			50.673	11/30/2012
Pierre Monahan	26,000				80.904	09/25/2011
Pierre Monahan	13,000				90.433	01/29/2012
Pierre Monahan	13,000				78.346	11/30/2012
Pierre Monahan	13,000				86.577	11/30/2012
Pierre Monahan	13,000				71.721	11/30/2012

William Morris	2,382	(8)			53.596	02/19/2008
William Morris	2,610	(8)			50.673	02/19/2008
William Morris	5,200				94.171	02/19/2008
William Morris	5,200				78.906	02/19/2008
William Morris	520				76.500	02/19/2008
William Morris	5,200				92.308	02/19/2008
William Morris	11,024				105.462	02/19/2008
William Morris	5,200				99.865	02/19/2008
William Morris	5,200				90.433	02/19/2008
William Morris	5,200				78.346	02/19/2008
William Morris	5,200				86.577	02/19/2008
William Morris	5,200				71.721	02/19/2008

(1)	43,333 vested on May 1, 2007; 43,333 vest on May 1, 2008; 43,334 vest on May 1, 2009.
(2)	Vests ratably one-third on each anniversary date; January 30, 2008, January 30, 2009 and January 30, 2010.
(3)	Vests on January 24, 2009.
(4)	The stock awards vest as follows:

January 1, 2008	Mr. Harvey, 2,931; Mr. Wright, 2,911

January 30, 2008	Mr. Paterson, 8,079; Mr. Harvey, 1,707; Mr. Wright, 1,484

December 31, 2008	Mr. Weaver, 10,800; Mr. Rougeau, 2,539; Mr. Grandmont, 2,540; Mr. Thorsteinson, 2,540

January 24, 2009	Mr. Harvey, 1,554; Mr. Wright, 1,352

January 30, 2009	Mr. Paterson, 8,079; Mr. Harvey, 1,707; Mr. Wright, 1,485

December 31, 2009	Mr. Weaver, 20,328; Mr. Rougeau, 4,889; Mr. Grandmont, 4,065; Mr. Thorsteinson 4,065

January 30, 2010	Mr. Paterson, 8,080; Mr. Harvey, 1,707; Mr. Wright, 1,485

Upon Termination	Mr. Weaver, 9,521; Mr. Rougeau, 3,773; Mr. Grandmont, 2,636; Mr. Thorsteinson 3,942

(5)	Exercise prices converted as of October 29, 2007 into U.S.$ using exchange rate on that date of $1.048.
(6)	Synergy Award; see “Compensation Discussion and Analysis—Restricted Stock Units” on page 32 above.
(7)	Accelerated vesting on the termination date of November 24, 2007.
(8)	Accelerated vesting on the termination date of November 19, 2007.
(9)	Vests ratably over a four-year period.

OPTION EXERCISES AND STOCK VESTED FOR 2007

None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Weaver			3,924	139,420	(1)
David Paterson			26,000	1,080,750	(4)
William Harvey			3,755	138,766	(1)
Pierre Rougeau			830	29,490	(1)
Alain Grandmont			830	29,490	(1)
Thor Thorsteinson			646	22,952	(1)
James Wright			1,878	69,401	(1)
Pierre Monahan			12,754	270,896	(2)
William Morris			9,917	181,630	(3)

(1)	Vested upon the closing of the Combination. Valued at the exchange rate on October 29, 2007 of $1.0395.
(2)	Mr. Monahan left the Company on November 24, 2007 and was fully vested in his RSU awards on that date.
(3)	Mr. Morris left the Company on November 19, 2007 and was fully vested in his RSU awards on that date.
(4)	Vested on May 1, 2007.

Pension Benefits

PENSION BENEFITS FOR 2007

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to them under each applicable plan. The benefits were determined using the interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Measurement Year ($)
John Weaver	Qualified Plan (Sales) (U.S.)	19.60	248,631
John Weaver	Qualified Plan (Augusta) (U.S.)	5.58	89,065
John Weaver	Supplemental Plan (U.S.)	24.58	6,824,544

David Paterson	n/a	n/a	—	—

William Harvey	Registered Plan (Canada)	7.42	109,870	—
William Harvey	Supplemental Plan (Canada)	7.42	27,933	—
William Harvey	Qualified Plan (U.S.)	8.42	124,478
William Harvey	Equalization Plan (U.S.)	8.42	113,736
William Harvey	Supplemental Plan (U.S.)	15.63	718,259

Pierre Rougeau	Registered Plan (Canada)	6.00	193,591
Pierre Rougeau	Supplemental Plan (Canada)	9.00	739,302

Alain Grandmont	Registered Plan (Canada)	8.75	326,729	—
Alain Grandmont	Supplemental Plan (Canada)	23.33	2,044,006

Thor Thorsteinson	Registered Plan (Canada)	8.05	319,547
Thor Thorsteinson	Supplemental Plan (Canada)	26.91	2,901,652
Thor Thorsteinson	Qualified Plan (Alabama) (U.S.)	10.62	94,678

James Wright	Qualified Plan (U.S.)	8.54	260,898	—
James Wright	Equalization Plan (U.S.)	8.54	253,100
James Wright	Supplemental Plan (U.S.)	8.54	671,901

Pierre Monahan	Registered Plan (Canada)	13.67	310,056	—
Pierre Monahan	Supplemental Plan (Canada)	13.67	1,516,762	—

William Morris	Qualified Plan (U.S.)	20.06	261,765
William Morris	Equalization Plan (U.S.)	20.06	326,064
William Morris	Supplemental Plan (U.S.)	20.06	864,903

(1)	The present value of accumulated benefits was measured as of September 30, 2007, using plan-specific discount rates and mortality assumptions as of September 30, 2007 for Bowater and October 29, 2007 for Abitibi.

The following discussion describes the terms of the pension plans applicable to each named executive officer.

Bowater U.S. Pension Benefits

For Messrs. Wright, Harvey and Morris, retirement benefits are payable under the following U.S. plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings and service (the “Qualified Plan”); a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations (the “Equalization Plan”); and a nonqualified supplemental plan covering designated senior executives (the “Supplemental Plan”), which provides benefits in addition to those under the other two plans. The three plans combine to provide a retirement benefits package to the executive officers that is competitive with peer companies and reduces the impact of certain provisions of the Code that limit the maximum benefits that may accrue under the Qualified Plan. The definition of compensation under these three plans includes salary and bonus.

The Qualified Plan provides an age 65 retirement benefit equal to 52.5% of a participant’s final average monthly compensation, proportionately reduced for each year of benefit service less than 35 years minus 50% of his primary Social Security benefit, proportionately reduced for each year of service less than 35 years. The plan allows for an unreduced early retirement benefit at age 62 if the participant has accrued more than 10 years of service. The plan also provides for a reduced early retirement benefit if the participant has attained age 50 and completed at least 10 years of service. The early retirement reduction is 4.5% per year before age 62.

The Supplemental Plan provides an age 60 retirement benefit (if the participant has at least 10 years of service) equal to 2.5% of the participant’s final average monthly compensation for each year of service up to 20 years of service plus 1% of the participant’s final average monthly compensation for each year of service greater than 20 and up to 30 years of service minus any other benefit payable to the participant from the other two plans. Participants are allowed to retire before age 60 if they are allowed to retire under the Qualified Plan. The retirement benefit is reduced by 0.5% per month before age 60.

The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The Equalization Plan described above provides that in the event of a change in control, each participant in the plan will become 100% vested in his accrued benefits.

The Supplemental Plan and the Equalization Plan provide for lump sum distributions. The lump sum distributions are computed based on an interest rate set by a Board committee in the year prior to the year of distribution.

Effective January 1, 2007, the Qualified Plan, the Equalization Plan and the Supplemental Plan were frozen to new entrants and to certain current employees and replaced by a qualified defined contribution plan and a nonqualified supplemental defined contribution plan (the “Defined Contribution SERP”). The qualified defined contribution plan provides an employer match of up to 4% and automatic company contributions of 2.5% to 6.5% of earnings depending on the age and service of the participant. The Defined Contribution SERP provides a make-up of qualified plan contributions limited by the imposition of statutory Code limitations plus an additional employer contribution of 10% (12% for the CEO) of earnings. Messrs. Paterson, Harvey and Morris were covered by the Defined Contribution SERP effective January 1, 2007 while Mr. Wright continued to accrue service under the prior plans during 2007. Mr. Wright began participation in the Defined Contribution SERP as of January 1, 2008.

As of December 31, 2007, the benefits in the Qualified Plan, the Equalization Plan and the Supplemental Plan were frozen for all remaining participants in the Supplemental Plan and the active participants in the Supplemental Plan were offered in-service distributions of the benefits under the Equalization and Supplemental Plans. Messrs. Harvey, Wright and Morris chose the distribution option and received $701,794, $1,321,897 and $976,454 respectively. Mr. Wright was given credit for 14 additional months of service under the Supplemental Plan.

As of December 31, 2007, the former Bowater executives listed in the Pension Benefit Table above had the following final average earnings and credited number of years of service: Mr. Harvey: $401,695, 15.6 years; Mr. Wright: $432,624, 8.5 years; Mr. Morris: $484,458, 20.06 years. The accrued benefit amounts shown in the Pension Benefit Table above were measured as of September 30, 2007, using a 6.5% discount rate and the RP2000 mortality table projected to 2006 with white collar adjustments. Benefits were calculated assuming retirement at age 60 or current age, if greater.

Mr. Harvey’s Canadian Benefits

In addition to the pension benefits described above, Mr. Harvey accumulated 7.4151 years of credited service in a Bowater Canadian Registered Plan and an unfunded Canadian Supplemental Plan before transferring to the United States on November 30, 1998. For each year of credited service in Canada, Mr. Harvey is entitled to a total unreduced pension from age 65 equal to 1.6% of final average earnings determined on November 30, 1998, indexed to the date of termination of employment based on the increase in Canadian average weekly earnings for the period. The pension would not be reduced if he is aged 60 or more upon retirement, and it would be reduced by 6% for each year retirement precedes age 60.

The portion of the pension payable from the Registered Plan will be determined upon termination of employment or retirement based on the maximum pension payable under the Canadian Income Tax Act on that date.

The pension is payable for life subject to a five-year guarantee. Final average earnings are based on the 36 consecutive months prior to November 30, 1998, including 50% of target bonus. The resulting final average earnings are $130,883.44 as at November 30, 1998.

The accrued benefit amounts shown in the Pension Benefit Table above were measured as of September 30, 2007, using a 5.65% discount rate and the RP2000 mortality table projected to 2006 with white collar adjustments. Benefits were calculated assuming Mr. Harvey’s retirement at age 60 since he would be eligible to receive an unreduced pension at that age.

Mr. Paterson

Mr. Paterson was not covered under any of the Qualified Plan, Equalization Plan or Supplemental Plan. He participated in the Defined Contribution SERP beginning on January 1, 2007.

Abitibi U.S. Pension Benefits

Mr. Weaver

Retirement benefits for Mr. Weaver are payable under the following defined benefit pension plans: a qualified defined benefit plan covering all U.S. salaried employees (the “Qualified Sales Plan”) which provides pension benefits based on earnings, service, and age; the Augusta Newsprint Company Retirement Plan (the “Augusta Plan”), a qualified plan in which Mr. Weaver was formerly an active participant, which provides pension benefits based on earnings and service; and a nonqualified Supplemental Plan covering designated senior executives including Mr. Weaver (the “Supplemental Plan”), which provides a target benefit offset by the value of benefits provided in other qualified plans. The definition of compensation under the plans includes salary and bonus.

The Qualified Sales Plan is a cash balance retirement plan which provides an account balance based upon accumulated interest and pay credits. The interest crediting rate is based upon the 30-year Treasury Rate for the month of November preceding the plan year. The pay credits are based upon a participant’s age and range from 4% to 8% of compensation, which includes both base pay and bonuses. The Qualified Sales Plan allows for the payment of a lump sum at the time of termination. The Augusta Plan provides an age 65 benefit based upon 1.5% of average compensation multiplied by years of credited service. Compensation includes base pay only. The Augusta Plan allows for an unreduced early retirement benefit at age 62 if the participant has at least 85 points (age plus service). The Augusta Plan also provides for a reduced early retirement benefit if the participant has attained age 55 and completed at least 15 years of service. The early retirement reduction is 4.8% per year before age 65.

The Supplemental Plan provides an age 65 retirement benefit (if the participant has at least two years of service), payable in equal monthly installments, equal to 2% of average annual compensation multiplied by years of credited service up to 35 years (reduced by qualified plan amounts including any qualified plan amounts that have been commuted). Average annual compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual bonuses in the last 10 years. The total pension is payable unreduced if the executive retires at age 58 and the sum of his age and years of continuous or credited service is at least 80. A reduction of 6% per year, or 0.5% per month, is applicable for retirement before such unreduced eligibility if the member has completed 20 years of service; if the member has less than 20 years of service, the 6% per year reduction is calculated for each year prior to age 65 that the retirement occurs. The total pension is initially paid for a two-year period under a joint and survivor 50% lifetime pension. The lump sum value of the remaining pension benefits is paid at the end of such two-year period. The Abitibi Human Resources and Compensation Committee granted Mr. Weaver an additional five years of service in the Supplemental Plan.

The accrued benefit amounts for Mr. Weaver were measured as of September 30, 2007, using a 6.5% discount rate and the RP2000 mortality table projected to 2006 with white collar adjustments. Benefits were calculated assuming retirement at age 65.

Bowater Canadian Pension Benefits

Mr. Monahan

Mr. Monahan resides in Canada. His employment with Bowater terminated on November 24, 2007. He is currently receiving a monthly pension from a Registered Plan, and has received a lump sum payment from an unfunded Supplemental Plan. This lump sum payment of $1,710,431 (using 2007 average exchange rate of $0.9311) was made in lieu of the pension payable from the unfunded supplemental plan, determined as if he had accumulated 15 years of continuous service upon termination, payable from January 1, 2008, using a discount rate of 6.0%.

The following paragraphs describe the benefits to which Mr. Monahan was entitled as at September 30, 2007, before his termination of employment.

•

Upon completion of 15 years of service with Bowater and a predecessor company, on February 1, 2009, Mr. Monahan would have been entitled to a total unreduced pension for each year of service before 2003, equal to 2% of his best average earnings (1.5% on the portion of the earnings that is covered by the Registered Plan—Cdn$43,700 in 2007). In the event of retirement before February 1, 2009, Mr. Monahan’s total pension for service before 2003 would have been reduced by 0.417% for each month that retirement precedes age 65.

•

For each year of service since January 1, 2003, Mr. Monahan would have been entitled to a total unreduced pension from age 65 equal to 2% of best average earnings (1.6% on the portion of the earnings that is covered by the Registered Plan (Cdn$43,700 in 2007). In the event of retirement before age 65, the pension for service since January 1, 2003 would have been reduced actuarially.

•

The pensions described above for Mr. Monahan would have been payable for life subject to a five-year guarantee. Best average earnings are based on the best consecutive 60 months and include base salary and bonus.

As of September 30, 2007, Mr. Monahan earned 13.67 years of credited service with Bowater and his best average earnings were $752,854 (using the 2007 average exchange rate of $0.9311).

The present value of the accumulated benefit shown for Mr. Monahan in the Pension Benefits Table was measured as of September 30, 2007, using a 5.65% discount rate and the RP2000 mortality table projected to 2006 with white collar adjustments. Benefits were calculated assuming retirement at age 65.

Abitibi Canadian Benefits

Messrs. Grandmont, Rougeau and Thorsteinson will receive total pension benefits equal to 2% of average annual compensation multiplied by years of credited service, which represents the gross benefits under various plans. Average annual compensation is the sum of (i) average monthly base salary based on the best 60 consecutive months of base salary within the last 120 months and (ii) the best five annual bonuses in the last ten years. Total pension benefits are payable from a Registered Plan and a Supplemental Plan. The amount paid under the Supplemental Plan will be reduced by amounts paid under a Registered Plan including any Registered Plan benefits that have been commuted. The Supplemental Plan provides benefits in excess of the maximum benefits payable under the Registered Plan.

The total pension is paid under a joint and survivor 50% lifetime pension. The pension payable under the Supplemental Plan may be paid in a lump sum two years after termination or retirement at the discretion of the Company, with the approval of the executive.

The total pension is payable unreduced if the executive retires at age 58 and the sum of his age and years of continuous or credited service is at least 80. A reduction of 6% per year, or 0.5% per month, is applicable for retirement before such unreduced eligibility if the member has completed 20 years of service; if the member has less than 20 years of service, a 6% per year reduction is calculated for each year prior to age 65 that the retirement occurs.

Mr. Thorsteinson is entitled to a pension provided by a qualified plan in which he participated previously (the “Alabama Plan”) in the U.S. Benefits under the Alabama Plan do not affect his total pension benefits, as the Alabama Plan benefits are used as an offset against Mr. Thorsteinson’s total pension.

The Abitibi Human Resources and Compensation Committee granted five extra years of credited service under the Supplemental Plan to Mr. Rougeau. The extra years vest gradually and will be fully vested on September 4, 2009.

The final average earnings used for the calculation of the accumulated benefit as of September 30, 2007 as shown in the Pension Benefit Table are: Mr. Grandmont: $579,002; Mr. Rougeau: $633,301; Mr. Thorsteinson: $552,016.

The accrued benefit amounts shown in the Pension Benefit Table above were measured as of September 30, 2007, using a 5.65% discount rate and the RP2000 mortality table projected to 2006 with white collar adjustments. Benefits were calculated assuming retirement at age 58, with the sum of the executive’s age and years of continuous or credited service being at least 80.

Nonqualified Deferred Compensation Table

NONQUALIFIED DEFERRED COMPENSATION FOR 2007

The following table shows information with respect to the Bowater Defined Contribution SERP for the Bowater named executive officers.

The amounts shown for the former Abitibi named executive officers relate to their DSU accounts.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John Weaver		—	(195,790)		196,237
David Paterson		317,418	25,052		531,890	(1)
William Harvey		154,494	(5,469)		162,658	(1)
Pierre Rougeau		—	(77,573)		77,752
Alain Grandmont		—	(54,211)		54,336
Thor Thorsteinson	28,284		(95,457)		81,237
James Wright		22,421	(9,230)		31,369
Pierre Monahan		—	—		—
William Morris		99,131	(8,790)		110,971	(1)

(1)	Includes amounts reported previously under “All Other Compensation” in the Bowater Summary Compensation Table for 2006, as follows:

Mr. Paterson –  $189,420; Mr. Harvey –  $2,430; Mr. Morris –  $2,379.

The Bowater Defined Contribution SERP provides that:

•

If the employee participates in the Bowater tax-qualified savings plan and cannot receive the full employer match under the plan because of Code limitations, the employee will receive the remainder of the match in the Defined Contribution SERP.

•

Similarly, if the employee cannot receive the full employer automatic contribution (ranging from 2.5% to 6.5% of earnings depending on age and service of participants), the employee will receive the remainder of the automatic contribution in the Defined Contribution SERP.

•

Executives in salary grade 33 and above (including Messrs. Paterson, Wright (beginning in 2008) Harvey and Morris), will receive an additional employer contribution of 10% of base salary plus bonus (12% for Mr. Paterson) and can elect to defer a portion (up to 50%) of base salary.

•	Employees have hypothetical investment options mirroring the same options offered under the tax-qualified savings plan.

•	Investment elections can be changed at any time.

•	The Defined Contribution SERP pays any amounts due in a lump sum upon separation from service for any reason or upon disability.

The amounts shown under “Aggregate Earnings in Last FY” for Messrs. Weaver, Rougeau, Grandmont and Thorsteinson reflect the decline in value of their Deferred Share Unit accounts. Mr. Thorsteinson elected to convert a portion of his 2006 annual bonus into DSUs, which is shown in the “Executive Contributions in Last FY” column.

Severance and Change in Control Arrangements

Severance

Messrs. Paterson and Wright are covered by employment agreements providing for severance that were originally provided by Bowater. Mr. Harvey is covered by an employment agreement originally provided by Bowater and amended by AbitibiBowater. Mr. Weaver is covered by a severance agreement originally provided by Abitibi. The remaining named executive officers do not have employment agreements but are covered by an executive severance policy.

Mr. Weaver

If Mr. Weaver’s employment is terminated without just cause or if he terminates employment for good reason other than in a circumstance involving a change in control, he will receive his accrued and unused vacation entitlement, accrued and unpaid salary and bonus remuneration, a lump sum payment equal to three times his base salary plus bonus (based on the average of the last two annual bonuses he has received), three years of service credit under the pension plan in which he participates, continued participation in Abitibi benefit plans and the use of an automobile for three years following his termination of employment. Coverage under the Abitibi benefit plans (except for long-term disability) would end on the earlier of three years following termination of employment or when Mr. Weaver accepts comparable employment. Mr. Weaver’s long-term disability coverage would end eight weeks following termination of employment. Mr. Weaver’s outstanding options would vest, and they would remain exercisable as if Mr. Weaver had remained employed by Abitibi. Mr. Weaver would be permitted to relocate to the United States. Any costs and expenses incurred in connection with such relocation would be subject to the terms of the Abitibi relocation policy.

Mr. Weaver would be subject to an ongoing covenant not to disclose confidential information and covenants not to compete with Abitibi or solicit the clients and employees of Abitibi for three years following his termination of employment.

Messrs. Harvey, Paterson and Wright

In the event each of the executive’s employment is involuntarily terminated for reasons other than death, disability, retirement or “cause”, or is terminated by the executive for “good reason” in the case of Messrs. Harvey and Paterson only, the executive will receive a lump sum payment within 10 days following the date of termination in the case of Mr. Paterson, and as soon as feasible in the case of Mr. Harvey equal to twenty-four months of then current annual base salary and most recently paid bonus, plus a prorated bonus for the calendar year of termination.

If payments under the executive’s change in control agreement are also triggered by termination of an executive’s employment, the executive can elect to receive payments under that agreement in lieu of any payments under his employment agreement.

For purposes of these agreements, “cause” is defined as gross negligence or willful misconduct by the executive either in the course of his employment or which has a material adverse effect on Bowater or on the executive’s ability to perform his duties adequately and effectively, or, under Mr. Paterson’s employment agreement only, conviction of (or pleading guilty or nolo contendere) to a felony.

For Messrs. Harvey and Paterson, “good reason” is constituted by the following actions which are not cured within 20 days of receiving notice of such action from the executive: (i) a reduction in his base salary, or target bonus (or maximum bonus percentages for Mr. Paterson) unless such reduction is made with respect to all management personnel; (ii) a material diminution in his titles, duties or responsibilities; (iii) a change to whom he must report (unless, for Mr. Harvey the change means Mr. Harvey reports to the chairman of the board); (iv) an unconsented relocation of the executive’s principal place of work to a location more than 30 miles from Greenville, South Carolina or Montréal, Québec, Canada after he has relocated; or (v) failure of a successor to expressly assume the agreement. For Mr. Harvey, “good reason” also includes failure to provide an acceptable work environment for 24 months from the effective date of the agreement as determined in his sole discretion.

Messrs. Grandmont, Rougeau and Thorsteinson

Messrs. Grandmont, Rougeau and Thorsteinson are covered by an executive severance policy. If they are terminated involuntarily, they would receive severance equal to six weeks of eligible pay per year of service, with a minimum of 52 weeks and a maximum of 104 weeks. Eligible pay would be base pay, plus the average of the last two bonuses up to a maximum of 125% of target bonus.

Equity Awards

Bowater currently has equity awards outstanding pursuant to the terms of five different equity incentive plans: the 1992 Stock Incentive Plan, the Amended and Restated 1997 Stock Option Plan, the 2000 Stock Option Plan, 2002 Stock Option Plan, and 2006 Stock Option and Restricted Stock Plan.

Under each equity plan, if employment is terminated for cause, as determined by Bowater, all options, SARs and restricted stock awards, whether or not vested and exercisable, are forfeited.

Under each equity plan except the 2006 Plan, if employment is terminated without cause or by the executive for any reason other than death, disability or retirement, all unvested equity awards are forfeited but the executive will have 3 months after termination to exercise all exercisable options and SARs. If employment is terminated due to disability or retirement, the grantee under each plan but the 1992 Stock Incentive Plan will be treated under all awards as if employment continued for 5 years after the date of termination for purposes of determining vesting and the portion of the award that is exercisable. Under the 1992 Stock incentive Plan, awards exercisable at the time of termination of employment will remain exercisable for an additional five years. If the executive dies, all awards become exercisable and all restrictions and conditions will lapse.

Pursuant to the award agreements granted in 2006 under the plans, if employment is terminated due to death, disability, retirement or involuntary termination without cause, a pro rata portion of all unvested options and RSUs will become exercisable on the date of termination. If termination is due to retirement or disability the grantee will have five years from the date of termination to exercise vested awards and two years if due to death. For any termination due to any reason other than death, retirement or disability, the grantee will have 90 days to exercise the vested awards following termination.

Pursuant to the award agreements granted in 2007 under the plans, if employment is terminated due to death, disability, retirement or involuntary termination without cause, all unvested options will become exercisable and all RSUs will become vested on the date of termination. If termination is due to retirement or disability, the grantee will have five years from the date of termination to exercise vested awards and two years if due to death. For any termination due to any reason other than death, retirement or disability, the grantee will have 90 days to exercise the vested awards following termination.

If the named executive officers had been terminated without cause and without there being a change in control on December 31, 2007, and assuming the executive severance policy would have applied, the named executive officers would have received the following benefits.

	John Weaver(1) ($)	David Paterson ($)	William Harvey ($)	Alain Grandmont(1) ($)	Pierre Rougeau(1) ($)	Thor Thorsteinson(1) ($)	James Wright ($)
Base Salary (1-3x)	3,943,800	1,800,000	850,000	850,000	450,000	850,000	680,000
Base Salary	1,352,160	900,000	425,000	425,000	450,000	425,000	340,000
Bonus (1-3X)	1,457,007	524,502	140,766	278,688	137,102	216,948	118,398
Bonus	485,669	174,834	46,922	139,344	137,102	108,474	39,466

Benefits Value (3X)	36,058 81,171
Total	5,518,036	2,324,502	990,766	1,128,688	587,102	1,066,948	$798,398

(1)	Used the December 31, 2007 exchange rate of 1.0016

The accelerated equity awards would be 102,989 options and 16,158 restricted stock units for Mr. Paterson; 4,829 options and 4,968 restricted stock units for Mr. Harvey and 4,198 options and 4,321 restricted stock units for Mr. Wright. Stock option awards would not be accelerated for Messrs. Weaver, Grandmont, Rougeau and Thorsteinson.

As discussed in footnote 7 to the Summary Compensation Table, the employment of Messrs. Monahan and Morris terminated in 2007, and their severance payments were $1,581,395 and $1,018,605, respectively.

In connection with Mr. Monahan’s termination of employment, as described under “Bowater Canadian Pension Benefits” above, Mr. Monahan was provided with an early retirement benefit under the Bowater Canada unfunded supplemental pension plan. The benefit was calculated as though Mr. Monahan had been credited with 15 years of continuous service at the time of his termination on November 24, 2007. His actual credited service under the plan was 13.8153 years. The actuarial value of the subsidy provided to Mr. Monahan was $322,901.60, determined as of December 1, 2007 using an exchange rate of $1.00280.

Change in Control Benefits

Equity Awards

Under each of the Bowater equity plans, on a change in control (as defined in the Bowater change in control agreements) all options and stock appreciation rights become immediately exercisable in full and all restricted and performance stock awards will be immediately exchanged for common stock free of any restrictions or performance conditions.

Under each of the Bowater equity plans except the 2006 Plan, on a change in control, all outstanding options, SARs and restricted stock awards held by officers and directors will automatically be purchased by Bowater at the “Acceleration Price” within 30 days of the change in control. Acceleration Price means (i) in the case of a restricted stock award, the highest of (A) through (D); and (ii) in the case of an option or SAR, the excess over the exercise or base price thereof of the highest of (A) though (D), on the date of a change in control: (A) the highest reported sales price of Bowater common stock within the 60 days preceding the date of the change in control; (B) the highest price of Bowater common stock reported in a Schedule 13D or an amendment thereto that is paid within the 60 days preceding the date of the change in control; (C) the highest tender offer price paid for Bowater common stock; and (D) any cash merger or similar price.

Bowater Change in Control Arrangements

Bowater change in control agreements apply to Messrs. Paterson, Wright and Harvey and continue in effect until the date of the executive’s termination. Such an agreement was in effect for each of Messrs. Monahan and Morris prior to his termination of employment.

Under the Bowater change in control agreements, if the executive’s employment is terminated within 36 months after a change in control (which did not occur upon consummation of the Combination), the executive will receive his accrued salary, bonus awards for fiscal years completed before termination and vacation pay and, unless the executive’s termination is for “cause,” he will also receive a prorated annual incentive award and all benefits under Bowater’s benefit plans and policies to which he is entitled through his date of termination.

In addition, if such termination is for any reason other than death, disability, or for “cause” (defined as gross negligence or willful misconduct that has not been cured within 30 days after receipt of notice or conviction of a felony, which action has a demonstrable and material adverse effect upon Bowater), or if the executive elects to terminate his employment for “good reason”, he will receive, in lieu of any severance payments provided in any applicable employment agreement, a lump sum payment as soon as possible following termination in an amount equal to the sum of: (i) three times the executive’s annual base salary, using either the rate in effect on termination or immediately prior to the change in control, whichever is greater; (ii) three times the target annual incentive award, using either the rate in effect on termination of employment or immediately prior to the change in control, whichever is greater; (iii) three times the largest annual contribution that could have been made by Bowater to its defined contribution savings plans on the executive’s behalf for the fiscal year in which the change in control occurred, or, if greater, the maximum contribution that could have been made on the executive’s behalf for the fiscal year in which the executive’s employment terminated; (iv) 30% of the executive’s annual base salary, using either the rate in effect on termination of employment or immediately prior to the change in control, whichever is greater; and (v) an amount equal to the present value of the additional retirement benefits the executive would have earned for the three years following the date of termination under Bowater’s defined benefit retirement plans. In addition, the executive and his dependents are entitled to retiree health care and life insurance coverage and individual outplacement assistance. If the retiree health coverage and life insurance cannot be provided under Bowater’s plans on a tax-free basis, Bowater will either provide individual insurance policies with substantially similar coverage or a cash payment equal to the value of the lost benefits.

Mr. Harvey only is also entitled to (i) a cash payment of $20,000 (to be paid in the currency of his country of residence) in lieu of outplacement assistance, at his election, and (ii) a lump sum payment equal to the present value of any non-statutory retirement plan benefits to which he is entitled.

The Bowater agreements define a “change in control” as occurring if: (a) any person becomes beneficial owner of an amount of Bowater stock representing 20% or more of the combined voting power of Bowater’s then outstanding voting securities, unless the Board has approved the acquisition of up to 50% of these securities or the person has filed a Schedule 13G indicating the person’s intent to hold the securities for investment; (b) less than 50% of the total membership of the Board are continuing directors (as defined in the change in control agreements); or (c) Bowater’s stockholders approve a merger, consolidation or reorganization of Bowater, or Bowater sells or otherwise transfers all or substantially all of Bowater’s assets, unless at least 50% of the voting power of the outstanding securities of the resulting entity is still owned by previous Bowater stockholders or at least 50% of the board of directors of the resulting entity are previous Bowater directors.

The Bowater agreements define “good reason” as: (a) a substantial adverse change in the executive’s status, title, position or responsibilities (including a change in reporting relationships) as in effect within 180 days preceding, or at any time after, the change in control; or (b) failure to pay or provide the executive the compensation and benefits, in the aggregate, at least equal to those to which he was previously entitled within 180 days preceding, or at any time after, the change in control; or (c) the reduction of the executive’s salary as in effect of the date of the change in control or any time thereafter; or (d) Bowater’s failure to obtain from any successor its assumption of the change in control agreement; or (e) the relocation of the executive’s principal office to a location more than 35 miles from its location immediately prior to the change in control or a substantial increase in the executive’s travel obligations following the change in control.

The Bowater change in control agreements also generally provide a terminated executive with (i) a waiver of any non-compete obligations to Bowater to which the executive is subject pursuant to any other agreement and (ii) reimbursement for all costs incurred (or to be incurred) in connection with realizing the benefits of the change in control agreement.

The change in control agreements with Messrs. Paterson, Wright and Harvey provide that in the event any payment to the executive following a change in control results in the imposition of an excise tax under Section 4999 of the Code, the executive will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments, he will be in the same after-tax position as if no excise tax had been imposed.

All of the Bowater equity compensation plans provide that awards will be automatically vested upon a change in control. Some of the equity compensation plans provide for a cash-out of the equity awards at an acceleration price (all of the stock option awards are currently underwater).

Abitibi Change in Control Arrangements

Following a change in control (which occurred upon consummation of the Combination), if the executive’s employment is terminated within 24 months other than for “just cause” (defined as the willful failure of the executive to properly carry out the executive’s duties or theft, fraud or dishonesty or material misconduct) or by the executive for “good reason,” the executive will receive a lump sum payment equal to three times (1.5 times for Messrs. Weaver and Thorsteinson) (A) the executive’s base salary in effect at the time of termination, plus (B) the greater of the executive’s last bonus or the average of the bonuses the executive received for the two completed fiscal years preceding the termination of employment, group welfare benefits and auto allowance for up to three years (such welfare benefits and auto allowance to be eliminated when another employer provides replacement benefits). The executive will also receive an additional three years of service credited under any pension or retirement arrangement (above actual credited service), and imputed earnings during the extra three years of service will be included in the earnings components of the pension calculations. All outstanding stock options will become fully vested, and any outstanding loans related to share purchases will remain in effect in accordance with their terms as though the executive remained employed. Messrs. Weaver and Thorsteinson would receive an additional 1.5 times base salary plus bonus as consideration for agreeing to a two-year non-compete obligation.

In the context of the Combination, the board of directors of Abitibi agreed to vary the terms of such severance arrangement to allow Mr. Weaver to be entitled to a lump sum payment equal to three years of annual compensation, less one-half of the compensation paid to Mr. Weaver between the completion of the Combination and the expiration of a 24-month period, provided that Mr. Weaver remains in the employ of the Company for at least two years following the completion of the Combination (unless his employment is terminated by the Company at an earlier date for any reason other than cause).

The Abitibi agreements define a “change in control” as (i) the acquisition of 35% of the voting shares, (ii) election by any holders of voting shares, or a number of holders, of the board of directors equal to or greater than one-third of the board of directors or (iii) transaction(s) whereby 50% of the assets are transferred.

The Abitibi agreements define “good reason” as (i) assignment of duties inconsistent with existing duties, a material change in position, duties or responsibilities, or failure to reappoint the executive to his or her existing position, (ii) reduction of the executive’s salary, (iii) failure to continue any incentive, compensation, pension, or welfare benefits, or reduction in excess benefits under such plans, (iv) relocation to a location other than Abitibi’s principal offices, or substantial increase in travel obligations, (v) any reason that would be considered constructive dismissal by a court of competent jurisdiction, (vi) failure of successor to assume the severance agreement or (vii) if the executive is required to relocate and Abitibi does not pay for the moving expenses plus the extra cost of obtaining a new residence.

The Abitibi agreements generally provide that the executive will be reimbursed for all legal fees and expenses as a result of the termination of employment in circumstances covered by the agreement. The agreement imposes confidentiality restrictions and a two-year non-compete obligation.

Messrs. Weaver’s and Thorsteinson’s agreements provide that if the payments due to them would be subject to an excise tax imposed by Section 4999 of the Code, the severance payments would be reduced to the largest amount that would eliminate the imposition of the excise tax.

Based upon a hypothetical termination and change in control date of December 31, 2007, the change in control termination benefits for the named executive officers would be as set forth in the following table. Messrs. Monahan and Morris would not have been eligible for change in control benefits because they were no longer employed by the Company on December 31, 2007.

	John Weaver ($)		David Paterson ($)	William Harvey ($)	Alain Grandmont ($)	Pierre Rougeau ($)	Thor Thorsteinson ($)		James Wright ($)
Severance	5,422,902	(1)	4,536,000	2,167,500	1,955,774	2,092,091	1,736,874	(1)	1,530,000
Pro-rata Bonus	—		612,000	297,500	—	—	—		170,000
Savings Plan Payment	—		108,000	51,000	—	—	—		40,800
Welfare Payment	32,500		270,000	127,500	—	—	132,000		102,000
Outplacement	—		20,000	20,000	—	—	—		20,000
Value of Options	286,958		499,546	127,854	60,244	64,521	57,393		119,661
Additional Retirement Benefit	2,606,000		1,174,445	314,000	1,332,861	716,210	1,468,991		303,087
Nonqualified Medical and Life Insurance Funding	—		—	—	—	—	—		206,317
Total Pre-Tax Value	8,348,360		7,219,991	3,105,354	3,348,878	2,872,821	3,395,258		2,491,865
Excise Tax and Gross-up Payment	—		2,896,133	1,395,211	—	—	—		943,851
Code Section 280G Cutback	(313,518	)(2)	—	—	—	—	(1,053,576	)(2)	—
Total Funding	8,034,842		10,116,124	4,500,565	3,348,878	2,872,821	2,341,682		3,435,716

(1)	Messrs. Weaver and Thorsteinson would receive 1.5 times annual compensation as severance and an additional 1.5 times annual compensation as consideration for their agreement to abide by the non-compete obligations.
(2)	The severance compensation agreements of Messrs. Weaver and Thorsteinson provide that if the payments due them under the agreements would be subject to an excise tax imposed by Section 4999 of the Code, the severance payments would be reduced to the largest amount that would eliminate the imposition of the excise tax. As payments to Messrs. Weaver and Thorsteinson under the agreements would be subject to excise tax under Section 4999 of the Code, their severance payments would be reduced by $313,518 and $1,053,576, respectively. The cutback is based on the assumption that payments equal to two years of salary and bonus are reasonable compensation for services rendered following the change in control for the two year non-compete agreement for both of the executives. Please note that if none of the payments are considered reasonable compensation for services rendered following the change in control, the change in control payments to Messrs. Weaver and Thorsteinson would be reduced by $3,928,786 and $2,211,492, respectively. Please note that due to certain provisions of the agreement, if Mr. Thorsteinson were to terminate in 2008 or a later year, it is possible that he would be subject to a smaller reduction of his severance payment.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR 2007

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) (16) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Q. Anderson(2)	79,300		—			—		79,300
Hans P. Black(3)	84,800		—			—		84,800
Jacques Bougie, O.C.(4)	234,000	(5)	—			—		234,000
Marlene Davidge(6)	57,867		—			—		57,867
William E. Davis	80,900		—			—		80,900
Richard A. Evans(7)	59,000		16,203			3,105		78,308
David A. Galloway(8)	59,067		—			—		59,067
Gordon D. Giffin (9)	71,500		14,231			3,763		89,494
Ruth R. Harkin(10)	65,000		18,674			—		83,674
Lise Lachapelle(11)	89,000		—			—		89,000
Gary J. Lukassen(12)	95,433		—			—		95,433
L. Jacques Ménard	59,333		—			—		59,333
John A. Rolls(13)	79,500		28,937			4,184		112,621
Arthur R. Sawchuk	59,333		—			13,053		72,386
John A. Tory(14)	73,067		—			—		73,067
Bruce W. Van Saun(15)	71,000		18,333			1,855		91,188
Togo D. West, Jr.	71,500		19,139			—		90,639

(1)	Represents the compensation expense recorded in 2007 computed in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”) “Share-Based Compensation” disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures for the listed directors in 2007. Additional information about the assumptions used in these calculations is available in Note 24 to the Consolidated Financial Statements in AbitibiBowater’s Form 10-K for the year ended December 31, 2007. This column does not include the value of DSUs attributable to deferred cash compensation shown in the “Fees Earned or Paid in Cash” column. The aggregate number of stock awards outstanding for each Bowater director at the end of 2007 is as follows: 4,362 units for Richard B. Evans; 2,544 units for Gordon D. Giffin; 2,878 units for Ruth R. Harkin; 8,002 units for John A. Rolls; 1,131 units for Arthur R. Sawchuk; 3,187 units for Bruce W. Van Saun; and 5,158 units for Togo D. West, Jr. The aggregate number of option awards outstanding for each director at the end of 2007 is as follows: 1,040 options for Richard B. Evans; 1,820 options for Gordon D. Giffin; 0 options for Ruth R. Harkin; 8,089 options for L. Jacques Menard; 13,260 options for John A. Rolls; 13,260 options for Arthur R. Sawchuk; 0 options for Bruce W. Van Saun; and 7,511 options for Togo D. West, Jr.
(2)	Mr. Anderson elected to receive 70% of his retainer and meeting fees in DSUs under the Abitibi Deferred Share Unit Plan.
(3)	Mr. Black elected to receive 50% of his retainer in DSUs under the Abitibi Deferred Share Unit Plan.
(4)	Mr. Bougie elected to receive 100% of his retainer and meeting fees in DSUs under the Abitibi Deferred Share Unit Plan.
(5)	Mr. Bougie received an annual retainer of $190,000 in 2007 for serving as Chairman of the Board of Abitibi.
(6)	Ms. Davidge elected to receive 50% of her retainer in DSUs under the Abitibi Deferred Share Unit Plan.
(7)	Mr. Evans elected to allocate his 2007 annual retainer and meeting fees to DSUs under Bowater’s Deferred Plan.
(8)	Mr. Galloway elected to receive 50% of his retainer in DSUs under the Abitibi Deferred Share Unit Plan.
(9)	Mr. Giffin elected to allocate his 2007 annual retainer and meeting fees to DSUs under Bowater’s Deferred Plan.

(10)	Ms. Harkin elected to allocate her 2007 annual retainer and meeting fees to a deferred cash account under Bowater’s Deferred Plan.
(11)	Mrs. Lachapelle elected to receive 50% of her retainer in DSUs under the Abitibi Deferred Share Unit Plan.
(12)	Mr. Lukassen elected to receive 50% of his retainer in DSUs under the Abitibi Deferred Share Unit Plan.
(13)	Mr. Rolls elected to allocate 100% of his 2007 annual retainer and meeting fees to DSUs under Bowater’s Deferred Plan.
(14)	Mr. Tory elected to receive 100% of his retainer and meeting fees in DSUs under the Abitibi Deferred Share Unit Plan.
(15)	Mr. Van Saun elected to allocate 50% of his 2007 annual retainer and meeting fees to DSUs and 50% to a deferred cash account under Bowater’s Deferred Plan.
(16)	The grant date fair value of each stock award made during 2007 computed in accordance with FAS 123R, based on the average of the high and low stock price on the grant date, is as follows:

Grant Date	Shares	Value	Director Recipients
6/27/07	754	$35,566	Evans, Giffin, Harkin, Ménard, Rolls, Sawchuk, Van Saun and West
7/27/07	384	$14,999	Evans, Giffin, Harkin, Ménard, Rolls, Van Saun and West

AbitibiBowater

In order to simplify and streamline the compensation payable to AbitibiBowater’s directors, AbitibiBowater has decided to pay one annual retainer fee of $50,000 to all non-employee directors in lieu of a smaller retainer fee plus additional fees for each Board or committee meeting attended. The chairman of the Audit Committee will receive an additional annual retainer of $10,000 and other committee chairmen will receive $5,000 in recognition of their added responsibilities. All directors will also be reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings.

To ensure that the interests of the directors are aligned with those of the stockholders, AbitibiBowater will make an annual equity-based grant valued at $70,000 to the directors. AbitibiBowater plans to use DSUs granted under the proposed 2008 Equity Incentive Plan (see “Proposal No. 2—Approval of 2008 Equity Incentive Plan”) to provide this type of compensation. In addition, AbitibiBowater intends to adopt a deferred compensation plan which will permit the directors to defer the receipt of cash income in the form of DSUs. To ensure that AbitibiBowater’s directors make steady progress toward satisfying applicable stock ownership guidelines, AbitibiBowater may require that a portion of the director’s cash compensation be deferred as DSUs until the guidelines are satisfied. The value of the DSUs is directly connected to the value of the Common Stock, and therefore, director compensation will increase or decrease with the fair market value of the Common Stock.

Bowater

In 2007, each Bowater director who was not a Bowater employee was entitled to receive an annual retainer of $35,000, a fee of $1,500 per day for each board meeting attended, and a fee of $1,000 per day for each committee meeting attended. In addition, as of January 1, 2007, the audit committee chairman received an additional annual retainer of $10,000, while the chairmen of the other committees received an additional annual retainer of $5,000. Each Bowater director was also reimbursed for reasonable expenses incurred in attending meetings.

On June 27, 2007, each Bowater non-employee director then serving was granted 1,450 DSUs under Bowater’s 2006 Stock Option and Restricted Share Plan. The directors’ awards provide for settlement of the DSUs in cash upon the director’s termination or in two equal installments on April 30, 2008 and on April 30, 2009.

Deferred Compensation

Bowater’s Deferred Compensation Plan for Outside Directors (the “Bowater Deferred Plan”) permits Bowater non-employee directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. The deferred compensation can be allocated to a cash account, a stock account or both accounts, as elected by the director. Deferred compensation is allocated to the applicable account as of the end of each calendar quarter. The number of units credited to the stock account equals the dollar amount of the compensation deferred divided by 95% of the closing price of the Common Stock (i.e., a 5% discount). If, as and when dividends are paid on shares of the Common Stock, an equivalent amount is credited to each participant’s stock account based on the number of units in the participant’s account on the dividend record date. Amounts credited to the cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for Bowater’s Retirement Savings Plan. The directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Bowater Deferred Plan. All accounts will be distributed in cash either (a) as soon as possible after the director ceases to be a director or in a stated number of years thereafter or (b) in either five or ten installments. All former Bowater non-employee directors have accounts under the Bowater Deferred Plan.

Retirement Benefits

In March 2005, the Bowater board of directors decided to replace the Retirement Plan for Outside Directors (the “Bowater Retirement Plan”), described below, with the Outside Directors’ Stock-Based Deferred Fee Plan (the “Bowater Deferred Fee Plan”) in order to better align compensation with stockholder interests. The Bowater Deferred Fee Plan includes an annual grant of $15,000 worth of DSUs for each year of future service. The value of the DSUs will be paid to a director upon termination of service on the board of directors provided the director either (i) has served at least five years, (ii) is terminated due to death or disability or (iii) is removed as a director following a change in control. If a director receives any such payment, he is subject to a covenant not to compete with Bowater for five years following termination of service and must be reasonably available for consultation during that period. Bowater directors who had less than five years of service as of March 21, 2005 began their participation in the Bowater Deferred Fee Plan in May 2005 and their accrued benefits under the Bowater Retirement Plan were frozen as of that date and later converted to DSUs.

As of October 28, 2007, Mr. Sawchuk was the only director who had an interest in the Bowater Retirement Plan. The Bowater Retirement Plan provides for retirement benefits equal to 10% of the participant’s annualized retainer at the termination of service multiplied by the participant’s years of service as a director, up to a maximum of ten years. Mr. Sawchuk’s retirement benefits were paid in a lump sum of $290,644 as of his retirement date of October 29, 2007.

Abitibi

In 2007, the former Abitibi chairman of the board received an annual retainer of $190,000 and all other directors who were not employees of Abitibi received an annual retainer of $50,000, a fee of $1,200 per meeting for each board and committee meeting attended in person, and $600 per meeting attended by telephone. Abitibi’s audit committee chairman received an additional retainer of $10,000, while other audit committee members received an additional annual retainer of $3,000. The chairmen of the other Abitibi committees received an additional retainer of $6,000. Each director also received $1,200 if air travel time from the director’s principal residence to the meeting location was more than three hours. Related travel and out-of pocket expenses were reimbursed.

Deferred Compensation

To ensure that Abitibi directors’ compensation would be aligned with stockholders’ interests, half of the annual retainer paid to Abitibi directors was paid in the form of DSUs pursuant to the Abitibi Deferred Share

Unit Plan until the directors met the stock ownership guidelines of three times the total amount of the annual retainer. Once this objective was reached, the director had the option to receive his/her annual retainer in cash or DSUs. After termination of board service, directors received an amount equal to the number of DSUs credited to their account (including the value of dividends, as if reinvested in additional units) multiplied by the then fair market value of the Abitibi common shares (as determined under the Abitibi Deferred Share Unit Plan).

Retirement Benefits

Retirement benefits were not provided to directors who became Abitibi directors after April 20, 2000. Directors who joined the Abitibi board prior to that date were still eligible to receive retirement benefits for five years after their retirement from the Abitibi board, in accordance with the Abitibi Directors’ Retainer Continuance Policy (the “Policy”) in effect prior to that date.

The Policy provided that, following retirement from the Abitibi board, all Abitibi directors who were initially appointed to the Abitibi board prior to April 27, 2000 and had served on the board for five or more years were entitled to receive 50% of the annual base retainer in effect during the year of their retirement, plus 10% of such annual retainer for each year of service in excess of five years, up to a maximum of 100% of the annual base retainer. Such compensation was to be paid for a period of five years following retirement. The Policy contained consultation and non-competition provisions applicable for the duration of the five-year payment period.

Mr. John A. Tory was the only director active in 2007 who was eligible for retirement benefits. Mr. Tory retired on October 29, 2007, after serving for more than 10 years on the board of Abitibi and predecessor companies. He is entitled to his full $50,000 annual retainer starting in 2008.

PROPOSAL NO. 2—APPROVAL OF 2008 EQUITY INCENTIVE PLAN

A proposal will be presented at the Annual Meeting to approve the AbitibiBowater 2008 Equity Incentive Plan (the “Plan”), including the applicable performance goals and other performance-based provisions of the Plan to ensure that compensation in respect of awards made under the Plan based on the performance criteria set forth in the Plan may be deductible by the Company. Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to their chief executive officer, or any of the other three most highly compensated executive officers (other than the chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (“Section 162(m)”). One of those conditions requires the Company to disclose the material terms of the performance goals of the Plan and to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the Plan that is intended to satisfy the requirements of Section 162(m). The Plan was approved by the Board on March 26, 2008, subject to stockholder approval. The following description of the Plan is only a summary of the material provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix A to this Proxy Statement, and should be read in conjunction with the following summary.

Subject to the approval of the proposal to increase the number of authorized shares of Common Stock (see “Proposal No. 3—Increase in Authorized Shares”) and of the Plan by the stockholders of AbitibiBowater at the Annual Meeting, the Plan shall be effective as of March 26, 2008 (the “Effective Date”) and, if approved, will continue in effect until terminated by the Board; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date. However, any awards that are outstanding after the termination of the Plan shall remain subject to the terms of the Plan.

Purpose. The Plan has been established by the Company to: (i) attract and retain persons eligible to participate in the Plan including directors, officers, employees, consultants and advisors of the Company and its affiliates; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align participants’ interests with those of AbitibiBowater’s other stockholders through compensation that is based on AbitibiBowater’s ordinary shares of stock and thereby promote the long-term financial interest of AbitibiBowater and its subsidiaries, including the growth in value of AbitibiBowater’s equity and enhancement of long-term stockholder return. To achieve these objectives, the Plan provides for the grant of nonqualified and incentive stock options (“ISOs”), stock appreciation rights (“SARs”), full value awards (including, but not limited to, restricted stock, restricted stock units and deferred stock units) and cash incentive awards.

AbitibiBowater has proposed the Plan at this time because it believes in the merits of linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return. In addition, without the Plan there are no shares available to make the contemplated 2008 equity awards to executives in accordance with the compensation policy described in “Executive Compensation—Compensation Discussion and Analysis.” AbitibiBowater uses equity-based compensation, such as options and other Common Stock related awards, as key elements of its executives’ compensation packages. Since AbitibiBowater believes it is important for the employees and directors of AbitibiBowater and its subsidiaries to have an equity interest in AbitibiBowater, and to be eligible to receive equity incentive awards, the Board has approved the Plan, and is recommending it to stockholders for approval. Because of the challenging market conditions facing AbitibiBowater, the new Plan is necessary so that AbitibiBowater can continue making equity awards to employees and directors at competitive levels to attract the best talent.

The Plan includes the following provisions:

•

No Repricing. AbitibiBowater has not repriced underwater stock options and option repricing is prohibited without stockholder approval under the Plan. Except for either adjustments relating to changes in capital structure, or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant and no outstanding option granted under the Plan may be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

•

Minimum Vesting Periods. The Plan provides that if the right to become vested in an award is conditioned on the completion of a specified period of service with AbitibiBowater, without achievement of performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years or ratably (whether monthly, quarterly, annual or otherwise) over not less than a three-year period, subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the participant’s death, disability, retirement, or involuntary termination of employment or service (referred to as the “minimum 3-year vesting period”). The minimum 3-year vesting period does not apply to an award that is granted as an inducement to a person being hired or rehired by AbitibiBowater. The HRCC in its discretion may modify or accelerate the vesting schedule of an award, or remove, waive or modify any applicable performance objectives, subject to an award intended to qualify as performance-based compensation, so long as the revised vesting schedule is no more rapid than the minimum 3-year vesting period.

•

Independent Committee Administration. The Plan will be administered by a committee of the Board whose members satisfy the “non-employee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the “outside director” requirement of Section 162(m).

•

No Discount Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of the Common Stock on the date of grant, except the HRCC may grant options with an exercise price less than the fair market value of the Common Stock at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the HRCC determines that doing so is appropriate to preserve the benefit of the awards being replaced.

•	Limitation on Full-Value Awards. No more than 1,000,000 shares may be issued as full-value awards.

•	Material Revisions to the Plan Require Stockholder Approval. The Plan states that a material revision to the Plan will not be effective unless approved by the Company’s stockholders.

General. The Plan is administered by the HRCC. The HRCC selects from the eligible individuals those persons to whom awards under the Plan will be granted, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The HRCC may delegate all or any portion of its responsibilities or powers under the Plan to one or more officers of the Company or any of its affiliates, except for grants of awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m). If the HRCC ceases to exist, or for any other reason determined by the Board and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the HRCC. The HRCC has the authority and discretion to interpret, administer, reconcile any inconsistency in and correct any defect in the Plan and any instrument or agreement related to an award granted under the Plan.

The maximum number of shares that may be delivered to participants and their beneficiaries under the Plan is 2,000,000 shares of Common Stock. Shares covered by an award that are not delivered on an unrestricted basis (because the award is forfeited or canceled) and shares issued in connection with the substitution for or assumption of awards previously granted by an entity that is acquired by the Company shall not count toward the 2,000,000 authorized shares. Any shares tendered by a participant or withheld by the Company (i) in connection with the payment of an exercise price, (ii) to satisfy any tax withholding obligation in connection with an award or (iii) subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof will be counted towards the 2,000,000 authorized shares.

The following additional limits apply to awards under the Plan: (i) no more than 2,000,000 shares of Common Stock for incentive stock options may be delivered to participants and their beneficiaries under the

Plan; (ii) the maximum number of shares of Common Stock that may be covered by options and SARs granted to any one participant in any one calendar year may not exceed 300,000 shares; (iii) the maximum number of shares of stock that may be issued in conjunction with awards during any one-calendar-year period relating to full value awards and cash incentive awards, (but only to the extent they are settled in stock) shall be 200,000 shares of Common Stock; (iv) the maximum number of shares of stock that may be issued in conjunction with awards granted relating to full value awards and cash incentive awards (but only to the extent they are settled in stock) over the life of the Plan shall be 1,000,000 shares of Common Stock; (v) the maximum number of shares that may be delivered pursuant to full value awards intended to be performance-based compensation (as described below) granted to any one participant during any one calendar-year period, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 200,000 shares; and (vi) the maximum amount of cash incentive awards intended to be performance-based compensation payable to any one participant with respect to any performance period shall equal $200,000 multiplied by the number of calendar months included in that performance period ($2,400,000 for a 12-month performance period).

The shares of Common Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by AbitibiBowater as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the HRCC, an award under the Plan may be settled in cash rather than Common Stock. The closing price of the Common Stock on the NYSE on April 18, 2008 was $10.25 per share.

If the Plan is approved, AbitibiBowater’s full dilution level will be 8.49%. This level assumes all outstanding options are in the money and exercisable even though all outstanding options were underwater (with a weighted average exercise price of $102.33) as of April 18, 2008. There are approximately 295,543 options expiring in 2008 and 218,954 options expiring in 2009 with exercise prices that are substantially above market. As of April 18, 2008, there were 53,153,535 shares of Common Stock and 4,420,663 Exchangeable Shares outstanding, with 3,157,000 options granted and unexercised, having an average exercise price substantially above market and average remaining contractual life of 4.2 years, and 182,000 RSUs granted and outstanding. The level of full dilution also assumes all 2,000,000 shares will actually be issued under the Plan.

AbitibiBowater’s historical grants under its equity plans illustrate its commitment to appropriately managing equity compensation. For each of the years from 2004 to 2007, Bowater and Abitibi awarded stock options and restricted stock awards averaging 1.23% of shares outstanding on a pro forma combined basis. Assuming the Plan is approved, the awards made in March 2008 would represent 0.90% of the fully-diluted outstanding share balance as of April 18, 2008.

The HRCC and the Board have structured the 2008 Plan to permit awards of restricted stock and performance shares, in addition to stock options. These types of awards, which may be tied to specified performance criteria, can provide equivalent value to recipients while utilizing less shares of Common Stock, and are therefore less dilutive to existing stockholders. In accordance with the compensation policy for 2008 described under “Compensation Discussion and Analysis—Key Elements and Policies for Compensation of Executive Officers,” it is anticipated that future equity awards to key executives, to other employees and to non-employee directors will include restricted stock or forms of cash compensation that are based on the value of Common Stock, as well as options, reducing substantially the number of shares that might otherwise be issued under the Plan.

The HRCC may use shares of Common Stock available under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of AbitibiBowater or a subsidiary, including the plans and arrangements of AbitibiBowater or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving AbitibiBowater (including, without limitation, any dividend or distribution to its stockholders (whether in the form of cash, shares of stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, issuance of warrants or other rights to acquire stock or other securities of the Company, other similar corporate transaction or event that affects the shares of stock, unusual or non-recurring event affecting the Company, any affiliate of the Company or the financial statements of the Company or any of its affiliates, or change in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law), the HRCC will equitably or proportionately adjust awards to (i) preserve the benefits or potential benefits of the awards and (ii) prevent undue dilution or enlargement of the intended benefits or potential benefits of the awards. Action by the HRCC may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; (iv) adjustment of any applicable performance measures; and (v) any other adjustments that the HRCC determines to be equitable, which may include, without limitation, (I) replacement of awards with other awards which the HRCC determines have comparable value and which are based on stock of a company resulting from the transaction, (II) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and (III) cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares of stock, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the HRCC (which, if applicable, may be based upon the price per share of stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the HRCC) of the shares of stock subject to such option or SAR over the aggregate exercise price of such option or SAR, respectively (it being understood that, in such event, any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of stock subject thereto may be canceled and terminated without any payment or consideration therefore).

Except as otherwise provided by the HRCC, awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution.

Eligibility. All employees and directors of AbitibiBowater or its subsidiaries, as well as consultants and other persons providing services to AbitibiBowater or its subsidiaries, are eligible to become participants in the Plan, except that non-employees may not be granted incentive stock options. The specific employees who initially will be granted awards under the Plan and the type and amount of any such awards will be determined by the HRCC in its sole discretion.

Options. The HRCC may grant an incentive stock option or nonqualified stock option to purchase the Common Stock at an exercise price determined under the option. All options granted under the Plan shall be “nonqualified” unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option”. Except as described above under “No Repricing,” the exercise price for an option shall not be less than the fair market value of the Common Stock at the time the option is granted.

Payment of Option Exercise Price. The full exercise price for shares of stock purchased upon the exercise of any option shall be paid at the time of such exercise. Subject to applicable law, the exercise price shall be payable in cash, check, cash equivalent or by tendering, by either actual delivery of shares or by attestation, shares of stock acceptable to the HRCC, and valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the HRCC; provided that, except as otherwise provided by the HRCC, payments made with shares of stock shall be limited to shares held for not less than six months prior to the payment date. The HRCC may permit a participant to elect to pay the exercise price upon (i) the exercise of an option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, (ii) upon a “net exercise” procedure approved by the HRCC or (iii) such other method which is approved by the HRCC. Notwithstanding the foregoing, if on the last day of the option period, the fair market value exceeds the exercise price, the participant has not exercised the option, and the option has not expired, such option shall be deemed to have been exercised by the participant on such last day by means of a net exercise and the Company shall deliver to the participant the number of shares of stock for which the option was deemed exercised less such number of shares of stock required to be withheld to cover the payment of the exercise price and all applicable required withholding taxes.

Stock Appreciation Rights. An SAR entitles the participant to receive the amount (in cash or stock) by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the HRCC. Except as described above under “No Repricing,” the exercise price for an SAR shall not be less than the fair market value of the Common Stock at the time the SAR is granted or, if less, the exercise price of the tandem option. The HRCC may grant an SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price.

Vesting and Exercisability of Options and SARs. Unless otherwise provided by the HRCC in an award agreement, each option and SAR shall vest and become exercisable with respect to 25% of the shares of stock subject to such option or SAR on each of the first four anniversaries of the date of grant, subject to continued employment or service through each such vesting date. Both the unvested and the vested portion of an option and SAR shall expire upon the termination of employment or service by the Company for cause. Upon retirement, each option and SAR shall continue to vest on its regular schedule for five years and remains exercisable during such five-year period (upon death after retirement, any then vested options and SARs remain exercisable for two years following death). Upon involuntary termination of employment or service with retirement eligibility at termination or immediately following any applicable severance period, each option and SAR shall continue to vest on its regular schedule for five years and are exercisable during such five-year period (upon death after such termination, any then vested options and SARs remain exercisable for two years following death). Upon involuntary termination of employment or service prior to retirement eligibility, then vested options and SARs remain exercisable for five years (upon death after such termination, any then vested options/SARs remain exercisable for two years following death). Upon death while employed, then vested options and SARs remain exercisable for two years. Any then vested options and SARs remain exercisable for three months following termination of employment or service due to resignation (upon death after such resignation, any then vested options and SARs remain exercisable for one year following death). Each option and SAR shall continue vesting during any applicable short-term disability period, and upon becoming eligible for long-term disability benefits, each option and SAR shall continue to vest on its regular schedule for two years (including short-term disability period) and remain exercisable for three years thereafter. Notwithstanding any vesting dates set by the HRCC, the HRCC may, in its sole discretion, accelerate the exercisability of any option and/or SAR, which acceleration shall not affect the terms and conditions of such option and/or SAR other than with respect to exercisability. In no event shall any option or SAR remain outstanding past its originally scheduled expiration date (and such originally scheduled expiration date shall not exceed ten years from the date of grant).

Full Value Awards. The following types of “full value awards” may be granted, as determined by the HRCC:

•

The HRCC may grant the right to receive one or more shares of stock, or the cash value of such shares, in the future (including, without limitation, unrestricted stock, restricted stock or restricted stock units (“RSUs”), performance stock or performance stock units and deferred stock or deferred stock units).

•	The HRCC may grant shares of Common Stock that may be in return for previously performed services or in return for the participant surrendering other compensation that may be due.

•	The HRCC may grant shares of Common Stock that are contingent on the achievement of performance or other objectives during a specified period.

•

The HRCC may grant shares of stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives, or any combination of any of the foregoing.

Any such awards shall be subject to such other conditions, restrictions and contingencies as the HRCC determines.

Unless otherwise provided by the HRCC in an award agreement: (i) all vested and unvested RSUs shall terminate upon termination of employment or service by the Company for cause or upon the participant’s resignation; (ii) upon retirement (in accordance with Company policy), RSUs continue to vest on their regular schedule (no further vesting after subsequent death); (iii) upon involuntary termination of employment or service with retirement eligibility at termination or immediately following any applicable severance period, RSUs continue to vest on their regular schedule (no further vesting after subsequent death); (iv) upon involuntary termination of employment or service prior to retirement eligibility, RSUs vest based on prorated time elapsed, including any applicable severance period (no further vesting after subsequent death); (v) upon death while employed, RSUs vest based on prorated time elapsed; and (vi) RSUs continue vesting on their regular schedule during short-term disability period (but cease vesting upon becoming eligible to receive long-term disability benefits) and vest based on prorated time elapsed, including any short-term disability period.

Cash Incentive Awards. The HRCC may grant cash incentive awards (including the right to receive payment of stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the HRCC. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the HRCC.

Performance-Based Compensation. It is expected that, generally, options and SARs granted under the Plan will satisfy the requirements for “performance-based compensation” under Section 162(m). The HRCC may designate whether any awards being granted to any participant are intended to be “performance-based compensation” as that term is used in Section 162(m). Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m). The HRCC may select as a basis for granting such awards any one or more of the following performance measures established by the Company or a subsidiary, operating unit or division of the Company: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; EBITDA; return on assets, net assets, and/or capital; return on stockholders’ equity; debt/equity ratio; working capital; safety; quality; AbitibiBowater’s financial performance versus peers; cost reduction; productivity; market mix; or economic value added; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of AbitibiBowater and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, investments or to assets or net assets.

The HRCC shall have sole discretion to select the length of any performance period (which shall not be less than one year, except in the case of newly hired or newly promoted employees), the type(s) of performance-based compensation to be issued, the performance measure that will be used to establish the performance goal(s), the kind(s) and/or level(s) of the performance goals(s) that is (are) to apply and the performance formula. Within the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m)), the HRCC shall, with regard to the performance-based compensation to be issued for such performance period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence. The HRCC also has the authority to accelerate vesting of any award based on the achievement of performance goals pursuant to performance measures and to the extent required under Section 162(m), the HRCC shall, within the first 90 days of a performance period define in an objective fashion the manner of calculating the performance measure it selects to use for such performance period.

Amendment and Termination. The Plan may be amended or terminated at any time by the Board, and the Board or the HRCC may amend any award granted under the Plan, provided that no amendment or termination may adversely affect the rights of any participant under the award granted prior to the date such amendment is adopted without the participant’s written consent. The Board may not amend the provision of the Plan related to repricing without approval of stockholders. Approval by AbitibiBowater’s stockholders will be required for any material revision (as defined under the NYSE listing standards) to the terms of the Plan. The Plan will remain in effect as long as any awards under it are outstanding, but no new awards may be granted after the tenth anniversary of the Effective Date. Unless otherwise determined by the Board, no amendment requiring stockholder approval under Treasury Regulation Section 1.162-27 (relating to Section 162(m)) or Section 422 of the Code (relating to ISOs) shall be valid unless such stockholder approval is secured.

Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

United States Income Tax Considerations

Under present U.S. Federal income tax laws, awards granted under the Plan will have the following tax consequences:

Nonqualified Options. The grant of a nonqualified option (“NQO”) will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and AbitibiBowater will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The exercise of an NQO through the delivery of previously acquired stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the value of such shares determined at the time of exercise.

Incentive Stock Options. The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of AbitibiBowater or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and AbitibiBowater will not be entitled to any deduction for U.S. Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to AbitibiBowater, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares to receive ISO treatment. Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares received from the exchange, it will be treated as a disqualifying disposition of the shares with the lowest basis.

If the exercise price of an ISO is paid with shares of stock of AbitibiBowater acquired through a prior exercise of an ISO, gain will be realized on the shares given up (and will be taxed as ordinary income) if those shares have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to AbitibiBowater. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Full Value Awards. A participant who has been granted a full value award will not realize taxable income at the time of grant, and AbitibiBowater will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a “substantial risk of forfeiture” for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and AbitibiBowater will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period will also be compensation income to the participant and deductible as such by AbitibiBowater.

Cash Incentive Awards. A participant will realize taxable income at the time the cash incentive award is distributed, and AbitibiBowater will be entitled to a corresponding deduction.

Code Section 409A. It is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each participant, any beneficiary or the participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any affiliate shall have any obligation to indemnify or otherwise hold such participant or beneficiary or the participant’s estate harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary, in the event that the HRCC determines that any amounts payable hereunder will be taxable to a participant under Section 409A of the Code prior to payment to such participant of such amount, the Company may (i) adopt such amendments to the Plan and awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the HRCC determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and awards thereunder and/or (ii) take such other actions as the HRCC determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

New Plan Benefits

Set forth below is information concerning stock option grants and restricted stock unit grants that the HRCC has made under the Plan, which grants are conditioned upon stockholder approval of the Plan. These grants are equity incentive awards designed to achieve AbitibiBowater’s target compensation levels, as discussed in “Compensation Discussion and Analysis—Key Elements and Policies for Compensation of Executive Officers.”

One-half of the restricted stock units awarded to the executives will have a service based three-year cliff vesting schedule. The other half of the restricted stock unit awards will vest if certain performance targets are met. The DSUs granted to the directors are immediately vested and will be payable when the director leaves the Board.

New Plan Benefits—2008 Equity Incentive Plan

Persons receiving Equity Awards under the 2008 Equity Incentive Plan	Number of Shares Subject to Options(1)	Number of Restricted Stock Units(2)	Number of Deferred Stock Unit(3)
John Weaver	120,000	93,625
David Paterson	152,000	118,178
William Harvey	45,000	34,995
James T. Wright	30,000	23,368
Alain Grandmont	45,000	34,995
Pierre Rougeau	45,000	34,995
John Q. Anderson			5,352
Hans P. Black			5,352
Jacques Bougie			5,352
William E. Davis			5,352
Richard B. Evans			5,352
Gordon D. Giffin			5,352
Ruth R. Harkin			5,352
Lise Lachapelle			5,352
Gary J. Lukassen			5,352
John A. Rolls			5,352
Bruce R. Van Saun			5,352
Togo D. West			5,352
All Executive Officers as a Group	543,000	422,633
Non-Executive Director Group	0		64,224
Non-Executive Officer Employee Group	23,000	17,899

(1)	As determined using the Black-Scholes valuation methodology based on a per share price of $13.08, which was the average of the high and low price of the Common Stock on the NYSE on March 25, 2008.
(2)	As determined by dividing the dollar amount of the awards by the per unit price of $13.08, which was the average of the high and low price of the Common Stock on the NYSE on March 25, 2008.
(3)	As determined by dividing $70,000 by a per unit price of $13.08, which was the average of the high and low price of the Common Stock on the NYSE on March 25, 2008.

Vote Required

Adoption of the Plan is contingent upon the approval of the proposal to increase the number of authorized shares of Common Stock (see “Proposal No. 3—Increase in Authorized Shares”). If the proposal to increase the number of authorized shares of Common Stock is approved, approval of the Plan requires the affirmative vote of holders of a majority of the voting power attached to shares voting on the issue at the Annual Meeting. Abstentions and broker non-votes with respect to this proposal will have no effect on the outcome of the vote.

The Board unanimously recommends a vote FOR the approval of the 2008 Equity Incentive Plan.

PROPOSAL NO. 3—INCREASE IN AUTHORIZED SHARES

Background

On April 14, 2008, the Board adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000.

Currently, the Company is authorized to issue 100,000,000 shares of Common Stock, $1.00 par value, and 10,000,000 shares of serial preferred stock, $1.00 par value (the “Serial Preferred Stock). As of April 18, 2008, 53,153,535 shares of Common Stock were issued and outstanding, 4,420,663 shares of Common Stock were reserved for issuance upon the exchange of Exchangeable Shares, 3,778,361 shares of Common Stock were reserved for issuance upon the exercise from time to time of stock options and other share-based awards and 37,000,000 shares of Common Stock were reserved for issuance upon conversion of AbitibiBowater’s outstanding convertible notes. There is currently one share of Serial Preferred Stock issued and outstanding, designated as “Special Voting Stock,” which share is held by the Trustee for the benefit of holders of the Exchangeable Shares. To ensure that sufficient shares of Common Stock are available for issuance by the Company pursuant to the 2008 Equity Incentive Plan and for other potential corporate purposes, the Board has found that it is advisable and in the best interest of the Company to increase the number of authorized shares of Common Stock as explained in this proposal.

Description of Common Stock

Each holder of Common Stock is entitled to one vote per each outstanding share registered in its name with respect to the election of directors and on all other matters submitted to a stockholder vote. No holder of Common Stock may cumulate votes in voting for directors. Subject to certain rights and powers granted to the Board, as described in the Certificate of Incorporation and the By-Laws, the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote at an election of directors will be required in order for the Company to take certain actions, including:

•

Entering into certain transactions, including mergers, consolidations and sales or other dispositions of assets or securities, with a beneficial owner of more than 5% of the voting power of the Company’s stock entitled to vote at an election of directors, or an affiliate, predecessor or successor of such an owner;

•

Adopting any plan or proposal for the liquidation or dissolution of AbitibiBowater proposed by or on behalf of a beneficial owner of more than 5% of the voting power of the Company’s stock entitled to vote at an election of directors, or an affiliate, predecessor or successor of such an owner; or

•	Amending, altering or repealing certain provisions of the Certificate of Incorporation or the By-Laws.

The holders of Common Stock are entitled to receive dividends as may be declared from time to time by the Board out of funds legally available for dividend payments, subject to any dividend preference of any holders of any Serial Preferred Stock. In the event of the liquidation of AbitibiBowater, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any Serial Preferred Stock, the holders of Common Stock are entitled to share ratably in all remaining assets. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Consequences of Increase in Authorized Shares of Common Stock

If approved, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as the Board may deem advisable without further action by the stockholders, subject to applicable laws or regulations. The Board believes that the availability of such shares will provide the Company with flexibility to issue Common Stock for proper corporate purposes which may be identified by the Board in the future. Shares may be issued for any purpose the Board deems to be in the best interest of the Company, including, but not limited to, for financing transactions, to effect acquisitions of companies or complementary businesses, to effect a future stock dividend or stock split, to establish a commercial or other relationship with a corporate partner or to satisfy obligations under management incentive or employee benefit plans. If the Board decides to issue any number of the additional amount of shares of Common Stock, such issuance may have the effect of diluting the equity interests of existing holders of Common Stock.

The Board believes that it is in the best interest of the Company to have additional shares of Common Stock authorized at this time to permit the issuance of shares of Common Stock pursuant to the 2008 Equity Incentive Plan and to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of Common Stock when further needs arise.

Vote Required

Pursuant to Article Thirteen of the Certificate of Incorporation, the amendment to increase the authorized shares of Common Stock requires the affirmative vote of the holders of not less than 75% of the voting power of the outstanding stock of the Company. Abstentions and broker non-votes will have the same effect as votes against the proposal.

If the proposal is approved, the Company will cause a Certificate of Amendment to the Certificate of Incorporation, attached hereto as Appendix B (the “Certificate of Amendment”), to be filed with the Secretary of State of the State of Delaware. Upon the effectiveness of the Certificate of Amendment, Article Four of the Certificate of Incorporation would be amended in its entirety to read as follows:

“FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Hundred Sixty Million (160,000,000), consisting of Ten Million (10,000,000) shares of Serial Preferred Stock, $1.00 par value, and One Hundred Fifty Million (150,000,000) shares of Common Stock, $1.00 par value.”

The Board unanimously recommends a vote FOR the amendment to increase the number of authorized shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file reports of holdings and transactions in Common Stock and Exchangeable Shares with the SEC. Based on a review of Section 16(a) reports received by the Company and written representations from its directors and executive officers, the Company believes that all of its executive officers, directors and 10% stockholders have made all filings required to be made under Section 16(a) on a timely basis for 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ABITIBIBOWATER

The following table sets forth certain information as of April 18, 2008 with respect to the shares of Common Stock beneficially owned by (i) those persons known to AbitibiBowater to beneficially own more than 5% of the outstanding Common Stock (based solely on a review of Schedules 13D or 13G as filed with the SEC by such persons with respect to such shares), (ii) each AbitibiBowater director and director nominee, (iii) each executive officer named in the Summary Compensation Table in the section “Executive Compensation” and (iv) AbitibiBowater directors and executive officers as a group. The table also shows the same information with respect to the ownership of Exchangeable Shares in order to show total voting power.

	Common Stock			Exchangeable Shares
Name and Address of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares	Percent of Class	Total Voting Power(1)
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	35,000,000	(2)	39.7%	—	—	37.8%

Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302	7,846,806	(3)	14.8%	—	—	13.6%

Tradewinds Global Investors, LLC 2049 Century Park, East Los Angeles, CA 90067	5,289,867	(4)	10.0%	—	—	9.2%

NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	3,610,017	(5)	6.8%	—	—	6.3%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	3,545,858	(6)	6.7%	—	—	6.2%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,120,064	(7)	5.9%	—	—	5.4%

Third Avenue Management LLC 6212 Third Avenue, 32nd Floor New York, NY 10017	3,103,641	(8)	5.8%	—	—	5.4%

Norges Bank Blankplassen 2 P. O. Box 1179 Sentrum NO 0107 Oslo Norway	2,960,323	(9)	5.6%	—	—	5.1%

	Common Stock			Exchangeable Shares
Name and Address of Beneficial Owner	Number of Shares		Percent of Class	Number of Shares	Percent of Class	Total Voting Power(1)
John Weaver	216,825	(10)	*	—	—	*
David Paterson	125,742	(11)	*	—	—	*
William Harvey	47,926	(12)	*	40	*	*
Pierre Rougeau	41,231	(13)	*	—	—	*
Thor Thorsteinson	29,803	(14)	*	—	—	*
James Wright	55,467	(15)	*	—	—	*
Alain Grandmont	30,214	(16)	*	—	—	*
Pierre Monahan	91,204	(17)	*	1,199	*	*
William Morris	12,488	(18)	*	—	—	*
John Q. Anderson	—		*	—	—	*
Hans P. Black	2,191	(19)	*	—	—	*
Jacques Bougie	2,504	(20)	*	—	—	*
William E. Davis	2,194	(21)	*	—	—	*
Richard B. Evans	2,080	(22)	*	—	—	*
Gordon D. Giffin	1,820	(23)	*	—	—	*
Ruth R. Harkin	—		*	—	—	*
Lise Lachapelle	882	(24)	*	—	—	*
Gary J. Lukassen	1,380	(25)	*	—	—	*
John A. Rolls	13,260	(26)	*	—	—	*
Bruce R. Van Saun	780	(27)	*	—	—	*
Togo D. West, Jr.	7,511	(28)	*	—	—	*
Current directors and executive officers as a group (24 persons)	627,108	(29)	1.2%	40	*	1.1%

*	Less than 1%
(1)	On all matters submitted for a stockholder vote, holders of Common Stock and the holder of the special voting stock (representing the Exchangeable Shares) vote together as a single class. Under the Amended and Restated Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by AbitibiBowater or its affiliates and as to which the trustee has timely received voting instructions from the holders of Exchangeable Shares. Accordingly, total voting power has been calculated based upon the total number of shares of Common Stock and Exchangeable Shares outstanding as of April 18, 2008, excluding all Exchangeable Shares held by AbitibiBowater and its affiliates.
(2)	These shares are issuable upon exercise of conversion rights in respect of the convertible notes issued to Fairfax Financial Holdings pursuant to the note purchase agreement, dated as of March 24, 2008, between the Company and Fairfax Financial Holdings. In a Schedule 13D dated as of April 1, 2008 and filed on April 11, 2008, Fairfax Financial Holdings Limited reported that it exercised sole voting power with respect to all 35,000,000 of the shares shown and shared dispositive power to all 35,000,000 shares shown.
(3)	In an amendment to Schedule 13G dated as of December 31, 2007 and filed on February 14, 2008, Lord, Abbett & Co. LLC reported that it exercised sole voting power with respect to 7,525,326 of the shares shown and sole dispositive power with respect to all 7,846,806 shares shown.
(4)	In an amendment to Schedule 13G dated as of March 31, 2008 and filed on April 9, 2008, Tradewinds Global Investors, LLC reported that it exercised sole voting power with respect to 3,291,388 of the shares shown and sole dispositive power with respect to all 5,289,867 shares shown. Tradewinds Global Investors, Inc. reported that these shares were beneficially owned by clients which may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.
(5)	In a Schedule 13G dated as of December 31, 2007 and filed on February 14, 2008, NWQ Investment Management Company, LLC reported that it exercised sole voting power with respect to 3,367,039 of the shares shown and sole dispositive power with respect to all 3,610,017 shares shown.
(6)

In a Schedule 13G dated as of December 31, 2007 and filed on January 31, 2008, Franklin Resources, Inc. (“FRI”) reported that these shares were beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers and are direct and indirect subsidiaries of FRI. Accordingly, such subsidiaries may be deemed to be the beneficial owners of the referenced shares. Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Stockholders”) (each with the same business address as FRI) each owns in excess of 10% of the outstanding common stock of FRI. FRI and the FRI Principal Stockholders may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. FRI also reported that (a) one of the investment advisor subsidiaries, Franklin Templeton Investments Corp., exercised sole voting power and sole dispositive power with respect to 1,865,065 of the shares shown; (b) Franklin Advisory Services,

LLC exercised sole voting power with respect to 1,631,212 of the shares shown and sole dispositive power with respect to 1,650,972 of the shares shown; (c) Templeton Investment Counsel, LLC exercised sole voting power and sole dispositive power with respect to 17,232 of the shares shown; and (e) Franklin Templeton Investment Management Limited exercised sole voting power and sole dispositive power with respect to 12,589 of the shares shown. Each of FRI, the FRI Principal Stockholders and the investment advisory subsidiaries disclaims any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the beneficial ownership of securities held by any of them or by any persons or entities advised by subsidiaries of FRI.

(7)	In a Schedule 13G dated as of December 31, 2007 and filed on February 14, 2008, T. Rowe Price Associates, Inc. (“T. Rowe Price”) reported that these shares are owned of record by clients of T. Rowe Price for which it serves as investment advisor. Those clients have the right to receive, or the ultimate power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than 5% of this class of shares. T. Rowe Price also reported that it exercised sole voting power with respect to 795,432 of the shares shown and sole dispositive power with respect to all 3,120,064 shares shown.
(8)	In an amendment to Schedule 13G dated as of October 31, 2007 and filed on November 12, 2007, Third Avenue Management LLC (“TAM”) reported that it exercised sole voting power with respect to 2,787,650 of the shares shown and sole dispositive power with respect to all 3,103,641 shares shown. TAM reported that these shares are owned of record by clients of TAM for which it serves as investment advisor. These clients have the right to receive dividends from, and the proceeds from the sale of, such shares.
(9)	In an amendment to Schedule 13D dated October 30, 2007 and filed on November 8, 2007, Norges Bank reported that it exercised sole voting power with respect to all 2,960,323 shares shown and sole dispositive power with respect to 1,834,019 shares shown and shared dispositive power with respect to 1,126,304 shares shown.
(10)	Includes 7,742 shares held directly, 9,521 shares held in benefit plans and 199,562 shares underlying stock options exercisable within the next 60 days.
(11)	Includes 29,664 shares held directly, 1,251 shares held in benefit plans, and 94,827 shares underlying stock options exercisable within the next 60 days.
(12)	Includes 8,641 shares held directly, 1,972 shares held in benefit plans, and 37,313 shares underlying stock options exercisable within the next 60 days.
(13)	Includes 1,924 shares held directly, 3,773 shares held in benefit plans and 35,534 shares underlying stock options exercisable within the next 60 days.
(14)	Includes 358 shares held directly, 3,942 shares held in benefit plans and 25,503 shares underlying stock options exercisable within the next 60 days.
(15)	Includes 5,445 shares held directly, 2,428 shares held in benefit plans, and 47,594 shares underlying stock options exercisable within the next 60 days.
(16)	Includes 560 shares held directly, 2,636 shares held in benefit plans and 27,018 shares underlying stock options exercisable within the next 60 days.
(17)	Includes 6,601 shares held directly and 84,603 shares underlying stock options exercisable within the next 60 days.
(18)	Includes 7,371 shares held directly and 5,117 shares held in benefit plans.
(19)	Includes 2,191 shares held directly.
(20)	Includes 2,504 shares held directly.
(21)	Includes 1,851 shares held directly and 343 shares underlying stock options exercisable within the next 60 days.
(22)	Includes 1,040 shares held directly and 1,040 shares underlying stock options exercisable within the next 60 days.
(23)	Includes 1,820 shares underlying stock options exercisable within the next 60 days.
(24)	Includes 250 shares held directly and 632 shares underlying stock options exercisable within the next 60 days.
(25)	Includes 1,037 shares held directly and 343 shares underlying stock options exercisable within the next 60 days.
(26)	Includes 13,260 shares underlying stock options exercisable within the next 60 days.
(27)	Includes 780 shares held directly.
(28)	Includes 7,511 shares underlying stock options exercisable within the next 60 days.
(29)	Includes 71,393 shares held directly, 28,638 shares held in benefit plans and 526,537 shares underlying stock options exercisable within the next 60 days.

Equity Compensation Plan Information

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders(2)	3,845,000	(3)	$106.55	—
Equity compensation plans not approved by security holders

(1)	There are no shares remaining for future awards because these plans will terminate. The reserves previously set aside were decreased to accomodate awards outstanding as of October 29, 2007.
(2)	Plans and related outstanding options and rights are as follows: Abitibi Stock Option Plan, 908,000; Abitibi Directors’ Stock Option Plan, 11,000; Bowater 1992 Stock Incentive Plan, 12,000; Bowater 1997 Stock Option Plan, 287,000; Bowater 2000 Stock Option Plan, 877,000; Bowater 2002 Stock Option Plan, 1,246,000; and Bowater 2006 Stock Option and Restricted Stock Plan, 71,000.
(3)	Includes 3,412,000 Abitibi and Bowater outstanding stock options and 433,000 Bowater RSUs.

RELATED PARTY TRANSACTIONS

Company director Paul Rivett is the Vice President and Chief Legal Officer of Fairfax Financial Holdings Limited (“Fairfax”). On April 1, 2008, Fairfax and its subsidiaries purchased $350 million aggregate principal amount of the Company’s 8.0% convertible notes due 2013 (the “Notes”). As of April 28, 2008, Fairfax and its subsidiaries continued to own $350 million in principal amount of the Notes. Mr. Rivett was not a director at the time of the Company’s sale of the Notes, and he is expected to benefit from the transaction only to the extent that Fairfax, as an entity, benefits.

Former Company director Bruce W. Van Saun is Chief Financial Officer of The Bank of New York Mellon Corporation. Mellon Investor Services, LLC, an affiliate of The Bank of New York Mellon, is the transfer agent and registrar of the Common Stock and is the trustee on various debt and pension obligations of AbitibiBowater. The Bank of New York Mellon is one of the creditors under Bowater’s revolving credit agreement. At December 31, 2007, the bank’s commitments under the revolving credit agreement were $15 million. Mr. Van Saun did not receive any portion of The Bank of New York Mellon’s fees as direct compensation and benefited from these transactions only to the extent that The Bank of New York Mellon, as an entity, benefited.

AbitibiBowater has adopted a written Code of Conduct specifically applicable to the Board. Among other things, the Code of Conduct sets forth AbitibiBowater’s policies with regard to the review and approval of conflicts of interest or related party transactions. The guidelines apply to transactions in which a director’s personal interest is adverse to, or may appear to be adverse to, the interests of the Company as a whole. The guidelines provide that, with respect to any such transaction, (1) a director shall recuse him or herself from any company board decision involving another firm or company with which the director is affiliated and (2) directors may not receive a personal benefit from a person or firm which is seeking to do business or to retain business with the Company, unless such a relationship is fully disclosed by the interested director and approved by the vote of the directors disinterested in the transaction. The Board, acting through the disinterested directors, considered each of the transactions discussed in the preceding paragraphs and determined that they were in compliance with the guidelines. AbitibiBowater has also adopted Corporate Governance Principles, applicable to all employees, which requires any employee to report potential conflicts of interest to the Board for review.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by AbitibiBowater under the Securities Act or the Exchange Act.

The Audit Committee oversees AbitibiBowater’s financial reporting, internal controls and audit function process on behalf of the Board. The Board has adopted a written charter for the Audit Committee, which is available at AbitibiBowater’s website (http://www.abitibibowater.com) or upon request from AbitibiBowater’s legal department. The Audit Committee is currently comprised of four Outside Directors, each of whom the Board has determined is independent as defined under the listing standards of the NYSE and the standards of the SEC adopted under the Sarbanes-Oxley Act. The Board has determined that Audit Committee Chairman John A. Rolls and member Gary J. Lukassen is each an “audit committee financial expert” as defined by the SEC. The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of AbitibiBowater. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

In carrying out its oversight responsibilities, the Audit Committee has:

•

Reviewed the audited financial statements for the year ended December 31, 2007 with AbitibiBowater’s management and AbitibiBowater’s independent registered public accounting firm, PwC, and discussed the quality and acceptability of AbitibiBowater’s accounting principles, the reasonableness of significant judgments and critical accounting estimates and the clarity of disclosures in the financial statements;

•

Discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 114, Communication with Audit Committee, and Rule 2-07 of SEC Regulation S-X, Communication with Audit Committees; and

•

Received from PwC written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the firm its independence from AbitibiBowater and its management.

The Audit Committee has discussed with AbitibiBowater’s internal auditors and with PwC the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and PwC, with and without management present, to discuss the results of their examination, their evaluations of AbitibiBowater’s internal control and the overall quality of AbitibiBowater’s financial reporting.

Based on the review and discussion described above, the Audit Committee recommended to the Board that the audited financial statements be included in AbitibiBowater’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to ratification by the stockholders, of PwC as AbitibiBowater’s independent registered public accounting firm for the 2008 fiscal year.

All members of the Audit Committee concur in this report.

John A. Rolls (Chairman)

Gordon D. Giffin

Lise Lachapelle

Gary J. Lukassen

PROPOSAL NO. 4—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective October 29, 2007, and in connection with the Combination, AbitibiBowater has engaged PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Prior to October 29, 2007, PwC had served as independent registered public accountants for Abitibi and KPMG LLP (“KPMG”) had served as independent registered public accountants for Bowater. KPMG was dismissed in connection with the consummation of the Combination.

The decision to engage PwC, and to dismiss KPMG, was made by the Audit Committee, in accordance with the charter of the Audit Committee.

There have not been during any subsequent interim period preceding KPMG’s dismissal, any (1) disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report or (2) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

The following is a summary of the fees paid by AbitibiBowater to PwC for professional services rendered for the fiscal year ended December 31, 2007 and the fees paid by Bowater (the predecessor to AbitibiBowater) to KPMG for professional services rendered for the fiscal year ended December 31, 2006.

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
	(in thousands)
Audit Fees	$4,321	$3,290
Audit-Related Fees	226	325
Tax Fees	1,682	56
All Other Fees	77	80

Total Fees	$6,306	$3,751

Audit Fees. “Audit Fees” consists of fees billed for professional services rendered for the audits of annual consolidated financial statements and internal control over financial reporting, review of interim condensed consolidated financial statements included in quarterly reports on Form 10-Q and other services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. “Audit-Related Fees” in 2007 consists primarily of fees related to the Combination and in 2006 consisted primarily of fees for audit of financial statements of certain employee benefit plans and other attestation engagements.

Tax Fees. “Tax Fees” in 2007 consists primarily of fees of approximately $1 million for tax planning and consulting related to the Combination and approximately $309,000 for tax planning and consulting for AbitibiBowater’s Korean and Canadian legal entities. “Tax Fees” in 2006 consisted primarily of fees for tax compliance of $38,000.

All Other Fees. “All Other Fees” in 2007 consists of fees for services related to fact witness services provided by PwC. “All Other Fees” in 2006 consisted primarily of fees for sustainable forest audits in Canada and annual report translation.

AbitibiBowater’s Audit Committee has adopted a policy requiring that the Audit Committee pre-approve all audit and non-audit services (including audit-related, tax and other services) performed by AbitibiBowater’s independent registered public accounting firm, and the Audit Committee pre-approved all audit and permissible non-audit services provided by PwC in 2007, following its appointment as auditor in 2007. Under policies and procedures adopted by the Audit Committee, the terms and fees of the annual audit services engagement are subject to approval by the Audit Committee prior to the rendering of the services. The Audit Committee also reviews and approves non-audit services prior to the rendering of the services. The Audit Committee may not approve the provision of non-audit services that the SEC prohibits independent auditors from performing for their audit clients or that are otherwise inconsistent with the independent auditor’s independence. The Audit Committee is required to establish annually a budget for services to be performed by AbitibiBowater’s independent accountants, and AbitibiBowater’s management is required to track the independent auditor’s fees against the budget and report at least annually to the Audit Committee.

AbitibiBowater’s Chief Financial Officer, Controller or other officer designated by the Board must submit to the Audit Committee, jointly with the independent registered public accounting firm, requests for the independent registered public accounting firm to provide services that require pre-approval. Each request must include a statement as to whether both the independent registered public accounting firm and the submitting officer view the provision of the requested services as consistent with the SEC’s rules on auditor independence. The request must be sufficiently detailed to enable the Audit Committee to precisely identify the services requested. The Audit Committee may delegate pre-approval authority to its chair or one or more other committee members but not to AbitibiBowater’s management. Any committee members with delegated authority must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.

In accordance with the procedures described in its committee charter, the Audit Committee has considered whether the provision of these services is compatible with maintaining PwC’s independence and has concluded that such provision is consistent with such independence.

Vote Required

The appointment of PwC as AbitibiBowater’s independent registered public accountants is ratified by an affirmative vote of holders of a majority of the voting power attached to shares voting on the issue at the Annual Meeting. Abstentions and broker non-votes with respect to this proposal will have no effect on the outcome of the vote.

The Board unanimously recommends a vote FOR the ratification of PwC as AbitibiBowater’s independent registered public accounting firm for 2008.

PROPOSALS BY STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in AbitibiBowater’s proxy statement for the 2009 Annual Meeting of AbitibiBowater Stockholders (the “2009 Annual Meeting”), the proponent and the proposal must comply with the By-Laws and the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary of the Company at the address of the principal executive offices of the Company no later than December 29, 2008. Proposals received after that date will not be included in AbitibiBowater’s proxy statement for the 2009 Annual Meeting. Stockholders are urged to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in AbitibiBowater’s proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the 2009 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the address of the principal executive offices of the Company. Under the By-Laws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, AbitibiBowater’s Secretary at least 120 days prior to the first anniversary date of the immediately preceding annual meeting or not less than 10 days after notice or public disclosure of the date of the annual meeting is given to stockholders, whichever is earlier. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a description of such item of business and the reasons for conducting it at such meeting; (b) the name and address of the stockholder proposing such item of business; (c) the class and number of shares held of record, held beneficially and represented by proxy of such stockholder as of the record date for the meeting (if such a date has been established) and as of the date of such notice and a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such item of business; (d) any material interest of the stockholder in such item of business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting will refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporate Finance

100 F Street, N.E.

Washington, DC 20549

or through the SEC’s website: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

Also, under the By-Laws, AbitibiBowater’s stockholders must give advance notice of nominations for directors. For nominations of directors to be considered at the 2009 Annual Meeting of AbitibiBowater Stockholders, such notice must be received by AbitibiBowater no later than February 5, 2009.

EXPENSES OF SOLICITATION

In addition to soliciting proxies by mail, it is expected that some of AbitibiBowater’s officers and regular employees may solicit, without additional compensation, proxies by telephone, e-mail or oral communication. Morrow & Co., LLC has been retained to assist in soliciting proxies for a fee of $7,500, plus expenses. AbitibiBowater will bear the cost of soliciting proxies. AbitibiBowater has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock and Exchangeable Shares, and will reimburse them for their reasonable out-of-pocket expenses in so doing.

FINANCIAL AND GOVERNANCE INFORMATION

AbitibiBowater’s 2007 Annual Report to Stockholders is enclosed. AbitibiBowater will provide without charge to any stockholder of record as of April 18, 2008 who requests in writing, a copy of its 2007 Annual Report to Stockholders (which includes AbitibiBowater’s 2007 Annual Report on Form 10-K, as amended on March 20, 2008, without exhibits), its Corporate Governance Principles, and its available committee charters. Please direct any such request to AbitibiBowater Inc., 1155 Metcalfe Street, Montréal, Québec H3B 5H2, Attention: Investor Relations Department. Copies may also be obtained online through http://www.abitibibowater.com.

By order of the Board of Directors,

John W. Weaver

Executive Chairman

April 28, 2008

APPENDIX A: 2008 EQUITY INCENTIVE PLAN

ABITIBIBOWATER INC.

2008 EQUITY INCENTIVE PLAN

SECTION 1

GENERAL

1.1    Purpose.  The AbitibiBowater Inc. Equity Incentive Plan (the “Plan”) has been established by AbitibiBowater Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan including directors, officers, employees, consultants and advisors of the Company and its Affiliates; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

1.2     Operation, Administration, and Definitions.  The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Sections 3 and 7. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 2).

SECTION 2

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

2.1    Act.  The term “Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.2    Affiliate.  The term “Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the Act.

2.3    Award.  The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, Cash Incentive Awards and Performance-Based Compensation.

2.4    Board.  The term “Board” means the Board of Directors of the Company.

2.5    Cause.  The term “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that brings or is reasonably likely to bring the Company or any of its Affiliates into public disgrace or disrepute and that affects the Company’s or any Affiliate’s business in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if reasonably curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if reasonably curable, is not cured within 10 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

2.6    Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.7    Date of Grant.  The term “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

2.8    Disability.  The term “Disability” shall have the meaning contained in the Company’s long-term disability plan, or if no such plan exists or the Participant is not eligible to participate in such plan, then the Participant’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for 180 consecutive days.

2.9    Eligible Individual.  For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, any director, officer, consultant, advisor (who may be offered securities registrable on Form S-8 of the Securities Act ) or other persons providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee or individual first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

2.10    Exercise Price.  The “Exercise Price” of each Option and/or SAR granted under Section 4 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price per share of Stock shall not be less than 100% of the Fair Market Value of a share of Stock on the Date of Grant (or, if greater, the par value of a share of Stock).

2.11    Fair Market Value.  “Fair Market Value” means, on a given date, (i) if the Stock is listed on a national securities exchange, the simple arithmetic mean between the highest and lowest prices per share at which the Stock is traded as reported for the national securities exchange for the day immediately preceding that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such national securities exchange on the day immediately preceding that date, rounded to the nearest number within two decimal places; (ii) if the Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such quotation system for the day immediately preceding that date, rounded to the nearest number within two decimal places; or (iii) if the Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Stock.

2.12    ISO.  The term “ISO” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.

2.13    NQO.  The term “NQO” means an Option that is not intended to be an ISO.

2.14    Option.  The term “Option” means an ISO or NQO granted under Section 4 which entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.

2.15    Participant.  The term “Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan and to receive an Award subject to the Plan.

2.16    Performance-Based Compensation.  The term “Performance-Based Compensation” shall have the meaning ascribed to it under Code section 162(m) and the regulations thereunder.

2.17    Performance Measures.  The term “Performance Measures” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance-Based Compensation under the Plan.

2.18    “Performance Formula”  shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance-Based Compensation of a particular Participant, whether all, some portion but less than all, or none of the Performance-Based Compensation has been earned for the Performance Period.

2.19    “Performance Goals”  shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Measures.

2.20    “Performance Period”  shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Compensation.

2.21    Person.  The term “Person” means any individual, firm, corporation, partnership, trust or other entity.

2.22    Prior Plans.  The term “Prior Plans” means (i) Abitibi–Consolidated Inc. Amended and Restated Stock Option Plan, (ii) Abitibi–Consolidated Inc. Directors’ Stock Option Plan, (iii) Abitibi–Consolidated Inc. Restricted Share Unit Plan, (iv) Abitibi–Consolidated Inc. Executive Deferred Share Unit Plan, (v) Abitibi–Consolidated Inc. Deferred Share Unit Plan (Stock Plan for Non-Employee Directors), (vi) Bowater Incorporated 2006 Stock Option and Restricted Stock Plan, (vii) Bowater Incorporated 2002 Stock Option Plan, (viii) Bowater Incorporated 2000 Stock Option Plan, (ix) Bowater Incorporated 1997 Stock Option Plan, (x) Bowater Incorporated 1992 Stock Incentive Plan and (xii) Deferred Compensation Plan for Outside Directors of Bowater Incorporated.

2.23    Securities Act.  The term “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2.24    Subsidiaries.  For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

2.25    Stock.  The term “Stock” means shares of common stock of the Company, par value $1.00 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

SECTION 3

COMMITTEE

3.1    Administration.

(a)

The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 3. Unless otherwise specified herein, all references to the Committee shall refer to the Human Resources and Compensation Committee of the Company. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who qualify as “non-employee directors” under Rule 16b-3 of the Act and qualify as “outside directors” as defined in Treasury Regulation Section 1.162-27(e)(3). If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)	No member of the Board, the Committee or any employee or agent of the Company shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.

3.2    Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria (including Performance Measures), restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 9) to amend, cancel, or suspend Awards.

(b)	The Committee will have the authority to determine to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; and to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee.

(c)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, and to provide for subplans created under the Plan in any such jurisdiction outside the United States.

(d)	The Committee will have the authority and discretion to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to an Award granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(e)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Certificate of Incorporation and Bylaws and other organizational documents of the Company, and applicable state corporate law.

3.3    Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Code Section 162(m).

3.4    Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 4

OPTIONS AND SARS

4.1    Definitions.

(a)	Each Option granted under the Plan shall be subject to an Award Agreement. All Options granted under the Plan shall be NQO’s unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. ISO’s shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no ISO shall be granted to any Eligible Person who is ineligible to receive an ISO under the Code. No Option shall be treated as an ISO unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code. In the case of an ISO, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an ISO (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a NQO appropriately granted under the Plan.

(b)	A stock appreciation right (a “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 8.8, a payment equal to (or otherwise based on) the excess (if any) of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. Each SAR granted under the Plan shall be subject to an Award Agreement.

4.2    Exercise.  Unless otherwise provided by the Committee in an Award Agreement: (i) each Option and SAR shall vest and become exercisable with respect to 25% of the shares of Stock subject to such Option or SAR on each of the first four anniversaries of the Date of Grant (the “Option Period” or “SAR Period”, as applicable), subject to continued employment or service of the Participant through each such vesting date; (ii) both the unvested and the vested portion of an Option and SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause; (iii) upon retirement (in accordance with Company policy), each Option and SAR shall continue to vest on its regular schedule for 5 years, and are exercisable during such 5-year period (upon death after retirement, any then vested Options and SARs remain exercisable for 2 years following death); (iv) upon involuntary termination of employment or service with retirement eligibility at termination or immediately following any applicable severance period, each Option and SAR shall continue to vest on its regular schedule for 5 years and are exercisable during such 5-year period (upon death after such termination, any then vested Options and SARs remain exercisable for 2 years following death); (v) upon involuntary termination of employment or service prior to retirement eligibility, then vested Options and SARs remain exercisable for 5 years (upon death after such termination, any then vested Options/SARs remain exercisable for 2 years following death); (vi) upon death while employed, then vested Options and SARs remain exercisable for 2 years; (vii) any then vested Options and SARs remain exercisable for 3 months following termination of employment or service due to resignation (upon death after such resignation, any then vested Options and SARs remain exercisable for 1 year following death); and (viii) each Option and SAR shall continue vesting during any applicable short-term disability period, and upon becoming eligible for long-term disability benefits, each Option and SAR shall continue to vest on its regular schedule for 2 years (including short-term disability period) and remain exercisable for 3 years thereafter; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any

Option and/or SAR, which acceleration shall not affect the terms and conditions of such Option and/or SAR other than with respect to exercisability; and provided, further, that in no event shall any Option or SAR remain outstanding past its originally scheduled expiration date (and such originally scheduled expiration date shall not exceed ten years from the Date of Grant).

4.3    Payment of Option Exercise Price.  The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 4.3, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 4.3(c), payment may be made as soon as practicable after the exercise).

(b)	Subject to applicable law, the Exercise Price shall be payable in cash, check, cash equivalent or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee ; provided that, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this paragraph (b) shall be limited to shares held by the Participant for not less than six months prior to the payment date.

(c)	Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon (i) the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, (ii) upon a “net exercise” procedure approved by the Committee or (iii) such other method which is approved by the Committee. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised less such number of shares of Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes.

4.4    No Repricing.  Except for either adjustments pursuant to paragraph 8.3 (relating to changes in capital structure), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased after the Date of Grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower exercise price.

4.5    Compliance With Laws, etc.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

4.6    Grants of Options and SARs.  An Option may but need not be in tandem with a SAR, and a SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with a SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share.

SECTION 5

FULL VALUE AWARDS

5.1    Definition.  A “Full Value Award” is a grant (other than an Option or a SAR) of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including, without limitation, unrestricted

Stock, restricted Stock or restricted stock units, performance Stock or performance stock units, and deferred stock or deferred stock units), with such grant subject to the provisions of Section 7.2 and to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)	The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, or a combination of any of the foregoing.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Each Full Value Award shall be evidenced by an Award Agreement. Unless otherwise provided by the Committee in an Award Agreement: (i) all vested and unvested restricted stock units (“RSUs”) shall terminate upon termination of employment or service by the Company for Cause or upon the Participant’s resignation; (ii) upon retirement (in accordance with Company policy), RSUs continue to vest on their regular schedule (no further vesting after subsequent death); (iii) upon involuntary termination of employment or service with retirement eligibility at termination or immediately following any applicable severance period, RSUs continue to vest on their regular schedule (no further vesting after subsequent death); (iv) upon involuntary termination of employment or service prior to retirement eligibility, RSUs vest based on prorated time elapsed, including any applicable severance period (no further vesting after subsequent death); (v) upon death while employed, RSUs vest based on prorated time elapsed; and (vi) RSUs continue vesting on their regular schedule during short-term disability period (but cease vesting upon becoming eligible to receive long-term disability benefits) and vest based on prorated time elapsed, including any short term disability period.

SECTION 6

CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Each Cash Incentive Award shall be evidenced by an Award Agreement.

SECTION 7

RESTRICTIONS ON AWARDS

7.1    Performance-Based Compensation.  The Committee may designate an Award granted to any Participant as Performance-Based Compensation intended to qualify as “performance-based compensation” under Section 162(m) of the Code. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives, based on the Performance Measures selected by the Committee, and the following provisions of this Section 7.1 shall apply:

(a)

Discretion of Committee with Respect to Performance-Based Compensation.  With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period (which shall not be less than one year, except in the case of newly hired or newly promoted employees), the type(s) of Performance-Based Compensation to be issued, the Performance Measure that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance-Based Compensation to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence.

(b)	Performance Measures. The “Performance Measures” shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; EBITDA; EBITA; return on assets, net assets, and/or capital; return on stockholders’ equity; debt/equity ratio; working capital; safety; quality; the Company’s financial performance versus peers; cost reduction; productivity; market mix; or economic value added; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders equity and/or shares outstanding, investments or to assets or net assets. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Measure specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Measure it selects to use for such Performance Period.

(c)	Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measure without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance-Based Compensation granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) material acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

(d)	Payment of Performance-Based Compensation. Unless otherwise provided in the applicable Award Agreement, and except as otherwise provided in the Plan relating to vesting upon certain terminations of employment or service, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance-Based Compensation for such Performance Period. A Participant shall be eligible to receive payment in respect of Performance-Based Compensation only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance-Based Compensation has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(e)	Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance-Based Compensation earned for the period based upon the Performance Formula.

(f)	Timing of Award Payments. Unless otherwise provided in an Award Agreement, Performance-Based Compensation granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.1(f). Any Performance-Based Compensation that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to Performance-Based Compensation that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to Performance-Based Compensation that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

7.2    Three-Year Vesting.  If the right to become vested in an Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years or ratably (whether monthly, quarterly, annual or otherwise) over not less than a three-year period (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, or involuntary termination of employment or service) (as applicable, the “Minimum Vesting Schedule”); provided, however, that the foregoing limitation of this subsection 7.2 does not apply to an Award that is granted as an inducement to a person being hired or rehired by the Company or any of its Subsidiaries; provided, further, that the Committee in its discretion may modify or accelerate the vesting schedule of an Award, or remove, waive or modify any applicable performance objectives (subject to Section 7.1 in the case of an Award intended to qualify as Performance-Based Compensation), so long as in no event shall the revised vesting schedule be no more rapid than the Minimum Vesting Schedule.

SECTION 8

OPERATION AND ADMINISTRATION

8.1    Effective Date.  Subject to the approval by the stockholders of the Company at the Company’s 2008 annual meeting of its stockholders of both (a) the Plan and (b) the increase in the number of authorized shares of Stock of the Company to 150,000,000, the Plan shall be effective as of January 1, 2008 (the “Effective Date”); provided, however, that Awards may be granted contingent on such approvals by the stockholders of the Company at such annual meeting. In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

8.2    Shares and Other Amounts Subject to Plan.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)	Subject to the following provisions of this Section 8.2 and Section 8.3, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2,000,000 shares. After the approvals by the stockholders of the Company at the Company’s 2008 annual meeting of its stockholders as described in Section 8.1, no further awards shall be granted under any of the Prior Plans.

(c)	Any shares of Stock (i) tendered by a Participant or withheld by the Company in connection with the payment of the Exercise Price or (ii) tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation in connection with an Award or (iii) subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, in each case shall be counted toward the number of shares listed in Section 8.2(b).

(d)	To the extent provided by the Committee, any Award may be settled in cash rather than Stock, although if an Award provides for settlement in Stock, all shares of Stock covered by the Award shall be counted toward the number of shares listed in Section 8.2(b).

(e)	Any shares of Stock covered by an Award that are not delivered to a Participant or beneficiary because the Award is forfeited or canceled shall not be counted toward the number of shares listed in Section 8.2(b).

(f)	Any shares of Stock issued in connection with the substitution for, or assumption of, awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger, acquisition or business combination (collectively, “Substitute Awards”) shall not be counted toward the number of shares listed in Section 8.2(b).

(g)	Subject to Section 8.3, the following additional maximums are imposed under the Plan.

(i)	The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 2,000,000 shares, provided, that the Substitute Awards intended to qualify as ISOs, if any shall be counted toward the number of shares listed in this paragraph (i).

(ii)	The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 4 (relating to Options and SARs) shall be 300,000 shares. For purposes of this paragraph (ii), if an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)	The maximum number of shares of Stock that may be issued in conjunction with Awards granted to any one Participant during any one-calendar-year period pursuant to Section 5 (relating to Full Value Awards) and Section 6 (relating to Cash Incentive Awards, but only to the extent they are settled in Stock) shall be 200,000 shares. The maximum number of shares of Stock that may issued in conjunction with Awards granted pursuant to Section 5 (relating to Full Value Awards) and Section 6 (relating to Cash Incentive Awards, but only to the extent they are settled in Stock) over the life of the Plan shall be 1,000,000 shares.

(iv)	For Full Value Awards that are intended to be Performance-Based Compensation, no more than 200,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided further that:

(A)	If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B)	If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(v)	For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any Performance Period shall equal $200,000 multiplied by the number of calendar months included in that Performance Period; provided further that:

(A)	If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B)	If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

8.3    Changes in Capital Structure and Similar Events.  In the event of (x) a corporate transaction involving the Company (including, without limitation, any dividend or other distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, issuance of warrants or other rights to acquire Stock or other securities of the Company), (y) other similar corporate transaction or event that affects the shares of Stock, or (z) unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, then the Committee shall make an equitable or proportionate adjustment to prevent undue dilution or enlargement of the intended benefits or potential benefits of the Award consistent with the purposes of the Plan, including without limitation any or all of the following: (i) adjustment of the number and kind of shares or other securities which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; (iv) adjustment of any applicable performance measures (including without limitation, Performance Measures and Performance Goals and (v) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, (II) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and (III) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Stock subject thereto may be canceled and terminated without any payment or consideration therefor). Any adjustment in ISOs under this Section 8.3 (other than any cancellation of ISOs) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 8.3 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Act. The Company shall give each Participant notice of any adjustment hereunder.

8.4    General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following: The obligation of the Company to settle Awards in Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and

Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

8.5    Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. If permitted by the Committee (in its sole discretion), such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or (iv) by such other method as specified by the Committee.

8.6    Grant and Use of Awards.  The grant and use of Awards under the Plan shall be subject to the following:

(a)	In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 4.4 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

(b)	Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan in Section 8.2(b), the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including any Substitute Awards.

(c)	Notwithstanding the provisions of subsection 4.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of a company assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award.

8.7    Dividends and Dividend Equivalents.  An Award (including without limitation an Option or SAR) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award (both before and after the shares of Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

8.8    Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

8.9    Transferability.

(a)	Except as otherwise provided by the Committee, no Award under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)	Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than ISOs) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. and provided further that any Permitted Transferee may be required by the Committee to execute an agreement satisfactory to the Company evidencing its agreement to be bound by and subject to all of the terms and conditions of the Plan and any applicable Award Agreement relating to the transferred Award.

(c)	The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iv) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

8.10    Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in a writing (which may be electronic) filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.11    Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

8.12    Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

8.13    Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.14    Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

(c)	There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

8.15    Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.16    Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

8.17    Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

8.18    No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

8.19    Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

8.20    Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

8.21    Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

8.22    Severability.  If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.23    Obligations Binding on Successors.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

8.24    Code Section 162(m) Re-approval.  If so determined by the Committee, the provisions of the Plan regarding Performance-Based Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

8.25    Code Section 409A.    It is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to or for the benefit of a Participant subject to U.S. tax (a “U.S. Participant”) may not be reduced by, or offset against, any amount owing by the Participant to the Corporation or any of its Affiliates. Notwithstanding anything in this Plan to the contrary, if a U.S. Participant becomes entitled to receive payment in respect of any Award as a result of his or her “separation from service” (within the meaning of Section 409A of the Code), and the U.S Participant is a “specified employee” (within the meaning of Section 409A of the Code) at the time of his or her separation from service, and the Committee makes a good faith determination that (i) all or a portion of the Award constitutes “deferred compensation” (within the meaning of Section 409A of the Code) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such separation from service is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then payment of such “deferred compensation” shall not be made to the U.S Participant before the date which is six months after the date of his or her separation from service (and shall be paid (without interest, dividends, dividend equivalents or any compensation for any loss in market value or otherwise which occurs during such period) in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the U.S Participant’s date of death. (For illustrative purposes only, if a U.S Participant who is a specified employee subject to the provisions of the previous sentence incurs a separation from service on January 16 of a calendar year, any payments of deferred compensation that would be payable to such U.S Participant during the six-month period from such January 16 through July 16 shall be accumulated and paid in a single lump sum to such U.S Participant on July 17 of such calendar year, or, if earlier, such U.S Participant’s date of death.) Each U.S Participant, any beneficiary or the U.S Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such U.S Participant or beneficiary or the U.S Participant’s estate harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A of the Code.

SECTION 9

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to Section 8.3 shall not be subject to the foregoing limitations of this Section 9; and further provided that the provisions of subsection 4.4 (relating to repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the determination of “material revision” to be made in accordance with the definition provided under the rules of the New York Stock Exchange. Unless otherwise determined by the Board, no amendment requiring stockholder approval under Treasury Regulation Section 1.162-27 or Section 422 of the Code shall be valid unless such stockholder approval is secured as provided therein.

*        *        *        *        *         *        *        *        *        *         *

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer this             day of             , 2008.

ABITIBIBOWATER INC.

By:
Name:
Title:

APPENDIX B: CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT OF

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ABITIBIBOWATER INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

AbitibiBowater Inc., a Delaware corporation, (the “Corporation”), does hereby certify as follows:

FIRST: Article Four of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read, in its entirety, as set forth below:

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is One Hundred Sixty Million (160,000,000), consisting of Ten Million (10,000,000) shares of Serial Preferred Stock, $1.00 par value, and One Hundred Fifty Million (150,000,000) shares of Common Stock, $1.00 par value.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

B-1

Sign, date and return the proxy card promptly using the enclosed envelope.

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE Vote MUST be indicated by “x” in black X or blue ink.

The Board of Directors recommends a vote “FOR” Proposal No. 1.

1. Election of four nominees to serve as Class I directors FOR ALL WITHHOLD ALL FOR ALL EXCEPT

Nominees Class I: 01 William E. Davis; 02 Ruth R. Harkin; 03 Lise Lachapelle; 04 John A. Rolls

To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write that nominee’s name in the space provided below.

EXCEPTIONS

The Board of Directors recommends a vote “FOR” Proposal No. 2.

2. Approval of 2008 Equity Incentive Plan FOR AGAINST ABSTAIN

The Board of Directors recommends a vote “FOR” Proposal No. 3.

3. Proposal to increase the number of authorized shares of common stock FOR AGAINST ABSTAIN

The Board of Directors recommends a vote “FOR” Proposal No. 4.

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2008 fiscal year FOR AGAINST ABSTAIN

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

Signature

Signature if held jointly Dated: , 2008

(Signature should conform exactly to name shown on this proxy card. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/abh

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

ABITIBIBOWATER INC.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 5, 2008

The undersigned appoints John W. Weaver and David J. Paterson, or either one of them, each with full power of substitution, as proxies for the undersigned, to vote all of the shares of common stock of AbitibiBowater Inc. held of record by the undersigned on April 18, 2008 at the annual meeting of stockholders to be held on June 5, 2008 and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxyholders will vote this proxy FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Proxyholders will vote, in their discretion, upon any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE